As filed with the Securities and Exchange Commission on June 14, 2006
                            Registration Number 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              (AMENDMENT NO. ____)

                          TRINITY LEARNING CORPORATION
                 (Name of Small Business Issuer in its Charter)


               Utah                            8200                73-0981865
         ----------------                ---------------       -----------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification
                                                                      No.)

                           4101 International Parkway
                             Carrollton, Texas 75007
                                 (972) 309-4000
                                 --------------
          (Address and telephone number of principal executive offices)

                                 Dennis J. Cagan
                             Chief Executive Officer
                          Trinity Learning Corporation.
                           4101 International Parkway
                             Carrollton, Texas 75007
                                 (972) 309-4000
                                 --------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                               Tel: (212) 930-9700
                               Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_| ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum
Title of Each Class of          Amount To Be    Offering Price Per Share       Proposed Maximum       Amount of Registration
Securities to be Registered      Registered               (1)             Aggregate Offering Price             Fee
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value          14,838,959                0.10$                1,483,896$                   158.78$
$0.001(2)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value           1,176,000                0.10$                  117,600$                    12.58$
$0.001(3)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value           3,985,041                0.21$               836,858.61$                    89.54$
$0.001(4)
----------------------------------------------------------------------------------------------------------------------------
Total                            20,000,000                                  2,438,354.61$                   260.90$
----------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The average of the high and low price per share of the Registrant's Common Stock on the Over-The-Counter Bulletin Board as of June 12, 2006 was $0.10 per share.

(2) Represents shares issuable upon conversion of senior secured convertible debentures. In accordance with the terms of the senior secured convertible debentures, the number of shares included herein was determined assuming: (i) conversion of the entire $4,500,000 principal amount under the senior secured convertible debentures plus accrued interest at the annual rate of 15% until maturity, or four years from the date of issuance, taking into effect the requirement of redemption of 1/24 of the face amount of the debenture each month beginning on April 1, 2008, and (ii) a conversion price of $0.25. Pursuant to the registration rights agreement, the resulting number of shares was multiplied by a factor of 1.3.

(3) Pursuant to the requirements of the registration rights agreement, represents (i) shares of Common Stock previously issued by the Company to several investors in connection with a bridge financing transaction entered into in March of 2005, and (ii) shares of Common Stock underlying the warrants held by certain warrant holders exercisable at weighted average price of $0.19 per share. Pursuant to the registration rights agreement, the resulting number of shares was multiplied by a factor of 1.3.

(4) Represents shares issuable upon exercise of warrants exercisable at a price of $0.21, price equal to 120% of Closing Bid price of the Company's Common Stock on the day that is one day prior to the Closing Date as defined the Securities Purchase Agreement and Common Stock Purchase Warrant entered into on March 31, 2006. Pursuant to the registration rights agreement, the resulting number of shares was multiplied by a factor of 1.3.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION

                               DATED JUNE 14, 2006

                          TRINITY LEARNING CORPORATION

                        20,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 20,000,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

The total number of shares sold herewith consists of the following shares to be issued to the selling stockholders: (i) up to 15,496,135 shares issuable upon conversion of convertible debentures, and (ii) 4,503,865 shares issuable upon the exercise of warrants. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise, if any, of warrants to purchase up to 4,503,865 shares of common stock. All costs associated with this registration will be borne by us.

Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "TTYL.OB."

On June 5, 2006, the last reported sale price for our common stock on the OTC Bulletin Board was $0.10 per share.

Investing  in  these  securities  involves  significant  risks.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The  date  of  this  Prospectus  is  June  14,  2006

                               TABLE OF CONTENTS

                                                                            Page


Prospectus Summary ........................................................    1
Risk Factors ..............................................................    3
Forward Looking Statements ................................................    8
Use of Proceeds ...........................................................    9
Management's Discussion and Analysis or Plan of Operation .................    9
Business ..................................................................   15
Legal Proceedings .........................................................   22
Description of Property ...................................................   22
Directors and Executive Officers ..........................................   23
Executive Compensation ....................................................   26
Security Ownership of Certain Beneficial Owners and Management ............   27
Certain Relationships and Related Transactions ............................   28
Market for Common Equity and Related Stockholder Matters ..................   29
Selling Stockholders ......................................................   30
Description of Securities .................................................   31
Plan of Distribution ......................................................   32
Legal Matters .............................................................   34
Experts ...................................................................   34
Where You Can Find More Information .......................................   35
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities ............................................   35
Index to Consolidated Financial Statements ................................  F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Trinity Learning Corporation is referred to throughout this prospectus as "Trinity," "Company," "we" or "us."

GENERAL

We are a publicly held global learning company that specializes in providing technology-enabled learning and certification solutions for corporations, organizations and individuals in multiple global industries. Historically, we have focused our marketing on medium to large businesses and organizations that wish to provide workplace training and certification to their employees in a cost effective and efficient manner. In addition to internal growth through business development and expansion of sales and marketing in existing operations, we have pursued a strategy of acquiring and integrating other operating companies with established customer bases in strategic markets and industry segments. Today, target acquisition candidates typically are expected to meet one or more of these criteria:

     -    core  operations  in  the  United  States

     -    prime  customer  relationships  in  North  America

     - international sales channels through agents, partners, or sales offices

     - content that can be leveraged by the Company's state-of-the-art production and communication facility in Carrollton, Texas

RECENT  DEVELOPMENTS

Trinity  Workplace  Learning

In April, 2005, we completed the acquisition of the key operating assets of the Primedia Workplace Learning division ("PWPL") of PRIMEDIA, Inc., including PWPL' s content libraries, trademarks, brands, intellectual property, databases and physical assets. Also included was a 200,000 square foot state-of-the-art workplace learning content production and delivery facility in Carrollton, Texas, which is used to deliver integrated learning solutions to professionals in the homeland security, healthcare, industrial, fire and emergency, government, law enforcement and private security markets. We operate the acquired assets as a wholly-owned subsidiary under the name Trinity Workplace Learning ("TWL").

The content library is used by over 7,000 clients to train, educate and certify employees in the areas of state and federal regulatory compliance, ongoing job certification, continuing education, risk mitigation and in-service education. In addition to its traditional delivery capabilities such as VHS, DVD, CD-ROM, Internet and print, the PWPL acquisition makes the Company one of the largest US providers of satellite-delivered learning content. The satellite network consists of seven channels that are spread over three key areas: healthcare, government and industrial. These satellite channels have long-established and well-respected brand names in their respective industries.

The division, subsequently renamed the Trinity Workplace Learning division ("TWL"), serves as our primary content creation, marketing and delivery platform. With a comprehensive video production and distribution platform, including satellite uplinks and downlinks, plus live and archived Internet broadcasting capabilities, we have the ability to reach customers and learners around the world from one central facility.

Private  Financing  Transaction

On March 31, 2006, we entered into a Securities Purchase Agreement with certain accredited investors for the issuance of an aggregate of $4,500,000 in face amount of 15% Senior Secured Convertible Debentures (the "Debentures") maturing March 31, 2010, and four year warrants (the "Warrants") to purchase an aggregate of 7,200,000 shares of common stock of the Company. The Debentures accrue interest at a rate of 15% per annum.

The Debentures are convertible into shares of the Company's common stock at a price equal to $0.25 per share. The Company is obligated to pay 1/24th of the face amount of the Debenture on the first of every month, starting March 31, 2008, which payment can be made in cash or in common stock of the Company. The Company may pay this amortization payment in cash or in stock at the lower of $0.25 per share (the "Set Price") or 80% of the volume weighted average price of the Company's stock for the twenty trading days prior to the repayment date. The Company's obligation to repay Debentures is secured by all of its assets, and the assets of its wholly owned subsidiary, Trinity Workplace Learning Corporation (the "Subsidiary"), pursuant to a certain Security Agreement which the Company and the Subsidiary entered into with the investors on March 31, 2006. In addition, the Company's Subsidiary entered into a Subsidiary Guarantee with the investors on March 31, 2006 pursuant to which the Subsidiary agreed to guarantee the Company's repayment of the Debentures to the investors.

In the event of default, the investors may require payment, which shall be the greater of: (A) 130% of the principal amount of the Debenture to be prepaid, plus all accrued and unpaid interest thereon, or (B) the principal amount of the Debenture to be prepaid, divided by the conversion price on (x) the date the default amount is demanded or otherwise due or (y) the date the default amount is paid in full, whichever is less, multiplied by the volume weighted average price on (x) the date the default amount is demanded or otherwise due or (y) the date the default amount is paid in full, whichever is greater.

The Warrants are exercisable into shares of the Company's common stock at a price equal 120% of closing bid price of the Company's common stock on the day that is one day prior to the initial closing date. If at any time after one year from the date of issuance of the Warrant, there is no effective registration statement registering the resale of the shares underlying the Warrant, then the Warrant may be exercised at such time by means of a cashless basis. The number of shares underlying the warrants equals 40% of the shares of common stock issuable on full conversion of the Debentures at the Set Price (as if the Debentures were so converted on March 31, 2006).

The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the investors' position.

The investors have agreed to restrict their ability to convert their debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion of the Debentures does not exceed 4.99% or exercise of the Warrants does not exceed 9.99% of the then issued and outstanding shares of common stock. Furthermore, the investors may exercise the Warrants on a cashless basis if the shares underlying the Warrants are not then registered. In the event of a cashless exercise, we will not receive any proceeds.

To meet our present and future liquidity requirements, we are continuing to seek additional funding through private placements, conversion of outstanding loans and payables into common stock, development of the business of our newly-acquired subsidiaries, collections on accounts receivable, and through additional acquisitions that have sufficient cash flow to fund subsidiary operations. There can be no assurance that we will be successful in obtaining more debt and/or equity financing in the future or that our results of operations will materially improve in either the short- or the long-term. Based upon our cash balance at June 1, 2006 we will not be able to sustain operations for approximately two months without additional sources of financing. If we fail to obtain such financing and improve our results of operations, we will be unable to meet our obligations as they become due. That would raise substantial doubt about our ability to continue as a going concern.

Our principal executive office is located at 4101 International Parkway, Carrollton, Texas 75007 and our telephone number at that location is (972) 309-4000.

This Offering


Shares offered by Selling
Stockholders......................  Up to 20,000,000 shares, consisting of
                                    14,838,959 shares issuable upon the
                                    conversion of secured convertible notes, up to 3,985,041 shares issuable upon the exercise of warrants, and up to 518,824 shares and up to 657,176 warrants previously issued to several investors in March of 2005.

Common Stock to be outstanding
after the offering................  61,615,513 *


Use of Proceeds...................  We will not receive any proceeds from the sale of the common stock hereunder. See "Use of Proceeds" for a complete description.

Risk Factors......................  The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 3

OTC Bulletin Board
Trading Symbol....................  TTYL.OB

* Based on the current issued and outstanding number of shares of 41,615,513 as of June 5, 2006, and assuming issuance of all shares registered herewith, the number of shares offered herewith represents approximately 48.06% of the total issued and outstanding shares of common stock.

                                  RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

RISKS  RELATED  TO  OUR  BUSINESS
---------------------------------

WE HAVE INCURRED SIGNIFICANT LOSSES TO DATE AND EXPECT TO CONTINUE TO INCUR LOSSES.

During the fiscal years ended June 30, 2005 and 2004 we incurred net losses of approximately $15,615,042 and $11,462,063, respectively. For nine months ended March 31, 2006 and 2005, we incurred net losses of approximately $14,279,161 and $6,904,182, respectively. As of June 30, 2005, we had an accumulated deficit of approximately $38,266,018. As of March 31, 2006, we had an accumulated deficit of approximately $52,545,179. We expect to continue to incur losses for at least the next 12 months. Continuing losses will have an adverse impact on our cash flow and may impair our ability to raise additional capital required to continue and expand our operations.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION WHICH MAY MAKE IT MORE DIFFICULT FOR US TO RAISE CAPITAL.

Our auditors have included a going concern opinion on our financial statements because of concerns about our ability to continue as a going concern. These concerns arise from the fact that we have not generated sufficient cash flows to meet our obligations and sustain our operations. If we are unable to continue as a going concern, you could lose your entire investment in us.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY HAVE TO REDUCE OUR BUSINESS OPERATIONS.

Although we have entered into securities purchase agreements providing for $4.5 million financing, we will likely be required to raise additional financing. We anticipate, based on currently proposed plans and assumptions relating to our business, that we will require approximately $4 million to satisfy our operations and capital requirements for the next 12 months. Therefore, if our marketing campaign is not successful in promoting sales of our products, we will be required to seek additional financing. We will also require additional financing to expand into other markets and further develop our products and services. With the exception of the $4.5 million financing described in "Recent Developments" section of Prospectus Summary, we have no current arrangements with respect to any additional financing. Consequently, there can be no assurance that any additional financing will be available when needed, on commercially reasonable terms or at all. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR BUSINESS STRATEGY IS BASED ON ACQUIRING AND CONSOLIDATING ADDITIONAL SUITABLE OPERATING COMPANIES AT ATTRACTIVE VALUATIONS.

Our growth strategy includes integrating our recent acquisitions and building a world-wide learning technology company. Acquisitions involve various inherent risks, such as:

- The ability to assess accurately the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates;

-         The potential  loss  of  key  personnel  of  an  acquired  business;

- The ability to integrate acquired businesses and to achieve identified financial and operating synergies anticipated to result from an acquisition; and

- Unanticipated changes in business and economic conditions affecting an acquired business.

WE NEED TO SUCCESSFULLY INTEGRATE RECENTLY ACQUIRED AND POTENTIAL ADDITIONAL OPERATING COMPANIES.

As a result of recent acquisitions and, as part of our general business strategy, we expect to experience significant growth and expect such growth to continue into the future. This growth is expected to place a significant strain on our management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company's financial condition or results of operations.

There can be no assurance that we will be able to effectively integrate the acquired companies with our own operations. Expansion will place significant demands on our marketing, sales, administrative, operational, financial and management information systems, controls and procedures. Accordingly, our performance and profitability will depend on the ability of our officers and key employees to (i) manage our business and our subsidiaries as a cohesive enterprise, (ii) manage expansion through the timely implementation and maintenance of appropriate administrative, operational, financial and management information systems, controls and procedures, (iii) add internal capacity, facilities and third-party sourcing arrangements as and when needed, (iv) maintain service quality controls, and (v) attract, train, retain, motivate and manage effectively our employees. There can be no assurance that we will integrate and manage successfully new systems, controls and procedures for our business, or that our systems, controls, procedures, facilities and personnel, even if successfully integrated, will be adequate to support our projected future operations. Any failure to implement and maintain such systems, controls and procedures, add internal capacity, facilities and third-party sourcing arrangements or attract, train, retain, motivate and manage effectively our employees could have a material adverse effect on our business, financial condition and results of operations.

OUR  BUSINESS  MIGHT  NEVER  BECOME  PROFITABLE.

We have never been profitable. We have a substantial accumulated deficit, and we expect our cumulative net losses and cumulative negative cash flow to continue until we can increase our revenues and/or reduce our costs. Long-term demand for our service will depend upon, among other things, whether we obtain and produce high quality programming consistent with consumers' tastes; the willingness of consumers to pay for our products and services; the cost and availability of our leased satellites; our marketing and pricing strategy; and the marketing and pricing strategy of our competitors. If we are unable ultimately to generate sufficient revenues to become profitable and have positive cash flow, we could default on our commitments and may have to discontinue operations or seek a purchaser for our business or assets.

FAILURE  OF  OUR  LEASED  SATELLITES  WOULD  SIGNIFICANTLY  DAMAGE OUR BUSINESS.

We lease one satellite for use in our Workplace Learning business. Satellites are subject to a number of risks including: degradation and durability of solar panels, quality of construction; random failure of satellite components, which could result in significant damage to or loss of a satellite; amount of fuel satellites consume; and damage or destruction by electrostatic storms or collisions with other objects in space, which occur only in rare cases. In the ordinary course of operation, satellites experience failures of component parts and operational and performance anomalies. These failures and anomalies are expected to continue in the ordinary course, and it is impossible to predict if any of these future events will have a material adverse effect on our operations.

OUR NATIONAL BROADCAST STUDIO, TERRESTRIAL REPEATER NETWORK, SATELLITE UPLINK FACILITY OR OTHER GROUND FACILITIES COULD BE DAMAGED BY NATURAL CATASTROPHES OR TERRORIST ACTIVITIES.

An earthquake, tornado, flood, terrorist attack or other catastrophic event could damage our national broadcast studio, terrestrial repeater network or satellite uplink facility, interrupt our service and harm our business. We do not have replacement or redundant facilities that can be used to assume the functions of our terrestrial repeater network, national broadcast studio or satellite uplink facility in the event of a catastrophic event. Any damage to the satellite that transmits to our terrestrial repeater network would likely result in degradation of our service for some subscribers and could result in complete loss of service in certain areas. Damage to our national broadcast studio would restrict our programming production and require us to obtain programming from third parties to continue our service. Damage to our satellite uplink facility could result in a complete loss of service until we could identify a suitable replacement facility and transfer our operations to that site.

WE  ARE  EFFECTIVELY  CONTROLLED  BY  OUR  OFFICERS  AND  DIRECTORS.

Our directors and executive officers beneficially own a significant percentage of the company's outstanding shares of common stock. As a result, these people exert substantial influence over our affairs and may have the ability to substantially influence all matters requiring approval by the stockholders, including the election of directors.

WE ARE SUBJECT TO COMPLIANCE WITH SECURITIES LAW, WHICH EXPOSES US TO POTENTIAL LIABILITIES, INCLUDING POTENTIAL RESCISSION RIGHTS.

We have periodically offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

OUR GROWTH STRATEGY IS DEPENDENT ON A VARIETY OF REQUIREMENTS, ANY ONE OF WHICH MAY NOT BE MET.

Our growth strategy and future profitability will be dependent on our ability to recruit additional management, operational and sales professionals and to enter into contracts with additional customers in global markets. There can be no assurance that our business development, sales, or marketing efforts will result in additional customer contracts, or that such contracts will result in profitable operations. Further, our growth strategy includes plans to achieve market penetration in additional industry segments. In order to remain competitive, we must (a) continually improve and expand our workplace learning and other curricula, (b) continually improve and expand technology and management-information systems, and (c) retain and/or recruit qualified personnel including instructional designers, computer software programmers, learning consultants, sales engineers, and other operational, administrative and sales professionals. There can be no assurance that we will be able to meet these requirements.

OUR BUSINESS WILL SUFFER IF TECHNOLOGY-ENABLED LEARNING PRODUCTS AND SERVICES ARE NOT WIDELY ADOPTED.

Our technology-enabled solutions represent a new and emerging approach for the workplace learning and education, and training market. Our success will depend substantially upon the widespread adoption of e-learning products for education and training. The early stage of development of this market makes it difficult to predict customer demand accurately. A delay in, or failure of, this market to develop, whether due to technological, competitive or other reasons, would severely limit the growth of our business and adversely affect our financial performance.

WE  FACE  SIGNIFICANT  COMPETITION  FROM  OTHER  COMPANIES.

The education marketplace is fragmented yet highly competitive and rapidly evolving, and is expected to continue to undergo significant and rapid technological change. Other companies may develop products and services and technologies superior to our services, which may result in our services becoming less competitive. Many of these companies have substantially greater financial, manufacturing, marketing and technical resources than we do and represent significant long-term competition. To the extent that these companies offer comparable products and services at lower prices or at higher quality and more cost effectively, our business could be adversely affected. Our future growth depends on successful hiring and retention, particularly with respect to sales, marketing and development personnel, and we may be unable to hire and retain the experienced professionals we need to succeed.

Failure on our part to attract and retain sufficient skilled personnel, particularly sales and marketing personnel and product development personnel, may limit the rate at which we can grow, may adversely affect our quality or availability of our products and may result in less effective management of our business, any of which may harm our business and financial performance.
Qualified personnel are in great demand throughout the learning and software development industry. Moreover, newly hired employees generally take several months to attain full productivity, and not all new hires satisfy performance expectations.

THE LENGTH OF THE SALES CYCLE FOR SERVICES MAY MAKE OUR OPERATING RESULTS UNPREDICTABLE AND VOLATILE.

The period between initial contact with a potential customer and the purchase of our products by that customer typically ranges from six to eighteen months. Factors that contribute to the long sales cycle include (a) the need to educate potential customers about the benefits of our services; (b) competitive evaluations and bidding processes managed by customers; (c) customers' internal budgeting and corporate approval processes; and (d) the fact that large corporations often take longer to make purchasing decisions due to the size of their organizations.

OUR BUSINESS MAY SUFFER IF WE ARE NOT SUCCESSFUL IN DEVELOPING, MAINTAINING AND DEFENDING PROPRIETARY ASPECTS OF TECHNOLOGY USED IN OUR PRODUCTS AND SERVICES.

Our success and ability to compete are dependent, to a significant degree, on our ability to develop and maintain the proprietary aspects of our technology and operate without infringing the proprietary rights of others. Litigation may be necessary in the future to enforce our intellectual property rights, to protect trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation, even if we prevailed, could be costly and divert resources and could have a material adverse effect on our business, operating results and financial condition. We can give no assurance that our means of protecting our proprietary rights will be adequate, or that our competitors will not independently develop similar technology. Any failure by us to protect our intellectual property could have a material adverse effect on our business, operating results and financial condition.

There can be no assurance that other parties will not claim that our current or future products infringe their rights in the intellectual property. We expect that developers of enterprise applications will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and as the functionality of products in different segments of the software industry increasingly overlaps. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require us to enter into marginally acceptable terms. A successful infringement claim against us and our failure or inability to license the infringed rights or develop license technology with comparable functionality, could have a material adverse effect on our business, financial condition and operating results.

We integrate third-party software into some of our products. This third-party software may not continue to be available on commercially reasonable terms. We believe, however, there are alternative sources for such technology. If we are unable to maintain licenses to the third-party software included in our products, distribution of our products could be delayed until equivalent software could be developed or licensed and integrated into our products. This delay could materially adversely affect our business, operating results and financial condition.

INABILITY TO FIND A QUALIFIED PERMANENT CHIEF EXECUTIVE OFFICER, COULD IMPAIR OUR ABILITY TO OPERATE.

If we are unable to retain in the future the services of our current Chief Executive Officer, Dennis J. Cagan, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified management personnel. We are highly dependent on our management, in particular, our Chief Executive Officer, who is critical to the development of our technologies and business. There can be no assurance that we will be successful in our attempts to find a qualified replacement. Our inability to find a qualified permanent Chief Executive Officer could have a material adverse effect on our operations. If we are unable to find this individual, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies. We do not have key man life insurance in place for any person working for us.

LAWS AND REGULATIONS CAN AFFECT OUR OPERATIONS AND MAY LIMIT OUR ABILITY TO OPERATE IN CERTAIN JURISDICTIONS.

Providers of educational programs to the public must comply with many laws and regulations of federal, state and international governments. We believe that we and our operating subsidiaries are in substantial compliance with all laws and regulations applicable to our learning business in the various jurisdictions in which we and our subsidiaries operate. However, laws and regulations in the various jurisdictions in which our subsidiaries operate that target educational providers could affect our operations in the future and could limit the ability of our subsidiaries to obtain authorization to operate in certain jurisdictions. If we or various of our subsidiaries had to comply with, or was found in violation of, a jurisdiction's current or future licensing or regulatory requirements, we could be subject to civil or criminal sanctions, including monetary penalties; we could also be barred from providing educational services in that jurisdiction. In addition, laws and regulatory decisions in many areas other than education could also adversely affect our operations. Complying with current or future legal requirements could have a material adverse effect on our operating results and stock price.

CHANGES IN EXCHANGE RATES CAN UNPREDICTABLY AND ADVERSELY AFFECT OUR CONSOLIDATED OPERATING RESULTS.

Our consolidated financial statements are prepared in U.S. dollars, while the operations of our foreign subsidiaries are conducted in their respective local currencies. Consequently, changes in exchange rates can unpredictably and adversely affect our consolidated operating results, and could result in exchange losses. We do not hedge against the risks associated with fluctuations in exchange rates. Although we may use hedging techniques in the future, we may not be able to eliminate or reduce the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock price.

OUR BUSINESS IS ALSO SUBJECT TO OTHER RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS.

Our financial results may be adversely affected by other international risks, such as:

     -    Difficulties  in  translating  our  courses  into  foreign  languages;
     -    International  political  and  economic  conditions;
     -    Changes  in  government  regulation  in  various  countries;
     -    Trade  barriers;
     - Difficulty in staffing foreign offices, and in training and retaining foreign instructors;
     -    Adverse  tax  consequences;  and
     -    Costs  associated  with  expansion  into  new  territories.

RISKS  RELATING  TO  OUR  CURRENT  FINANCING  AGREEMENT:
-------------------------------------------------------

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES DUE MARCH 31, 2010, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of June 5, 2006, we had 41,615,513 shares of common stock issued and outstanding. As of June 5, 2006, we had outstanding options and warrants to purchase additional 44,258,657 shares of common stock. In the offering pursuant to this registration statement, the selling stockholders may sell up to 15,496,135 shares of common stock and 4,503,865 shares of common stock underlying warrants.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

On March 31, 2006, we entered into a Securities Purchase Agreement for the sale of an aggregate of $4,500,000 in principal amount of secured convertible debentures. The secured convertible notes are due and payable, with 15% interest, four years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, or our failure to timely file a registration statement or have such registration statement declared effective, could require the early repayment of the secured convertible debentures, including a default interest rate of 18% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. At the present moment, we do not anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible debentures. However, if we are required to repay the secured convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS  RELATED  TO  OUR  COMMON  STOCK:
--------------------------------------

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO DISPOSE OF YOUR STOCK.

Our common stock has been quoted on the OTC Bulletin Board under the symbol "TTYL.OB" since November 21, 2001. There is a limited trading market for our common stock. For example, approximately more than one-third of the trading days during November of 2005 saw no trading in our stock at all. During that same period, the largest number of shares traded in one day was 435,000. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

OUR HISTORIC STOCK PRICE HAS BEEN VOLATILE AND THE FUTURE MARKET PRICE FOR OUR COMMON STOCK MAY CONTINUE TO BE VOLATILE. FURTHER, THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. THIS MAY MAKE IT DIFFICULT FOR YOU TO SELL OUR COMMON STOCK FOR A POSITIVE RETURN ON YOUR INVESTMENT.

The public market for our common stock has historically been very volatile. Since the day out stock began being quoted on the Over-The-Counter Bulletin Board on November 21, 2001and through June 5, 2006, the market price for our common stock has ranged from $2.10 to $0.10. Any future market price for our shares may continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that often are unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock for a positive return on your investment.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Penny stocks sold in violation of the applicable rules may entitle the buyer of the stock to rescind the sale and receive a full refund from the broker.

Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

WE HAVE NOT PAID CASH DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY CASH DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR STOCK.

We have never paid cash dividends on our stock and do not anticipate paying cash dividends on our stock in the foreseeable future. The payment of cash dividends on our stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay cash dividends, our stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

USE  OF  PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. We will, however, receive proceeds from the exercise, if any, of warrants to purchase 4,503,865 shares of common stock.

                           FORWARD-LOOKING STATEMENTS

Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a)  volatility  or  decline  of  our  stock  price;

(b)  potential  fluctuation  in  quarterly  results;

(c)  our  failure  to  earn  revenues  or  profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e)  inadequate  capital  to  continue  business;

(f)  changes  in  demand  for  our  products  and  services;

(g)  rapid  and  significant  changes  in  markets;

(h)  litigation  with  or  legal  claims  and  allegations  by  outside parties;

(i)  insufficient  revenues  to  cover  operating  costs.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we will receive proceeds from the exercise, if any, of the warrants owned by the selling stockholders.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION WHICH SETS FORTH MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE FISCAL QUARTER ENDED MARCH 31, 2006, SHOULD BE READ IN CONJUNCTION WITH OUR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES TO THOSE STATEMENTS. IN ADDITION TO HISTORICAL INFORMATION, THE FOLLOWING DISCUSSION AND OTHER PARTS OF THIS REGISTRATION STATEMENT CONTAIN FORWARD-LOOKING INFORMATION THAT INVOLVES RISKS AND UNCERTAINTIES.

RESULTS  OF  OPERATIONS

THIRD QUARTER ENDED MARCH 31, 2006 AS COMPARED TO THE THIRD QUARTER ENDED MARCH 31, 2005

Our revenues for third quarter 2006 were $6,147,414, as compared to $518,095 for the third quarter 2005. This increase in revenues is due primarily to the acquisition of Primedia Workplace Learning. The three month period in 2005 comprises three months' revenue of RMT, TouchVision and VILPAS while 2006 includes revenues of RMT, TouchVision, VILPAS and Trinity Workplace Learning.

Costs of sales, which consist of labor, hardware costs, cost of goods sold and other incidental expenses, was $1,746,910 for the third quarter 2006 as compared to $62,228 for the third quarter 2005, resulting in gross profit of $4,400,504 for the third quarter 2006, as compared to $455,867 for the third quarter 2005. This increase in costs and in gross profit was due to the acquisition of Primedia Workplace Learning. Operating expenses for third quarter 2006 were $10,801,557 as compared to $2,563,293 for the third quarter 2005. This increase was due primarily to acquisition of Primedia Workplace Learning along with increases in selling, general and administrative costs as well as amortization expense.

Other Expense for the third quarter of 2006 reflected income of $1,734,323 compared to expense of $1,041,525 for the third quarter 2005. This income is primarily due to recognizing a gain on the non-conversion of contingently redeemable stock of $2,210,000.

We reported net loss available for common stockholders of $4,666,730 or $0.11 per share for the third quarter 2006, compared with a net loss of $3,104,016 or $0.10 per share for the third quarter 2005.

NINE MONTHS ENDED MARCH 31, 2006 AS COMPARED TO THE NINE MONTHS ENDED MARCH 31, 2005

Our sales revenue for the nine months ended March 31, 2006 were $20,171,919, as compared to $2,328,592 for the nine months ended March 31, 2005. This increase in revenues was primarily due to the acquisition of Primedia Workplace Learning. The nine month period in 2005 comprises nine months' revenue of RMT, TouchVision and Vilpas while the nine month period in 2006 comprises nine months' of RMT, TouchVision, Vilpas and Trinity Workplace Learning.

Costs of sales, which consist of labor and hardware costs, and other incidental expenses, was $4,482,252 for the nine months ended March 31, 2006 as compared to $280,563 for the nine months ended March 31, 2005, resulting in gross profit of $15,689,667 for the nine months ended March 31, 2006 as compared to $2,048,029 for the nine months ended March 31, 2005. This increase is due primarily to acquisition of Primedia Workplace Learning.

Operating expenses for the nine months ended March 31, 2006 were $27,593,669 as compared to $6,029,025 for the nine months ended March 31, 2005. This increase was due primarily to the acquisition of Primedia Workplace Learning resulting in increases in selling, general and administrative costs as well as depreciation and amortization expense.

Other Expense of $2,178,679 for the nine months ended March 31, 2006 was $836,550 less than that for the nine months ended March 31, 2005. This decrease in expense is primarily due to a gain recognized on the non- conversion of contingently redeemable stock of $2,210,000 and prior year losses in associated companies of $1,837,719 offset by a loss on conversion of notes payable $1,430,858 and increases in net interest expense of $1,783,408. Included in interest expense of $2,775,431 is $1,495,564 attributable to amortization of discounts on the Laurus note.

We reported net loss available for common stockholders of $14,279,161 or $0.36 per share for the nine months ended March 31, 2006, compared with a net loss of $6,904,182 or $0.22 per share for the nine months ended March 31, 2005.

LIQUIDITY  AND  CAPITAL  RESOURCES

AS  OF  THIRD  QUARTER  ENDED  MARCH  31,  2006

Our expenses are currently greater than our revenues. We have a history of losses, and our accumulated deficit as of March 31, 2006 was $52,545,179 as compared to $38,266,018 as of June 30, 2005.

At March 31, 2006, we had an unrestricted cash balance of $1,250,652 compared to $752,261 at June 30, 2005. Net cash used by operating activities during the nine months ended March 31, 2006 was $2,439,311. Net cash generated by investing activities was $5,090,375 for the nine months ended March 31, 2006. Net cash used by financing activities during the nine months ended March 31, 2006 was 2,152,673.

Accounts receivable increased from $3,540,415 at June 30, 2005 to $4,617,595 at March 31, 2006. This increase is due primarily to increased sales efforts to our customers.

Accounts payable increased from $3,134,406 at June 30, 2005 to $6,257,697 at March 31, 2006. Accrued expenses increased from $1,625,901 at June 30, 2005 to $3,557,466 at March 31, 2006. The changes in accounts payable and accrued expenses are attributable to the negative cash flow.

As a professional services organization we are not capital intensive. Capital expenditures historically have been for computer-aided instruction, accounting and project management information systems and general-purpose computer equipment to accommodate our growth.

We continued to seek equity and debt financing in fiscal 2006 to support our growth and to finance recent and proposed acquisitions:

On March 2, 2006, Jack Rutherford loaned to us an amount of $100,000 which is convertible pursuant to the terms of the loan into 625,000 shares of Common Stock. In addition we issued 625,000 warrants exercisable at $0.20 per share to Mr. Rutherford in consideration of the loan made. We further sold 250,000 warrants exercisable at $0.15 per share to Mr. Rutherford in consideration for his investment in the amount of $100,000 in us on March 2, 2006. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, and the issuance of the securities was made to an existing shareholder of our company.

On March 3, 2006, William T. Merrill purchased 156,250 shares of Common Stock of the Company at $0.16 per share or $25,000. In addition we issued 156,250 warrants exercisable at $0.20 per share to Mr. Merrill in consideration of the purchase. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, and the issuance of the securities was made to an existing shareholder of our company.

On March 3, 2006, David Spada purchased 156,250 shares of Common Stock of the Company at $0.16 per share or $25,000. In addition we issued 156,250 warrants exercisable at $0.20 per share to Mr. Spada in consideration of the purchase. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, and the issuance of the securities was made to an existing shareholder of our company.

On March 31, 2006, the Company entered into a Securities Purchase Agreement (the "Securities Agreement") with certain accredited investors for the issuance of up to an aggregate of $8,500,000 in face amount of 15% Senior Secured Convertible Debentures (the "Debentures") maturing March 31, 2010, and four year warrants (the "Warrants") to purchase an aggregate of 13,600,000 share of common stock of the Company. The Debentures accrue interest at a rate of 15% per annum and we issued to Palisades Master Fund LP a face amount of $4,500,000 in Debentures and warrants to purchase an aggregate of 7,200,000 shares of common stock pursuant to the first closing which occurred on March 31, 2006. The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

To meet our present and future liquidity requirements, we are continuing to seek additional funding through private placements, conversion of outstanding loans and payables into common stock, development of the business of our newly-acquired subsidiaries, collections on accounts receivable, and through additional acquisitions that have sufficient cash flow to fund subsidiary operations. There can be no assurance that we will be successful in obtaining more debt and/or equity financing in the future or that our results of operations will materially improve in either the short- or the long-term. Based upon our cash balance at June 1, 2006 we will not be able to sustain operations for more than two months without additional sources of financing. If we fail to obtain such financing and improve our results of operations, we will be unable to meet our obligations as they become due. That would raise substantial doubt about our ability to continue as a going concern.

THE FOLLOWING DISCUSSION WHICH SETS FORTH MANAGEMENT'S DISCUSSION AND ANALYSIS AS OF DECEMBER 31, 2005, SHOULD BE READ IN CONJUNCTION WITH OUR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES TO THOSE STATEMENTS. IN ADDITION TO HISTORICAL INFORMATION, THE FOLLOWING DISCUSSION AND OTHER PARTS OF THIS REGISTRATION STATEMENT CONTAIN FORWARD-LOOKING INFORMATION THAT INVOLVES RISKS AND UNCERTAINTIES.

OVERVIEW

In the first quarter of fiscal year 2005, we announced that we had modified our strategy to focus our management and financial resources on new acquisition targets and operations in North America, with a secondary focus on Western Europe. During the remainder of fiscal 2005 management focused its efforts on identifying and analyzing various merger and acquisition candidates in the United States. These efforts culminated with the announcement on April 1, 2005 of an asset purchase agreement whereby we acquired substantially all of the assets of Primedia Workplace Learning from Primedia, Inc.

Our financial statements are prepared using accounting principles generally accepted in the United States of America generally applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Currently, we do not have significant cash, nor do we have an established source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. Except as noted below we do not currently possess a financial institution source of financing and we cannot be certain that our existing sources of cash will be adequate to meet our liquidity requirements.

On July 13, 2005, the Company entered into a Credit Agreement (the "Credit Agreement") with Instream Investment Partners, LLC, as administrative agent, and certain lenders (the "Lenders"). Pursuant to the terms of the Credit Agreement, the Lenders loaned to the Company $3,500,000. The Company may borrow up to an additional $1,000,000 under the Credit Agreement until January 13, 2006. The loan matures on January 13, 2007, with interest payable monthly at the rate of 12% per annum. The obligations of the Company under the Credit Agreement are secured by a security interest in substantially all existing and hereafter acquired assets of the Company. TouchVision, Inc. and Trinity Workplace Learning Corporation, subsidiaries of the Company, each have guaranteed the obligations of the Company under the Credit Agreement, and have granted the Lenders a security interest in substantially all of their respective existing and hereafter acquired assets. The Company also granted to the Lenders warrants (the "Warrants") to acquire up to an aggregate of 5.25% of the outstanding common stock of the Company on a fully-diluted basis, and entered into a Registration Rights Agreement with respect to the common stock issuable upon exercise of the Warrants. Copies of the Credit Agreement, the form of Warrant and the Registration Rights Agreement (collectively, the "Agreements") were filed in a Report on Form 8K and are incorporated herein by reference. A portion of the proceeds of the Credit Agreement was used by the Company to repay all amounts outstanding under the Secured Convertible Term Note and Securities Purchase Agreement (the "Laurus Agreements") dated August 31, 2004 with Laurus Master Fund, Ltd. ("Laurus"). In connection therewith, Laurus converted a portion of the note into 1,198,124 shares of common stock at a conversion price of $0.24 per share.

In connection with the execution of the Credit Agreement, the Company issued Warrants to the Lenders, which Warrants are exercisable for a period of five years and permit the holders the right to acquire up to an aggregate of 5.25% of the outstanding common stock of the Company on a fully diluted basis at a price per share equal to $0.266, subject to adjustment as provided in the Warrants. The Company believes that the issuance of the Warrants is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof. A copy of the form of Warrant is filed as Exhibit 99.2 hereto and is incorporated herein by reference. As noted above, on July 13, 2005, in connection with the payoff of amounts outstanding under the Laurus Agreements, Laurus converted a portion of the note into 1,198,124 shares of common stock at a conversion price of $0.24 per share. The Company believes that the issuance of common stock upon conversion of the note is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

To meet our present and future liquidity requirements, we will continue to seek additional funding through private placements, conversion of outstanding loans and payables into common stock, development of the business of our newly-acquired subsidiaries, collections on accounts receivable, and through additional acquisitions that have sufficient cash flow to fund subsidiary operations. There can be no assurance that we will be successful in obtaining more debt and/or equity financing in the future or that our results of operations will materially improve in either the short- or the long-term. If we fail to obtain such financing and improve our results of operations, we will be unable to meet our obligations as they become due. That would raise substantial doubt about our ability to continue as a going concern.

Currently the Company is trying to obtain additional equity financing of approximately $2 million. The proceeds will be used for general working capital purposes and should provide sufficient cash to sustain operations into early 2006. There can be no assurance that the Company will be successful in completing this transaction.

RESULTS  OF  OPERATIONS

FISCAL  YEAR  ENDED  JUNE 30, 2005 AS COMPARED TO THE FISCAL YEAR ENDED JUNE 30,
2004

Our sales revenues for fiscal year 2005 were $11,176,975 as compared to $2,590,091 for 12-month period ended June 30, 2004. This significant increase in revenues is due to the acquisition of assets of Primedia Workplace Learning on April 1, 2005. The results for fiscal year 2005 include three months of operations associated with the Primedia assets, and 12 months of operations of TouchVision, RMT, and Vilpas. The fiscal year 2004 included ten months of revenue from TouchVision ($1,113,463) and RMT ($639,678), and four months of revenue from VILPAS ($669,160). Additionally, revenues of CBL ($167,790), which was sold by us effective December 22, 2003, were included through such date. Costs of sales, which consist of labor and hardware costs, and other incidental expenses, were $2,910,244 for the fiscal year 2005 as compared to $475,076 for the fiscal year 2004, resulting in gross profit of $8,266,731 for the fiscal year 2005 as compared to $2,115,015 for the fiscal year 2004. These increases in both costs and gross profit were due to and associated with increased revenues resulting from the acquisition completed by us in April 2005.

Operating expenses for fiscal year 2005 were $16,802,125 as compared to $7,190,975 for fiscal year 2004. This increase was due primarily to a significant increase in salaries and benefits, which increased $3,861,131 from $3,636,498 for the fiscal year fiscal year 2004 to $7,497,629 for the fiscal year 2005. The increase is largely due to the acquisition of the assets of Primedia Workplace Learning.

Other significant increases in operating expense resulted from increases in selling, general and administrative expense, professional fees, and depreciation and amortization expense. Selling, general and administrative expense was $4,837,038 for fiscal 2005 as compared to $1,886,514 for fiscal year 2004. Depreciation and amortization expense increased to $2,783,664 in fiscal 2005 as compared to $279,360 for fiscal year 2004, due primarily to the acquisition of assets from Primedia.

Other Expense of $7,135,563 for the year ended June 30, 2005 was $756,920 greater than the year ended June 30, 2004. Net interest expense ($2,445,410) and losses from equity investments ($1,299,195) accounted for most of the Other Operating Expenses during fiscal year 2005. During the fiscal year 2004, Other Operating Expenses were substantially due to non-recurring losses in associated companies accounted for on an equity basis of $2,714,985, and debt conversion expense of $3,449,332. Losses in associated companies arise from Riverbend, ($536,936) and IRCA ($2,178,049). The loss in IRCA includes a $884,963 charge for impairment. Debt conversion expense comprises non-cash expense associated with the conversion of the 2004 Bridge Loan at $0.60 per share when the fair market value of shares trading publicly was $1.05 to $1.25 per share. The IRCA impairment expense of $884,963 is equal to the write down to $0 of our initial investment in IRCA, net of current year operating losses and amortization of identifiable intangible assets. We wrote down our investment in IRCA to $0 as a result of current year operating performance and anticipated operating losses in IRCA for the foreseeable future. These losses are, in part, a result of the weakening of the US dollar in relation to the South African Rand and the resulting down turn in mining operations in South Africa, IRCA's primary customer base. During the year ended June 30, 2005, we absorbed losses of $500,000 due to the $500,000 we deposited as collateral in support of IRCA's operating line of credit. The weakening U.S dollar also negatively impacted the translated results for each of the foreign subsidiaries.

We reported net loss available for common stockholders of $15,615,042 or $0.49 per share for the fiscal year 2005 as compared with $11,462,063, or $0.50 per share for the fiscal year 2004.

At June 30, 2005 the following unaudited pro forma financial information presents the combined results of operations of the Company and twelve months of operations of Trinity Workplace Learning for the year then ended. The Company's investments in Riverbend and IRCA are accounted for on an equity basis. Accordingly, Riverbend's and IRCA's business operating results are not included in the Company's combined unaudited pro forma financial information for the twelve month periods ended June 30, 2005 and 2004. In October 2005, The Company and IRCA completed a Settlement Agreement whereby we mutually rescinded the original acquisition agreement, resulting in no ownership positions for IRCA in our company and vice versa (see "Subsequent Events IRCA Settlement Agreement").

We operate as a single business segment and have one product offering which is training and education; however, our consolidated subsidiaries are organized geographically into reporting segments consisting of the United States Division, the European Division, the Australia Division and the South Africa Division. Our United States division comprises our corporate operations and subsidiaries domiciled in the United States of America. The European division comprises subsidiaries domiciled in Europe; the Australia Division comprises subsidiaries domiciled in Australia. The South Africa division comprises non-consolidated subsidiaries domiciled in South Africa accounted for using the equity method of accounting and includes a two person office owned by them in Australia.

As  of  and  for  the  fiscal  year  ended  June  30,  2005:


                                                                Investment
                                                 Depreciation    Losses in
                                    Operating         &         Associated
                      Revenue         Loss       Amortization    Companies
                   ------------   ------------   ------------  ------------
United States      $  9,171,584   $(8,139,211)   $  2,766,795  $          -
Europe                1,497,556      (204,031)          1,714             -
Australia               507,834      (102,415)         15,155             -
South Africa                  -       (89,736)              -             -
                   ------------   ------------   ------------  ------------
     Total         $ 11,176,974   $(8,535,393)   $  2,783,664  $          -
                   ============   ============   ============  ============

As of and for the fiscal year ended June 30, 2004:

                                                                Investment
                                                 Depreciation    Losses in
                                    Operating         &         Associated
                      Revenue         Loss       Amortization    Companies
                   ------------   ------------   ------------  ------------
United States      $  1,113,463   $(4,680,565)   $    221,883  $          -
Europe                  669,160       (19,866)         19,616             -
Australia               807,468      (375,529)         37,861             -
South Africa                  -              -              -   (2,714,985)
                   ------------   ------------   ------------  ------------
     Total         $  2,590,091   $(5,075,960)   $    279,360  $(2,714,985)
                   ============   ============   ============  ============

The following describes underlying trends in the businesses of each of our two subsidiaries that operate as a single business segment and have one product offering which is training and education.

VILPAS. During 2005, the Norwegian government refined its mandates with regard to functionally disabled workers, with funding modified to target not only training of the handicapped but also at subsidizing direct employment of handicapped and challenged individuals. FunkWeb, a majority owned subsidiary of VILPAS, revised some of its programs and market strategies to be able to participate in government programs aimed directly at increasing employment among functionally disabled workers. Subsequent to June 30, 2005 the Norwegian government modified its approach to handicapped workers back, toward increased funding for these initiatives. There is little or no seasonality to the business of VILPAS. The majority of operating costs are fixed costs, with some variable costs incurred related to cost of instructors, which costs may vary depending upon enrollment. Management has commenced identifying potential business partners and potential merger and acquisition targets in Norway and Scandinavia with the goal of strengthening and expanding the longer-term business operations of VILPAS and Funkweb. Such partnerships or acquisitions could dilute the Company's ownership positions from current levels.

RMT. During fiscal year 2005 there has been a continued general reduction in Australian government subsidies for corporate training. As a result, RMT and other Registered Training Organizations must rely on competitive advantages to retain clients and to attract new customers. Accordingly, during 2005 a significant portion of RMT financial and management resources were allocated for the purpose of developing new products and services to expand its reach beyond the Australian viticulture industry. The efforts have resulted in the development of FMRMT's eLearning site (<http://www.r-m-t-online.com/> www.r-m-t-online.com) which offers a range of Certificate IV and Diploma qualifications using a facilitated, online blend of learning. Training course and products available through this new medium include: Training and Assessment courses for careers in training, Frontline Management Training, Small Business Management Training, Retail Management courses, HR Management courses, and Viniculture/ Horticulture Management credentials. There is little or no seasonality to RMT's business.

New investment for courseware increased during fiscal year 2005. Variable costs for RMT primarily include one-time and ongoing expenses for outsourced course development and, at times, instructors. Presently, RMT sells its products and services in Australia in local currency (Australian Dollars) and there is little or no effect from currency exchange. In the future, if RMT is successful in selling in markets outside of Australia, foreign exchange factors may impact the ability of RMT to market and compete in a profitable manner.

LIQUIDITY  AND  CAPITAL  RESOURCES

AS  OF  FISCAL  YEAR  END  ON  JUNE  30,  2005

Our expenses are currently greater than our revenues. We have a history of losses, and our accumulated deficit as of June 30, 2005 was $38,266,018, as compared to $22,650,976 as of June 30, 2004.

At June 30, 2005, we had a cash balance of $752,261. Net cash used by operating activities during the fiscal year 2005 was $1,176,953, attributable primarily to our loss from operations of $15,615,042. Net cash generated by financing activities was $6,467,688 for fiscal year 2005.

Accounts receivable increased to $3,540,415 at June 30, 2005. This increase is due to the addition of the receivables owed to Trinity Workplace Learning. Accounts payable increased to $3,134,406 at June 30, 2005. Accrued expenses increased to $1,625,901 at June 30, 2005. These increases are attributable to expenses incurred by our operating subsidiaries, including Trinity Workplace Learning, and our corporate office expenditures during the year.

As a professional services organization we are not capital intensive. Capital expenditures historically have been for computer-aided instruction, accounting and project management information systems, and general-purpose computer equipment to accommodate our growth.

We continued to seek equity and debt financing in fiscal 2005 to support our growth and to finance recent and proposed acquisitions:

On August 31, 2004, we entered into a series of agreements with Laurus Master Fund, Ltd. ("Laurus") whereby we issued to Laurus (i) a secured convertible term note ("Note") in the principal amount of $5.5 million and (ii) a five-year warrant ("Warrant") to purchase up to 1,600,000 shares of our common stock at a price of $0.81 per share. Of the Note proceeds, the outstanding principal balance of $500,000 was repaid to Oceanus, $233,000 was used for operations, and $4,491,000 was deposited in a restricted account as security for the total loan amount and for use by us to make acquisitions as approved by Laurus. Restricted funds may also be released for operations at a rate of 25% of the dollar volume of our stock for a twenty day period. The principal amount of the Note carries an interest rate of prime plus two percent, subject to adjustment, and we must make monthly payments of at least $22,000, commencing November 1, 2004, toward the outstanding non-restricted principal amount. The principal amount of the Note and accrued interest thereon is convertible into shares of our common stock at a price of $0.72 per share, subject to anti-dilution adjustments. We have granted Laurus a right of first refusal with respect to any debt or equity financings and Laurus has the right to loan to us up to an additional $2.2 million, within 270 days of closing, on the same terms and conditions as contained in the Laurus agreements pertaining to the Note and Warrant. On July 13, 2005, the Company entered into a Credit Agreement (the "Credit Agreement") with Instream Investment Partners, LLC, as administrative agent, and certain lenders (the "Lenders"). Pursuant to the terms of the Credit Agreement, the Lenders loaned to the Company $3,500,000. The Company may borrow up to an additional $1,000,000 under the Credit Agreement until January 13, 2006. The loan matures on January 13, 2007, with interest payable monthly at the rate of 12% per annum. The obligations of the Company under the Credit Agreement are secured by a security interest in substantially all existing and hereafter acquired assets of the Company. TouchVision, Inc. and Trinity Workplace Learning Corporation, subsidiaries of the Company, each have guaranteed the obligations of the Company under the Credit Agreement, and have granted the Lenders a security interest in substantially all of their respective existing and hereafter acquired assets. The Company also granted to the Lenders warrants (the "Warrants") to acquire up to an aggregate of 5.25% of the outstanding common stock of the Company on a fully-diluted basis, and entered into a Registration Rights Agreement with respect to the common stock issuable upon exercise of the Warrants. Copies of the Credit Agreement, the form of Warrant and the Registration Rights Agreement (collectively, the "Agreements") were filed in a Report on Form 8K and are incorporated herein by reference. A portion of the proceeds of the Credit Agreement was used by the Company to repay all amounts outstanding under the Secured Convertible Term Note and Securities Purchase Agreement (the "Laurus Agreements") dated August 31, 2004 with Laurus Master Fund, Ltd. ("Laurus"). In connection therewith, Laurus converted a portion of the note into 1,198,124 shares of common stock at a conversion price of $0.24 per share. In connection with the execution of the Credit Agreement, the Company issued Warrants to the Lenders, which Warrants are exercisable for a period of five years and permit the holders the right to acquire up to an aggregate of 5.25% of the outstanding common stock of the Company on a fully diluted basis at a price per share equal to $0.266, subject to adjustment as provided in the Warrants. The Company believes that the issuance of the Warrants is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof. A copy of the form of Warrant is filed as Exhibit 99.2 hereto and is incorporated herein by reference. As noted above, on July 13, 2005, in connection with the payoff of amounts outstanding under the Laurus Agreements, Laurus converted a portion of the note into 1,198,124 shares of common stock at a conversion price of $0.24 per share. The Company believes that the issuance of common stock upon conversion of the note is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

DURING  FISCAL  YEAR  2004  OUR  FINANCING  ACTIVITIES  WERE  AS  FOLLOWS:

In February 2004, we entered into term credit agreements with Hong Kong League Central Credit Union and with HIT Credit Union for a total of $250,000. The obligation matures February 2005. Interest on these notes is payable monthly at 12% per annum. Interest on these notes was prepaid on September 1, 2004. On May 28, 2004, we closed the offering of senior convertible bridge notes that we commenced in January 2004. A total of $2,695,000 was raised in the offering, to be used for (i) corporate administration, (ii) the expansion of subsidiary operations, and (iii) expenses and commitments made for acquisitions in 2003. As of May 28, 2004, the entire aggregate principal amount of the notes, plus accrued interest thereon, was converted into a total of 4,520,069 shares of our common stock.

On July 29, 2004, we issued a secured convertible promissory note in the principal amount of $500,000 to Oceanus Value Fund, L.P. ("Oceanus"). On September 1, 2004, we repaid the principal owing on the promissory note plus accrued proceeds from the Laurus transaction described below.

To meet our present and future liquidity requirements, we are continuing to seek additional funding through private placements, conversion of outstanding loans and payables into common stock, development of the businesses of our newly-acquired subsidiaries, collections on accounts receivable, and through additional acquisitions that have sufficient cash flow to fund subsidiary operations. There can be no assurance that we will be successful in obtaining more debt and/or equity financing in the future or that our results of operations will materially improve in either the short- or the long-term. If we fail to obtain such financing and improve our results of operations, we will be unable to meet our obligations as they become due. That would raise substantial doubt about our ability to continue as a going concern.

Our financial statements are prepared using accounting principles generally accepted in the United States of America generally applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Currently, we do not have significant cash. To sustain operations and our material assets are pledged as security for the Instream credit facility. We do not have an established source of revenues sufficient to cover our operating costs that will allow us to continue as a going concern. We do not currently possess a financial institution source of financing and we cannot be certain that our existing sources of cash will be adequate to meet our liquidity requirements. Based upon our cash balance at June 30, 2005, we will not be able to sustain operations for more than 6 month(s) without additional sources of financing.

RECENT  DEVELOPMENTS

Currently the Company is trying to obtain additional equity or debt financing of approximately $7.5 to $10.0 million. The proceeds will be used for general working capital purposes and should provide sufficient cash to sustain operations into early 2007. There can be no assurance that the Company will be successful in completing this transaction.

                                    BUSINESS

CORPORATE  BACKGROUND

We were incorporated on April 14, 1975 in Oklahoma under the name U.S. Mineral & Royalty Corp. as an oil and gas exploration, development and operating company. In 1989, we changed our name to Habersham Energy Company. Historically, the company was engaged in the business of acquiring and producing oil and gas properties, but did not have any business activity from 1995 to 2002. Subsequent to our reorganization in 2002, we changed our corporate domicile to Utah, amended our capital structure and changed our name to Trinity Companies Inc. In March 2003, our name was changed to Trinity Learning Corporation.

On June 16, 2003, we completed a recapitalization of our common stock by (i) effecting a reverse split of our outstanding common stock on the basis of one share for each 250 shares owned, with each resulting fractional share being rounded up to the nearest whole share, and (ii) subsequently effecting a forward split by dividend to all stockholders of record, pro rata, on the basis of 250 shares for each one share owned. The record date for the reverse and forward splits was June 4, 2003. As a result of the recapitalization, the number of shares outstanding 13,419,774 remained unchanged. Between July and October 2003, an additional 19,090 shares of common stock were issued to shareholders, and shares owned by members of management were cancelled pursuant to this recapitalization. On August 6, 2003, our board of directors approved a change in our fiscal year-end from September 30 to June 30 to align it with those of the companies we had already acquired or were at that time in the process of acquiring.

GENERAL

Trinity Learning is creating a global learning company by acquiring operating subsidiaries that specialize in educational and training content, delivery, and services for particular industries or that target a particular segment of the workforce. Trinity Learning believes that there are product and service synergies between and among our various subsidiaries that position us to create a global learning company that can provide integrated learning services to corporations, organizations, educational institutions, and individual learners, using a variety of delivery technologies, platforms and methods to meet the growing need for global learning solutions. Trinity Learning believes that it will be one of the first companies to be able to serve major multinational employers at multiple levels of their organizations and assist these customers to meet the challenges of a major turnover in the world's workforce over the coming decade. Factors such as demographics, technology, and globalization will require enterprises, organizations and governments around the world to invest in human capital to remain competitive.

We operate through our primary operating subsidiary, Trinity Workplace Learning, located in our 205,000 square foot digital multimedia production center in Carrollton, Texas, in the greater Dallas metropolitan area. At this Global Learning Center we create, distribute and archive rich media for workplace learning and certification for approximately 7,000 corporate, institutional and government customers in healthcare, industrial services, and public safety including homeland security, first responders, and federal agencies. We distribute content to our customers through a variety of learning media including satellite, broadband, e-learning, CD-ROM, and DVDs. Our proprietary brands include The Law Enforcement Training Network, HomelandOne, the Fire and Emergency Training Network, and others. In our healthcare industry vertical we participate in 17 distinct accreditations for medical-related continuing professional education and certification. While our strategic focus is to grow our assets and operations in North America, we continue to also explore acquisition and alliance candidates in Western Europe and we continue to maintain ownership positions in small operating subsidiaries in Australia and Norway and we have an ongoing investment in a learning company in South Africa.

TRINITY  WORKPLACE  LEARNING

In April, 2005, we completed the acquisition of the key operating assets of the Primedia Workplace Learning division ("PWPL") of PRIMEDIA, Inc., including PWPL' s content libraries, trademarks, brands, intellectual property, databases and physical assets. Also included was a 200,000 square foot state-of-the-art workplace learning content production and delivery facility in Carrollton, Texas, which is used to deliver integrated learning solutions to professionals in the homeland security, healthcare, industrial, fire and emergency, government, law enforcement and private security markets. We operate the acquired assets as a wholly-owned subsidiary under the name Trinity Workplace Learning ("TWL").

The content library is used by over 7,000 clients to train, educate and certify employees in the areas of state and federal regulatory compliance, ongoing job certification, continuing education, risk mitigation and in-service education. In addition to its traditional delivery capabilities such as VHS, DVD, CD-ROM, Internet and print, the PWPL acquisition makes the Company one of the largest US providers of satellite-delivered learning content. The satellite network consists of seven channels that are spread over three key areas: healthcare, government and industrial. These satellite channels have long-established and well-respected brand names in their respective industries.

The division, subsequently renamed the Trinity Workplace Learning division ("TWL"), serves as our primary content creation, marketing and delivery platform. With a comprehensive video production and distribution platform, including satellite uplinks and downlinks, plus live and archived Internet broadcasting capabilities, we have the ability to reach customers and learners around the world from one central facility. TWL has three key areas of focus:

- Healthcare Group. The Healthcare Group ("HCG") focuses primarily on serving hospitals and long-term care facilities within the healthcare sector. HCG currently services more than 1,800 hospitals and long-term care institutions and reaches more than 1,800,000 healthcare professionals. HCG provides its training primarily through our proprietary satellite delivered networks, with majority of its revenues subscriptions based with contracts ranging from one to three years. HCG offers accreditation for 17 categories of licensed healthcare professionals, and has issued over 2,600,000 continuing education certificates. HCG has partnership alliances with the Joint Commission Resources and the VHA.

- Government Services Group. The Government Services Group ("GSG") focuses primarily on serving the emergency responder markets. GSG currently services more than 2,700 agencies and trains more than 300,000 emergency responders in the fields of law enforcement, fire, emergency medical services, and professional homeland security. Majority of its revenue is subscription based with contract lengths of generally one year in duration. GSG currently offers more than 2,000 courses through a variety of delivery channels to its thousands of federal, state and local customers.

- Industrial Services Group. The Industrial Services Group ("ISG") offers comprehensive training to the industrial sector and services some of the largest companies in the United States, including Global 1000 and Fortune 500 clients. Training in the industrial segment is increasingly driven by customer mandates for improved skills as well as for regulatory compliance. A small portion of its revenue is subscription based with contracts ranging from two to three years. The remaining sales are single-event transactions. ISG provides its library of more than 2,000 training courses to its target market primarily through VHS tapes and CD formats. ISG's commitment to online offerings has positioned the group to transition from product sales to a subscription model. ISG supplements all these channels with associated print material.

As a result of the PWPL acquisition, the combination of the Company and TWL provides a number of key benefits:

- Approximately 209 full-time workplace learning professionals, including content development, instructional design, training services, marketing, video production, satellite communications, Internet and IT and administration. We have an expanded accounting and finance group that should enhance our financial controls, cash management, SEC reporting, and Sarbanes-Oxley compliance.

- A content library of more than 21,000 training courses for the healthcare, industrial and security government markets.

- Delivery capabilities through a variety of channels, including satellite, broadband, DVDs, CD-ROM, VHS, print and instructor-led courses. We currently broadcast content via encrypted satellite to more than 4,000 installed satellite dishes at customer sites. This diverse and powerful delivery system should permit us to cost effectively reach virtually any customer in the world in a variety of secure channels.

- A state-of-the-art 200,000 square foot office and production facility (approximately 20 minutes from Dallas-Fort Worth), built and equipped at a cost estimated at over $30 million in 1996, including production studios, satellite uplinks and downlinks. We now have an extensive information technology infrastructure, including The Academy, which is a proprietary database for tracking learners, courses and certifications. We believe that because an individual's training and certification information resides within The Academy and is not owned by the employer, additional revenue could be generated as employees change jobs and require re-certification. The building also houses a replication and fulfillment center for in-house, on-demand creation of VHS tapes, CDs and DVDs, which enables us to leverage content development across all customer-driven delivery media.

- A full-time customer service center that monitors and services the Trinity Workplace Learning client base, including providing professional services and customized solutions. The support group also makes outbound customer calls to generate sales leads as well as take incoming customer calls.

THE  GLOBAL  LEARNING  MARKET

According to EduVentures, Inc., the global education and training market is estimated at approximately $2 trillion annually, with the United States currently accounting for over 35% of the global market for education and training services. Within the corporate training market, e-learning, fueled by increased penetration of computers and workplace access to the Internet, is playing an increased role in providing employees with training and workplace learning. DC estimates that the worldwide e-learning services market will exceed $23 billion by 2006 and Cortona Consulting estimates that the global e-learning services market will reach $50 billion by 2010.

According to the Population Resource Center, world population exceeded 6 billion individuals in 2001 with a growth rate of 1.3% annually. Based upon this growth rate, there will be approximately 1 billion new entrants to the global workforce each decade until at least the middle of this century. Furthermore, significant changes in the make-up of the world's population are anticipated in the near future. It is estimated that in Europe, North America and certain other industrialized nations, anticipated future labor shortages are expected to be caused by an aging workforce and will need to be met through immigration, which would drive demand for language and other job training. Other labor shortages are expected to be met by full-time and part-time re-entry by "retirees" into the workforce, a trend that is already gaining momentum in the United States. These re-entry workers often must be trained or retrained for new job skills, particularly in computer-related skills. In addition to workplace learning, an aging population points toward an expanded market for lifelong learning as longevity increases and people are healthy and active longer into their 70s and 80s.

Other demographic factors in the make-up of the world's work force are expected to have a significant impact on the world learning market. In the United States, according to Ameristat, between 1998 and 2008, over 40 million people are estimated to enter the US labor force, joining over 110 million workers already in the workforce. Furthermore, over 25% of new workers are expected to be either Hispanic or Asian, thus increasing diversity in the workplace. A more diverse workforce presents challenges to employers with regard to language and communication skills, compliance with laws and regulations regarding employment practices and training in basic workplace skills.

As the global workplace continues to change rapidly, the economic value of a college degree or professional certification continues to increase. In the United States, the wage premium for a college degree holder as compared to a high school diploma has nearly doubled since the late 1970s a statistic that is even more pronounced for women workers. Around the world, the value of a college degree, particularly from an accredited U.S. higher education institution, remains one of the most valuable workplace assets. Through distance and online education, there is a world market for college degree programs and professional certifications. Wage differentials based upon education can also be found in the workplace below the degree level. For example, in Latin America, a worker with six years of education typically earns 50% more than a worker with no formal education, and the wage premium increases to 120% based upon 12 years of education.

Increased globalization is also expected to have a significant impact on the world learning market. As technology continues to facilitate global communication and business, corporations will continue to seek out new foreign markets for highly educated, lower cost workers. For developed nations to compete with the outsourcing of labor to developing nations, they must invest in educating and training their workforces. Many companies already know the benefits of ongoing education and training for their employees. The American Society for Training and Development ("ASTD") performed a three-year study of employee education with 575 US-based publicly-traded firms from various industries. ASTD found that companies who invested $680 per employee more than the average company increased their total stockholder return by six percent for the following year. A survey performed by Chief Learning Officer Magazine and Fairfield Research Inc., a market research company, looked into the size of the enterprise-learning market in the US. Companies with over $500 million in annual sales spent an average of $3.7 million on learning and training and are estimated to have collectively spent $11.9 billion on education in 2003.
Globalization also presents challenges to large-scale, multinational employers in global industries that must address their human capital requirements in a cost-effective manner due to dispersed workforces, continual introduction of new technologies (including the introduction of technology to job classifications staffed by entry-level or lower-skilled workers), global competition, language and cultural barriers and other demographic factors. Large employers also employ a wide range of personnel with various educational attainment levels and differing needs for ongoing training, workplace learning and professional development. In addition, compliance with local, national and international regulations and standards is increasingly critical for employers of all sizes. Just as globalization is expanding the world's workforce to new labor markets and employers increasingly recognize the return on investment from a better educated workforce, technology is revolutionizing access to learning, education and training around the world through computer-based learning, high-speed network access, distance learning, e-learning and online accredited education. Access to computers and the Internet continues to increase dramatically, with the highest rates of growth over the coming decade expected to be in less developed nations. Worldwide, the Internet population is estimated at nearly 1 billion by The Computer Industry Almanac and is expected to grow at a rate of approximately 200 million new users per year.

The advent of computer and Internet technology has also presented new approaches for teaching and training employees. Over the past two decades, educational research has shown that individuals learn in different ways and that no one method of teaching or training is optimal across all types of content or desired educational outcomes. Educational research has shown that a blended learning approach is generally more successful for the retention of new learning. Within the overall global learning market, there are a variety of instructional methods that can be utilized to train workers. These methods include:

- Classroom instruction at a school, the employer's facility or at an off-site facility
-  Computer-based  training  and  simulation
-  Distance  education,  utilizing  printed  materials  or  digital  materials
-  Online  or  e-learning,  either  instructor-mediated  or  self-paced
- Hands-on training with machines or devices, either in the workplace or at a remote facility

STRATEGY

Our goal is to become a leader in the global learning industry, to create one of the first global brands that integrate products and services for workplace learning, education and personal growth markets, and to engage in accretive acquisitions which in the Company's management's belief will substantially benefit the Company. Key aspects of our strategy are:

- Cross Selling of Existing Content. We believe that there is significant customer overlap among its HCG, GSG and ISG industry verticals. With over 21,000 titles, we believe that there are significant cross- and up-selling opportunities in the combined Company and are refocusing our sales force to realize these synergies.

- Increase Penetration in Key Markets. We intend to market aggressively to expand our presence in key markets where significant opportunities lie. For example, HCG currently serves only 30% of the acute care market and less than 2% of the long-term care market. GSG currently provides training to less than 6% of the law enforcement market and only about 7% of the fire and emergency markets. In addition, the homeland security market is relatively new and provides substantial opportunity for growth.

- Acquisitions. We intend to continue our efforts to acquire and integrate other operating companies with established customer bases in strategic markets and industry segments. We intend to acquire operating companies that, when combined with our existing platform, represent a blended learning approach to workplace learning.

- Expand Into Key Industry Segments. We are evaluating other industry segments where we believe that our technology and infrastructure will allow us to expand. Key among these is language learning.

- Continue Focus on Cost Savings. We have implemented an extensive cost savings initiative, which we expect to realize in the next several quarters. This cost-savings initiative includes:

-  Headcount  reduction  in  non-core  areas;

-  Conversion  of  temporary  employees  to  permanent  status;

- Re-allocation of internal production staff to eliminate or reduce freelancers; and

- Elimination of duplicate overhead, such as office space and back office employees

- Increased Capacity Utilization. TWL's production facility has additional unutilized capacity. We are in the process of increasing capacity utilization by one or more of the following:
subleasing unused office space, finding additional third-party clients for video production facilities and identifying clients to share our satellite service capacity.

- Integration. TWL now represents substantially all of our assets and operations. We continue to operate our other subsidiaries in the United States and in international markets, with the intent of integrating operations, sales and marketing into TWL. In cases where integration is not feasible or cost effective, we anticipate that we will either (a) continue to operate certain subsidiaries as we have done in the past, (b) seek partnerships and alliances and other strategic relationships, or (c) divest or reduce our ownership in selective non-core assets and operations.

- Increase Investor Awareness. We intend to apply for a NASDAQ Small-Cap or AMEX listing as soon as it meets the listing requirements.

RECENT  DEVELOPMENTS

Private  Financing  Transaction

On March 31, 2006, we entered into a Securities Purchase Agreement with certain accredited investors for the issuance of an aggregate of $4,500,000 in face amount of 15% Senior Secured Convertible Debentures (the "Debentures") maturing March 31, 2010, and four year warrants (the "Warrants") to purchase an aggregate of 7,200,000 shares of common stock of the Company. The Debentures accrue interest at a rate of 15% per annum.

The Debentures are convertible into shares of the Company's common stock at a price equal to $0.25 per share. The Company is obligated to pay 1/24th of the face amount of the Debenture on the first of every month, starting March 31, 2008, which payment can be made in cash or in common stock of the Company. The Company may pay this amortization payment in cash or in stock at the lower of $0.25 per share (the "Set Price") or 80% of the volume weighted average price of the Company's stock for the twenty trading days prior to the repayment date. The Company's obligation to repay Debentures is secured by all of its assets, and the assets of its wholly owned subsidiary, Trinity Workplace Learning Corporation (the "Subsidiary"), pursuant to a certain Security Agreement which the Company and the Subsidiary entered into with the investors on March 31, 2006. In addition, the Company's Subsidiary entered into a Subsidiary Guarantee with the investors on March 31, 2006 pursuant to which the Subsidiary agreed to guarantee the Company's repayment of the Debentures to the investors.

In the event of default, the investors may require payment, which shall be the greater of: (A) 130% of the principal amount of the Debenture to be prepaid, plus all accrued and unpaid interest thereon, or (B) the principal amount of the Debenture to be prepaid, divided by the conversion price on (x) the date the default amount is demanded or otherwise due or (y) the date the default amount is paid in full, whichever is less, multiplied by the volume weighted average price on (x) the date the default amount is demanded or otherwise due or (y) the date the default amount is paid in full, whichever is greater.

The Warrants are exercisable into shares of the Company's common stock at a price equal 120% of closing bid price of the Company's common stock on the day that is one day prior to the initial closing date. If at any time after one year from the date of issuance of the Warrant, there is no effective registration statement registering the resale of the shares underlying the Warrant, then the Warrant may be exercised at such time by means of a cashless basis. The number of shares underlying the warrants equals 40% of the shares of common stock issuable on full conversion of the Debentures at the Set Price (as if the Debentures were so converted on March 31, 2006).

The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the investors' position.

The investors have agreed to restrict their ability to convert their debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion of the Debentures does not exceed 4.99% or exercise of the Warrants does not exceed 9.99% of the then issued and outstanding shares of common stock. Furthermore, the investors may exercise the Warrants on a cashless basis if the shares underlying the Warrants are not then registered. In the event of a cashless exercise, we will not receive any proceeds.

SUBSIDIARIES

We currently have three wholly owned operating subsidiaries: Trinity Workplace Learning, River Murray Training, VILPAS, and 51% interest in the operations of Riverbend. Subsequent to the end of our fiscal year ended June 30, 2005 we divested our ownership in IRCA (Proprietary) Limited, previously a 51% subsidiary.

TRINITY  WORKPLACE  LEARNING

As of April 1, 2005, we entered into and closed an asset purchase agreement (the "Asset Purchase Agreement") with PRIMEDIA Inc. and two PRIMEDIA affiliates (collectively, "PRIMEDIA"), whereby PRIMEDIA sold to the Company certain assets related to its PWPL facility. The assets comprised those relating to PWPL's HCG, GSG, ISG, Shared Services Group, and all other assets of PWPL, including all of the assets of PRIMEDIA Digital Video Holdings LLC, excluding only those assets primarily related to the operations of PWPL's Financial Services Group and/or PWPL's Interactive Medical Network business (such acquired assets referred to collectively hereinafter as the "Business"). These assets are comprised of content libraries, trademarks, brands, intellectual property, databases, and physical assets. Included in the sale are certain video production and distribution capabilities used to deliver integrated learning solutions to professionals in the homeland security, healthcare, industrial, fire & emergency, government, law enforcement and private security markets currently served by PWPL.

In consideration for the Business, we assumed certain liabilities of PRIMEDIA relating to the Business (the "Assumed Liabilities") in an aggregate amount estimated at the time of closing to be between $28 and $30 million. The purchase price for the Business is subject to a working capital adjustment whereby the purchase price for the assets will be either reduced or increased on a dollar-for-dollar basis to the extent that certain elements of the working capital deficit of the Business as of April 1, 2005 is determined within 90 days of such date to be either, respectively, less than or greater than $4,000,000. Any such working capital adjustment shall be satisfied by a cash payment by the responsible party, all pursuant to the terms of the Asset Purchase Agreement. In connection with the transactions contemplated by the Purchase Agreement, SBI USA LLC, a California Limited Liability Company ("SBI"), agreed to guarantee the performance by the Company of certain leases comprising part of the Assumed Liabilities. In consideration for such guarantee (the "Guarantee"), we entered into an agreement with SBI dated April 1, 2005 (the "SBI Agreement") pursuant to which we agreed, among other things, to issue to SBI an aggregate of 4,000,000 shares of the Company's common stock (which stock will carry piggyback registration rights) (the "SBI Shares"), to reimburse SBI for any expenses incurred by it in connection with the granting of the Guarantee, to grant SBI the right to appoint an observer to the Company's Board of Directors, to compensate such observer at the rate of $15,000 per month, plus expenses, and to indemnify SBI for any liabilities that might accrue to it pursuant to the Guarantee. Since closing of the Asset Purchase Agreement, we estimate that we have been able to better utilize our resources and reduce expenses of the Business from a combined basis by approximately $3.5 million on an annualized basis through the following initiatives:

- Because Primedia refreshed and updated the content library prior to the sale of PWPL, we believe that minimal investment, if any, in content is needed over the next 12 months. Historically, Primedia has spent approximately $1.1 million per quarter on content development;

- As a result of our acquisition of PWPL from Primedia, corporate overhead expenses of allocated from Primedia to PWPL should be substantially eliminated;

- We have converted 29 temporary and/or contract employees to permanent status and eliminated several current job functions for an annual savings of approximately $1.3 million;

- Because of the office space and administrative support that we acquired as a result of its acquisition of the Business, we have implemented annualized cost savings of approximately $300,000 through the elimination of duplicate overhead, such as office space and certain financial staff.

RIVER  MURRAY  TRAINING

River Murray Training ("RMT"), our Australian subsidiary, provide consultancy services for customers to establish a sustainable in-house training system, resource development services to develop customized learning support materials; and training services to provide a wide selection of fully accredited training.

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

The basis of the RMT training model is partnering with companies to develop training programs, which provides two key benefits for its customers: first, training is made relevant to the workplace; second, active involvement of customer personnel in training program development creates opportunities that foster the creation of a learning environment. This in turn provides a medium through which the customer can achieve continuous improvement.

RMT's primary sources of revenue are from the design and delivery of consulting and training services in the Australian agribusiness industry.

VILPAS

VILPAS is a learning services company headquartered in Oslo, Norway. For the past five years, it has been engaged in developing e-learning and other educational initiatives for corporations and organizations in Norway, Scandinavia and Europe. FunkWeb, a subsidiary of VILPAS, is a leading provider of workplace training and retraining for disabled persons. In conjunction with national and local employment programs, FunkWeb has a successful track record in providing disabled persons with skills, certifications and job placement services primarily related to information technologies, web-based systems, and computing. The minority partner in FunkWeb is the Norwegian Federation of Functionally Disabled People, a non-government organization (NGO) representing many of Norway's associations and programs for the disabled.

FunkWeb provides classroom-based, instructor-led instruction and also computer-based self-paced study to functionally-disabled individuals seeking to develop new workplace skills and certifications. Many countries in Europe and around the world have announced public initiatives to increase participation rates in the labor force among disabled people.

COMPETITIVE  BUSINESS  CONDITIONS

The competitive market for corporate training and workplace learning is fragmented by geography, curricula, and targeted segments of the workforce. Although there are many companies that provide training, we believe that we derive our competitive advantage because of our ability to provide a suite of learning solutions on a worldwide basis at multiple levels of the workforce ranging from industrial workers to executive management.

Generally,  most  of  our  competition  comes  from:

-  Smaller,  specialized  local  training  companies;

- Providers of online and e-learning products targeted at corporate soft skills and technical training;

-  Not-for-profit  trade  schools,  vocational  schools  and  universities;  and

- Learning services divisions of large, multinational computer, software and management consulting firms.

We anticipate that market resistance may come from the internal trainers in the organizations to whom our various operating subsidiaries sell training and certification. Traditional trainers may see outsourcing as a threat to their job security. We seek to overcome this by focusing our business development strategy on senior management in operations, finance and human resources. We will also reshape the value proposition for internal training functions from tactical to strategic. We believe we can enhance the role of internal training and human capital development departments by providing a proven, integrated set of learning tools. In this way, we can provide measurable results and increase both the actual effectiveness and the perceived value of internal training departments. Each of our operating subsidiaries faces local and regional competition for customer contracts and for government and non-government funding of education and training projects. In geographic areas where they hope to expand, they may face competition from established providers of their respective products and services.

We believe that our operating subsidiaries derive their competitive advantage from one or more of the following:

-  Proprietary  content,  software  or  technology;

- Strategic relationships and alliances, including exclusive development and marketing relationships; and

-  Management's  industry  and  customer  relationships.

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

INTELLECTUAL  PROPERTY

Our success and ability to compete are dependent, to a significant degree, on our ability to develop and maintain the proprietary aspects of our technology and operate without infringing the proprietary rights of others. We regard certain aspects of our products and documentation as proprietary and rely on a combination of trademark, trade secret and copyright laws and licenses and contractual restrictions to protect our proprietary rights. These legal protections afford only limited protection. We seek to protect the source code for our software, documentation and other written materials under trade secret and copyright laws. We license software pursuant to license agreements that restrict use of the software by customers. Finally, we seek to limit disclosure of our intellectual property by requiring employees, consultants and customers with access to our proprietary information to execute confidentiality agreements and by restricting access to source codes. We believe, however, that in the market for online-learning and other technology-enabled education, training and certification services that require online business communications and collaboration, factors such as the technological and creative skills of our personnel and our ability to develop new products and enhancements to existing products are more important than the various legal protections of our technology to establishing and maintaining a technology leadership position.

Our products and services, in some cases, are derived from proprietary content developed by our operating subsidiaries. In other cases, we or our subsidiaries are licensed to market third-party content or software, or in some cases to modify or customize third party content to meet the needs of our clients. In certain cases, where we have made investments to develop or co-develop certain products or services with third-parties, we and our operating subsidiaries may be entitled to certain rights of ownership and copyright of intellectual property to the extent they are delivered to customers in the format developed by us.

Our products are generally licensed to end-users on a "right-to-use" basis pursuant to a license that restricts the use of the products for the customer's internal business purposes. We also rely on "click wrap" licenses, which include a notice informing the end-user that, by downloading the product, the end-user agrees to be bound by the license agreement displayed on the customer's computer screen. Despite efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that is regarded as proprietary. Policing unauthorized use of products is difficult and, while we are unable to determine the extent to which piracy of our software exists, it can be expected to be a persistent problem. In addition, the laws of many countries do not protect intellectual proprietary rights to as great an extent as do the laws of the United States. Many of our subsidiaries operate in countries other than the United States. We are in the process of reviewing all intellectual property ownership and protection among all of our recently-acquired operating subsidiaries.

EMPLOYEES

As of June 5, 2006, we had approximately 226 full time employees located in Texas, Australia and Norway.

LEGAL  PROCEEDINGS

The Company has agreed in connection with its purchase of the Primedia Workplace Learning assets to assume the defense of certain litigation, entitled ARGUS 1 SYSTEMS CORPORATION V. PRIMEDIA WORKPLACE LEARNING L.P., ET AL., No. 04-CV-138918, District Court of Fort Bend County, Texas (the "Argus Claim"), regarding claims made by Argus 1 Systems Corporation ("Plaintiff") resulting from that certain Memorandum of Understanding, dated May 22, 2003, ("MOU") by and between Plaintiff and PRIMEDIA Workplace Learning LP, a Delaware limited partnership ("PWPL"). Plaintiff has alleged various contract and tort claims and seeks among other things license fees, attorney fees and actual and punitive damages. The Primedia Workplace purchase agreement provides that the Company shall generally be responsible for paying that portion of any Recovery (as defined therein) relating to license fees, royalty fees, or other damages arising from any sales other conduct after the purchase of the Workplace assets and be responsible for the payment of all on-going license or royalty fees relating to periods thereafter. In addition, some of the cost and recoveries may be split on a 50/50 basis. As of June 5, 2006, the Company has been named as a party to this litigation, has engaged legal counsel for the matter, and has expects to conduct discovery shortly. The Company is unable to estimate the likelihood of an unfavorable outcome or the amount or range of any potential loss its potential liability or legal exposure for the litigation.

In addition, the Company is a defendant in a number of lawsuits brought by its trade creditors. However, the Company believes that subsequent to successful funding that it currently hopes to achieve, such litigations will not have a material adverse effect on the Company.

DESCRIPTION  OF  PROPERTY

In May of 2006, we moved our headquarters from California to Texas. As of June 5, 2006, our major facilities are located in Carrollton, Texas. Premises are located on 14.79 acres of property and consist of a two story structure and parking for approximately 650 vehicles. The building is approximately seven years old and consists of 205,750 rentable square feet which is leased from an unaffiliated third party on a ten year lease with nine years remaining. The facility is used for production, warehouse and office space. The lease payment is approximately $176,000 per month. The premises are suitable for their intended uses.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages and titles of our executive officers and directors.

Name                     Age    Position
---------------------    ------ ------------------------------------
Dennis J. Cagan          60     Chief Executive Officer, President and Director
Patrick R. Quinn         46     Chief Financial Officer
Douglas Cole             51     Executive Vice President and Director
William D. Jobe          67     Director
Richard G. Thau          58     Director
Arthur Ronald Kidson     62     Director
Ron S. Posner            63     Director

     *Rich Marino resigned and terminated his employment as President, Chief Executive Officer and as an employee of the Company on May 3, 2006.

Certain biographical information pertaining to the above-named officers and directors is set forth below:

DENNIS J. CAGAN. Mr. Cagan was appointed as our Chief Executive Officer and President on May 9, 2006. Mr. Cagan has also served as a director since May 2005. He has been in the high technology industry as an active and successful entrepreneur for over 38 years, having founded over a dozen different companies. He has been an investor and professional board member (over 40 boards) for over 25 years. Most recently as the founder, Chairman and CEO of the Santa Barbara Technology Group, LLC, Mr. Cagan oversees all activities including monitoring portfolio investments, consulting to early-stage technology companies, and selecting new investments. Santa Barbara Technology Group, LLC is a private investment and consulting firm engaged primarily in working with, and investing in early-stage technology companies in Santa Barbara. The firm has become an important connection for any high-tech start-up on the California Central Coast. They provide world-class management assistance, strategic guidance, and valuable connections for entrepreneurs. They provide young companies access to financing and operational and technological infrastructure. Mr. Cagan is currently on the Boards of Directors of Acorn Technologies, Inc.; Pacific Palisades; BNI Holdings, Goleta, CA. (formerly Bargain Network); InQ, Inc. (Chairman), Agoura Hills, CA.; Nutricate Corp., Santa Barbara, CA.; Truston, Inc., Santa Barbara, CA. (Chairman); and SaluDent International, Inc., Santa Barbara, CA. (Chairman). His non-profit activities include: Executive Board, California Coast Venture Forum; and Board of Directors, Santa Barbara County's United Way.

DOUG COLE. Mr. Cole is Vice Chairman and Executive Vice President, has been a director of the Company since 2002 and was our Chief Executive Officer until February 1, 2006 when the company moved its corporate headquarters to Texas. For the past 28 years, Mr. Cole has worked in the information technology industry, with a focus on sales and marketing. He has successfully completed numerous acquisitions, OEM agreements, International Distribution and strategic partnerships for and among various companies over his career. Ranging from Hewlett Packard , Canon, Texas Instruments, Sony and IBM. From 1998 to 2000, Mr. Cole served as a director of RateXchange Corporation and as a director of two of its subsidiaries, RateXchange I, Inc. and PolarCap, Inc. He served as Chairman, Chief Executive Officer, President and Principal Accounting Officer of RateXchange from 1999 to 2000. Mr. Cole was the founder and Chief Executive Officer of Great Bear Technology from its inception in 1992 until its merger with Graphic Zone Inc. in 1992. Mr. Cole is a graduate of the University of California , Berkeley.

PATRICK  R.  QUINN.  Mr.  Quinn  was  appointed as the Company's Chief Financial
Officer in May 2005. In his capacity as CFO, Mr. Quinn is responsible for all facets of accounting, budgeting, treasury and cash management services and has also implemented the compliance process and procedures for Sarbanes-Oxley. Most recently, Mr. Quinn was employed by Primedia Workplace Learning ("PWPL") as Chief Financial Officer from March 2004 to May, 2005. PWPL was a wholly-owned subsidiary of Primedia Inc (NYSE PRM). From 2000 to 2003 Mr. Quinn was Chief Financial Officer for Fusion Laboratories, Inc. From 1997 to 2000 Mr. Quinn was Chief Financial Officer of B.R. Blackmarr & Associates, until its merger into BrightStar Information Technology Corp (NASDAQ BTSR) where he was the Controller. From 1989 to 1997 Mr. Quinn was Vice President/Chief Financial Officer for Affiliated Computer Systems/Precept. Mr. Quinn has also been an adjunct professor of finance in the MBA program at the University of Dallas, where he was rated in the top 5% of the adjunct faculty.

WILLIAM D. JOBE. Mr. Jobe has been a director of the Company since 2002. He has been a private venture capitalist and a computer, communications and software industry advisor since 1991. Prior to that time, he worked in executive management for a number of firms in the computer, software and telecommunications industries including MIPS Technology Development, where he served as President, and Data General, where he was Vice President of North American Sales. Mr. Jobe has served as a director for a number of privately held and publicly held high technology companies including Qualix Group, Inc., Fulltime Software, Inc., Multimedia Access Corporation where he served as chairman of the board and director, Viewcast.com, GreatBear Technology Company, Tanisys Technology, Inc. and Interand Group.

RICHARD G. THAU. Mr. Thau has been a director of the Company since 2004. Mr. Thau is a self-employed consultant/mentor/advisor, and investor in early stage information technology companies and serves as an executive-in-residence at InterWest Partners. From 1990 to 1999, Mr. Thau served as Director, Chairman of the Board and CEO of FullTime Software (formerly Qualix Group), a provider of software for network-based computing. He also is the former CEO of Micro-MRP.

ARTHUR RONALD KIDSON. Mr. Kidson has been a director of the Company since 2004 and is a chartered accountant in South Africa. Mr. Kidson was appointed a director pursuant to the terms of the agreement by which Trinity Learning acquired its interest in RiverBend Group Holdings (Proprietary) Limited. From 1998 to 2000, Mr. Kidson served as the Executive Director of Price Waterhouse Coopers Chartered Accountants in South Africa. Prior to that, Mr. Kidson served as Chairman of Coopers & Lybrand Chartered Accountants in South Africa. RON S. POSNER. Mr. Posner has been a director of the Company since May 2005. Mr. Posner is Chairman of NetCatalyst, a high-technology mergers and acquisitions firm, and a founding general partner of PS Capital LLC, an angel venture capital firm. Mr. Posner has over 30 years experience in the technology industry, having held CEO positions with a number of high technology companies, including Peter Norton Computing, a PC utilities software company. He has been an active investor and advisor to a number of Internet companies including PrizeCentral.com (now called Flipside.com and part of Vivendi-Universal Net Group), tunes.com (now part of Universal Music Group), Spinner.com (now part of AOL Time Warner), STV.com (now part of Sonic Foundry), Match.com (now part of TicketMaster City Search, Inc.), and Novatel Wireless. Mr. Posner serves on the Boards of Directors of eChinaCash and Puresight.

EMPLOYMENT  AGREEMENTS  WITH  MANAGEMENT

We entered into a three-year employment agreement with Patrick Quinn, our Vice President of Finance and Chief Financial Officer on February 1, 2006. The agreement initially provided for base salary of $187,000 per annum ("Annual Base Salary"). According to the agreement, the annual base salary may be further adjusted from time to time by the Board of Directors. The Board will review Mr. Quinn's salary at least once during each calendar year, beginning with calendar year 2007. Mr. Quinn is eligible to participate in all executive benefit plans and to receive an annual bonus on such terms, at such time and in such amount as determined by the Board of Directors. As part of the compensation package given to Mr. Quinn, he will receive during the calendar year of 2006, 250,000 stock options which shall vest over a three-year period pursuant to the Company's 2002 Stock Option Plan. Mr. Quinn's employment period will continue until December 31, 2007 unless earlier terminated. If we terminate the agreement without cause (as defined in the agreement), Mr. Quinn is entitled to receive his annual base salary at the rate then in effect and all benefits then afforded to senior executives for a six month period after the date of termination, together with expenses incurred as of the date of termination. In addition, the Company shall pay Mr. Quinn the portion of the Annual Bonus attributable to any calendar year of the Company (or portion thereof) accrued through the date of termination. If Mr. Quinn terminates the agreement (as defined in the agreement), Mr. Quinn is entitled to receive his Annual Base Salary plus any accrued leave through the date of termination. All of Mr. Quinn's rights to Annual Base Salary and benefits pursuant to the Employment Agreement which accrue or become payable after the date of such termination of the employment period shall cease upon such termination. The agreement contains a non-competition covenant that survives for a period of six months after termination of employment.

We entered into a three-year employment agreement with Douglas Cole, our Executive Vice President on February 1, 2006. The agreement initially provided for base salary of $180,000 per annum ("Annual Base Salary"). According to the agreement, the annual base salary may be further adjusted from time to time by the Board of Directors. The Board will review Mr. Cole's salary at least once during each calendar year, beginning with calendar year 2007. Mr. Cole is eligible to participate in all executive benefit plans and to receive an annual bonus on such terms, at such time and in such amount as determined by the Board of Directors. As part of the compensation package given to Mr. Cole, he will receive during the calendar year of 2006, 250,000 stock options which shall vest over a three-year period pursuant to the Company's 2002 Stock Option Plan. Mr. Cole's employment period will continue until December 31, 2007 unless earlier terminated. If we terminate the agreement without cause (as defined in the agreement), Mr. Cole is entitled to receive his annual base salary at the rate then in effect and all benefits then afforded to senior executives for a six month period after the date of termination, together with expenses incurred as of the date of termination. In addition, the Company shall pay Mr. Cole the portion of the Annual Bonus attributable to any calendar year of the Company (or portion thereof) accrued through the date of termination. If Mr. Cole terminates the agreement (as defined in the agreement), Mr. Cole is entitled to receive his Annual Base Salary plus any accrued leave through the date of termination. All of Mr. Cole's rights to Annual Base Salary and benefits pursuant to the Employment Agreement which accrue or become payable after the date of such termination of the employment period shall cease upon such termination. The agreement contains a non-competition covenant that survives for a period of six months after termination of employment.

We appointed Dennis Cagan as the Company's Chief Executive Officer ("CEO") on May 9, 2006. Mr. Cagan continues to serve on the Company's Board of Directors. We entered in to a consulting agreement with CaganCo Incorporated ("Cagan Inc."), a limited liability company which Mr. Cagan controls, pursuant to which Cagan Inc. will receive compensation of $240,000 per year and Mr. Cagan will serve as the Company's Chief Executive Officer. Mr. Cagan will personally receive stock options to purchase 250,000 shares of the Company's common stock (the "Options"), such that 50% of the Options will vest immediately on the date of appointment as interim CEO and 50% of the Options will vest six months from the date of appointment. The exercise price is $0.16 per share. Mr. Cagan will also be eligible to participate in all executive bonus programs that all of the Company's executives are eligible for.

AUDIT  COMMITTEE

The  Company  has an Audit Committee established in accordance with Section 3(a)
(58) (A) of the Securities Exchange Act of 1934, which consists of Richard Thau, William Jobe and Arthur Kidson. Richard Thau is the Chairperson of the committee. This committee, among other things, reviews the annual audit with the Company's independent accountants. In addition, the audit committee has the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The Company's Board of Directors has determined that the Company has at least one audit committee financial expert on its Audit Committee. Mr. Richard Thau, the audit committee financial expert, is independent as that term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Act of 1934.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

Our directors and executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act ("Section 16(a)"), which require them to file reports with respect to their ownership of common stock and their transactions in common stock. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto as well as written representations provided to us by our executive officers, directors and 10 percent shareholders, we are unaware of any such persons failing to file on a timely basis any reports required by Section 16(a) of the Exchange Act, except for the following: (i) Richard Thau, Ron Posner, Arthur Kidson, Dennis Cagan and Patrick Quinn inadvertently filed their Form 3s late,
(ii) Doug Cole, William Jobe, Richard Thau, Arthur Kidson and Ron Posner inadvertently filed their Form 4s late with regards to stock options granted to them under the Company's 2002 Stock Option Plan in 2004 and 2005, and (iii) Doug Cole inadvertently filed his Form 4 late with regards to private transfers without consideration of shares held by him in a limited liability company of which he is a member and manager.

CODE  OF  ETHICS

We have adopted a code of ethics that applies to all employees of our company, including employees of our subsidiaries, as well as each member of our board of directors. The code of ethics is available on our website at www.trinitylearning.com.

                             EXECUTIVE COMPENSATION

The table below sets forth certain information regarding the annual and long-term compensation for services by the named executive officers to us in all capacities for the fiscal years ended June 30, 2005 and 2004, the nine month transitional period ended June 30, 2003 and information as of June 5, 2006. These individuals received no other compensation of any type, other than as set out below, during the periods indicated.

                           SUMMARY COMPENSATION TABLE

                  Annual Compensation                     Long Term Compensation
           ------------------------------           ---------------------------------
                                                                        Long
                                             Other   Restr              Term      All
Name &                                      Annual   icted            Incen-    Other
Principal                                   Compen   Stock    Stock     tive   Compen
Position           Year   Salary    Bonus   sation  Awards  Options   Payout   sation
-------------------------------------------------------------------------------------
Dennis Cagan       2006* $240,000        -       -        -  375,000       -        -
 Chief Executive
 Officer and
 Director (1)

Doug Cole
 Executive Vice
 Presient          2006* $180,000        -  $12,000       -  250,000        -        -
                   2005  $180,000        -  $64,000       -  500,000        -        -
                   2004  $180,000        -  $12,000       -  250,000        -        -
                   2003  $135,000  $25,000  $ 9,000       -  250,000        -  $12,500

Edward P. Mooney
 President(3)      2005  $180,000        -  $12,000       -  500,000        -        -
                   2004  $180,000           $12,000       -  250,000        -        -
                   2003  $135,000  $25,000   $9,000       -  250,000        -

Rich Marino
 Chief Operating
 Officer (2)       2005  $210,000  $30,000  $17,000       -  250,000        -        -
                   2004        -        -        -        -        -        -        -
                   2003        -        -        -        -        -        -        -

Patrick R. Quinn
 Chief Financial
 Officer
(Partial year)     2006* $180,000       -    $5,000       -  500,000        -        -
                   2005   $25,223       -        -        -  250,000        -        -

* Amounts shown for the 2006 fiscal year ending June 30, 2006, are stated as of June 5, 2006.
(1) Mr. Cagan was appointed on May 9, 2006, as the Company's Chief Executive Officer.
(2) Mr. Marino resigned as the Company's Chief Executive Officer on May 3, 2006.
(3) Mr. Mooney resigned as President of the company on January 9, 2006.

The following table sets forth the individual stock option grants made during the fiscal year ended June 30, 2005 to each of the above named executive officers.

STOCK  OPTION  GRANTS  IN  LAST  FISCAL  YEAR

The following table sets forth the individual grants of stock options for each of the below named executive officers, as of June 8, 2006. No stock options were exercised during the period ending June 8, 2006.


                              Individual Grants
                                -------------
                                   % of Total
                     Number of  Total Options
                    Securities     Granted to       Exercise
                    Underlying   Employees in        Price       Expiration
Name                   Options    Fiscal Year      per Share           Date
-----------------  -----------  -------------  -------------  -------------
Dennis Cagan           125,000          9.09%          $0.16      5/09/2011
                       250,000         18.18%          $0.19      2/08/2011
Doug Cole              250,000         18.18%          $0.19      2/08/2011
Patrick R. Quinn       250,000         18.18%          $0.19      2/08/2011
                       250,000         18.18%          $0.16      5/03/2011
Rich Marino (1)        250,000         18.18%          $0.19      2/08/2011

(1)  Rich  Marino  resigned  as  the Company's Chief Executive Officer on May 3,
2006.

The following table sets forth the aggregate stock option exercises and fiscal year-end option values for each of the above named executive officers, as of June 8, 2006. This table reflects September 1, 2006, as the vesting date of the options set forth below. No stock options were exercised as of June 8, 2006.

                                          Number of Securities         Exercise Value
                      Shares            Underlying Unexercised         of Unexercised
                    Acquired                 Options as of Sep.     Options at below date
                          on       Value  1, 2006; Exercisable/         Exercisable/
Name                Exercise    Realized         Unexercisable          Unexercisable
------------------  --------  ---------- ---------------------  ---------------------
                                                                   ($0.10 on 6/08/05)
Dennis Cagan               0           0   346,896  /  178,104    $34,690  /  $17,810
Doug Cole                  0           0   908,474  /  341,526    $90,847  /  $34,153
Edward P. Mooney           0           0    78,045  /  171,955     $7,805  /  $17,196
Patrick R. Quinn           0           0   322,461  /  427,539    $32,246  /  $42,754
Rich Marino (1)            0           0   234,295  /  515,705    $23,430  /  $51,571

(1)  Rich  Marino  resigned  as  the Company's Chief Executive Officer on May 3,
2006.

COMPENSATION  OF  DIRECTORS

Non-employee members of our board of directors have been granted options from time to time to purchase shares of our common stock, but are not otherwise compensated in their capacity as directors. We do not pay any fees for attendance at committee meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 5, 2006 regarding current beneficial ownership of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based on 41,615,513 outstanding shares of common stock as of June 5, 2006. Unless otherwise indicated, the address for each of the following is 4101 International Parkway Carrollton, Texas 75007.

                                                                   Total        Percent
                                                   Number of    Beneficial      of Class
                                    Number of      Options &     Ownership   Beneficially
Beneficial Owner                 Shares Owned    Warrants (1)          (2)         Owned
-------------------------------  ------------    ------------   -----------   ------------
Dennis J. Cagan
 Chief Executive Officer
 and Director                               0      346,869 (3)       346,869           *

Doug Cole
 Executive Vice President
 and Director                     2,009,972        908,474 (4)     2,918,446         6.86%

William Jobe
 6654 Bradbury Court
 Fort Worth, TX  76132
 Director                             200,000      467,964 (5)       667,964         1.58%

Arthur R. Kidson
 2 Epsom Road
 Stirling, East London
 Republic of South Africa
 Director                                   0      346,499 (6)       346,499           *

Richard G. Thau
 2468 Sharon Oaks Drive
 Menlo Park, CA  94025
 Director                                   0      509,644 (7)       509,644          1.21%

Ron S. Posner
 820 Stony Hill Road
 Tiburon, CA 94920
 Director                             100,000      224,425 (8)       324,425           *

Patrick R. Quinn
 Chief Financial Officer                    0      322,461 (9)       322,461           *

Steven Hanson
 1319 NW 86th Street
 Vancouver, WA 98665
 5% Shareholder                     2,000,000      3,000,000      5,000,000        12.01%

Theodore Swindells
 11400 Southeast 8th Street
 Bellevue, WA 98004
 5% Shareholder                     1,550,000      1,275,000      2,825,000         6.79%

Luc Verelst
 Verbier, Switzerland  1936
 5%  Beneficial Owner               3,725,138      4,000,000      7,725,138        18.56%

All executive officers and
 directors of the Company as a
 group (7 persons)                  2,309,972      3,126,336      5,414,234         12.1%


*Denotes  less  than  one  percent  (1%).

** Unless otherwise stated, all stock options granted expire 5 years from the date of the respective stock option grant.

(1) Reflects warrants, options or other convertible securities that will be exercisable, convertible or vested as the case may be within 60 days of June 5, 2006.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following June 5, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such shareholder's name.

(3) Consists of (i) 25,000 stock options, which are fully vested, granted on October 9, 2002 and which expire on October 9, 2007; (ii) 125,000 stock options granted on May 19, 2005, of which 71,896 would vest by September 1, 2006; (iii) 250,000 stock options granted on May 9, 2006, of which 125,000 would vest by September 1, 2006; and (iv) 125,000 stock options granted on February 8, 2006, fully vested. **

(4) Consists of (i) 250,000 stock options, fully vested, granted on December 1, 2002 and which expire on October 9, 2007; (ii) 250,000 stock options granted on December 31, 2003, of which 234,490 would vest by September 1, 2006; (iii) 250,000 stock options granted on January 28, 2005, of which 164,023 would vest by September 1, 2006; (iv) 250,000 stock options granted on April 18, 2005, of which 148,850 would vest by September 1, 2006; and (v) 250,000 stock options granted on February 8, 2006, of which 111,111 would vest by September 1, 2006.
**

(5) Consists of (i) 25,000 stock options, fully vested, granted on October 9, 2002; (ii) 125,000 stock options granted on December 31, 2003, of which 117,245 would vest by September 1, 2006; (iii) 25,000 stock options granted on September 1, 2004, of which 19,283 would vest by September 1, 2006; (iv) 125,000 stock options granted on January 28, 2005, of which 82,011 would vest by September 1, 2006; (v) 125,000 stock options granted on April 18, 2005, of which 74,425 would vest by September 1, 2006; and (v) 150,000 stock options granted on February 8, 2006, which are fully vested. **

(6) Consists of (i) 125,000 stock options granted on February 1, 2004, of which 114,641 would vest by September 1, 2006; (ii) 25,000 stock options granted on September 1, 2004, of which 19,283 would vest by September 1, 2006; (iii) 50,000 stock options granted on January 28, 2005, of which 32,805 would vest by September 1, 2006; (iv) 50,000 stock options granted on April 18, 2005, of which 29,770 would vest by September 1, 2006; and (v) 150,000 stock options granted on February 8, 2006, which are fully vested. **

(7) Consists of (i) 25,000 stock options, which are fully vested, granted on October 9, 2002 and which expire on October 9, 2007; (ii) 125,000 stock options granted on February 1, 2004, of which 114,641 would vest by September 1, 2006;
(iii) 50,000 stock options granted on September 1, 2004, of which 38,566 would vest by September 1, 2006; and (iv) 125,000 stock options granted on January 28, 2005, of which 82,011 would vest by September 1, 2006; (v) 125,000 stock options granted on April 18, 2005, of which 74,425 would vest by September 1, 2006; and
(vi)  175,000 stock options granted on February 8, 2006, which are fully vested.
**

(8) Consists of (i) 25,000 stock options, which are fully vested, granted on April 1, 2003 and which expire on October 9, 2007; (ii) 125,000 stock options granted on April 18, 2005, of which 74,425 would vest by September 1, 2006; and
(iii)  125,000  stock  options  granted  on  February  8, 2006, fully vested. **
(9) Consists of (i) 250,000 stock options, granted on April 18, 2005, of which 148,850 would vest by September 1, 2006; (ii) 250,000 stock options granted on February 8, 2006, fully vested; and (iii) 250,000 stock options granted on April 18, 2005, of which 62,500 would vest by September 1, 2006. **


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of July 15, 2002, we entered in a two-year Advisory Agreement with Granite Creek Partners, LLC ("GCP"), formerly King's Peak Advisors, LLC, automatically renewable for an additional 12-month period. Under the terms of the Advisory Agreement, GCP agreed to provide us with general corporate, financial, business development and investment advisory services on a non-exclusive basis. These services include assisting with the identification of placement agents, underwriters, lenders and other sources of financing, as well as additional qualified independent directors and members of management. GCP is a private company whose principals are Messrs. Cole, Mooney and Mr. Swindells. At our August 19, 2003 board of directors', meeting, our board of directors voted to suspend the Advisory Agreement from August 15, 2003 until January 2004, and this agreement remains suspended. Through December 31, 2003, GCP had earned a total of $315,000 under the Advisory Agreement, $110,000 of which was converted into 4,400,000 shares of our common stock in March 2003. The remaining balance of $205,000 was paid in full to GCP as of June 30, 2004.

As of July 31, 2002, we entered into an Advisory Agreement with EAS, a private entity of which Mr. Swindells is a principal, pursuant to which EAS agreed to provide financial advisory and investment banking services to us in connection with various equity and/or debt transactions. In exchange for such services, we agreed to pay EAS a retainer fee of $5,000 per month and a commission ranging from 5% to 7% based on the type of transaction consummated, such fees being payable, at EAS' option, in cash or our common stock. On October 2, 2003, we renewed the agreement with EAS on terms similar to those contained in the first agreement. On January 1, 2004, we amended the October 2003 agreement in connection with our January 2004 senior convertible bridge note offering, which closed on May 28, 2004, for which we paid EAS a fee of 10%. Through June 30, 2004, EAS had earned a total of $1,065,104 pursuant to our arrangement with them, of which $345,450 was earned in connection with private equity and/or debt transactions and $719,654 was earned for advisory services in connection with certain acquisitions. In January 2004, 250,000 shares of our common stock with a fair market value of $375,000 were paid to EAS in the Company's common stock. As of June 30, 2004, the balance owed to EAS was $66,653. On May 27, 2004, European American Perinvest Group, a subsidiary of EAS, invested $100,000 in our 2004 senior convertible bridge note offering. On May 28, 2004, this investment was converted to 166,699 restricted shares of our common stock as part of the total conversion of this financing to 4,520,069 shares of our common stock. During the period August 2001 to June 30, 2002, Mr. Swindells advanced a total of $925,000 to us by way of short-term non-interest bearing working capital loans. We repaid $500,000 of the total amount owing in September 2003 and issued an aggregate of 850,000 shares of our common stock to Mr. Swindells in November 2003 in payment of the remaining balance of $425,000. During the period June 2004 to October 2004, Mr. Swindells advanced us $155,000. On August 10, 2004 we repaid $50,000 of this amount and on November 2, 2004 we paid the remaining balance of $105,000. On October 14, 2004, Mr. Swindells exercised warrants to purchase 300,000 shares of our common stock at $0.05 per share.

In October 2002, we issued convertible promissory notes in the aggregate principal amount of $500,000 (the "Bridge Financing Notes") to certain individuals and entities, and in connection with the issuance of the Bridge Financing Notes, issued warrants to the holders of the notes to purchase additional shares of common stock. Of the total principal amount of the Bridge Financing Notes, $55,000 was advanced by GCP and $120,000 by Mr. Swindells. On May 19, 2003, the aggregate principal amount of the Bridge Financing Notes and accrued interest thereon of $34,745 was converted into 1,336,867 shares of common stock at a price of $0.40 per share. The warrants issued in connection with the Bridge Financing Notes are exercisable for a period of one year at a price of $0.05 per share, and contain a net issuance provision whereby the holders may elect a cashless exercise of such warrants based on the fair market value of the common stock at the time of conversion. On March 26, 2004, GCP exercised its warrants in a cashless exercise for which it received a total of 126,042 shares of common stock.

In connection with our acquisition of our interest in IRCA, we entered into an agreement with Titan Aviation Ltd. ("Titan"), a private company held in a trust of which Mr. Martin Steynberg and other business partners are the beneficiaries. Pursuant to this agreement, we paid Titan on May 14, 2004 the sterling equivalent of the sum of 4,000,000 South African Rand (or $607,165) in consideration for various services rendered to IRCA. Mr. Steynberg, who is a stockholder in IRCA Investments (Proprietary) Limited, which owns 25.1% of IRCA, became a director of our company on January 1, 2004 pursuant to the terms of the IRCA acquisition.

William Jobe, one of our directors, was paid a total of $59,500 during the period December 2003 to May 2004 as compensation for merger and acquisition services associated with our acquisition of TouchVision. In August 2004, we paid Mr. Jobe an additional $4,815 in connection with the TouchVision transaction. Ted Swindells, a holder of approximately 9.8% of the Company's Common Stock, lent the Company $300,000 in April, 2005 pursuant to a non interest bearing unsecured demand promissory note. The loan proceeds were used for working capital. $250,000 of the loan was repaid in October, 2005.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the National Association of Securities Dealers OTC Electronic Bulletin Board since December 23, 2003 under the symbol "TTYL." Prior to this date, Trinity Learning's common stock was traded on the Pink Sheets, a privately owned company headquartered in New York. Neither we nor any of our affiliated purchasers, as that term is defined in Rule 10b-18 under the Securities Exchange Act of 1934, repurchased any of our common stock during the period April 1 through June 5, 2006.

The following table sets forth the high and low bid quotations, as provided by the OTC Bulletin Board, for our common stock as reported by NASDAQ. These prices are based on inter-dealer bid prices, without markup, markdown, commissions or adjustments and may not represent actual transactions.

Fiscal Year ending June 30, 2006:           High           Low
--------------------------------       ------------  ------------
April 1, 2006 to June 30, 2006 *       $      0.20   $      0.10
January 1, 2006 to March 31, 2006      $      0.30   $      0.14
October 1, 2005 to December 31, 2005   $      0.31   $      0.21
July 1, 2005 to September 30, 2005     $      0.31   $      0.20

Fiscal Year Ended June 30, 2005:           High           Low
--------------------------------       ------------  ------------
April 1, 2005 to June 30, 2005         $      0.45   $      0.22
January 1, 2005 to March 31, 2005      $      1.05   $      0.13
October 1, 2004 to December 31, 2004   $      1.50   $      0.70
July 1, 2004 to September 30, 2004     $      1.65   $      0.85

Fiscal Year Ended June 30, 2004:           High           Low
--------------------------------       ------------  ------------
April 1, 2004 to June 30, 2004         $      1.50   $      0.80
January 1, 2004 to March 31, 2004      $      2.50   $      1.50
October 1, 2003 to December 31, 2003   $      1.59   $      0.03
July 1, 2003 to September 30, 2003     $       N/A   $       N/A

* As of June 5, 2006

NUMBER  OF  STOCKHOLDERS

As of June 5, 2006, there were approximately 795 shareholders of record of our common stock.

DIVIDEND  POLICY

We have never declared or paid dividends on our common stock in the past, and we do not intend to pay such dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors our board of directors deems relevant.

REPURCHASES  OF  COMMON  STOCK

Neither we nor any of our affiliated purchasers, as that term is defined in Rule 10b-18 under the Securities Exchange Act of 1934, repurchased any of our common stock during the period April 1 through June 5, 2006.

THE  2002  STOCK  PLAN

An aggregate of 13,500,000 shares of our common stock are currently authorized for issuance pursuant to our 2002 Stock Plan. This plan was approved on December 2, 2002, at a special meeting of our shareholders. The Plan allowed for a maximum aggregate number of shares that may be optioned and sold under the plan of (a) 3,000,000 shares, plus (b) an annual 500,000 increase to be added on the last day of each fiscal year beginning in 2003 unless a lesser amount is determined by the board of directors. The plan became effective with its adoption and remains in effect for ten years unless terminated earlier. On
December 30, 2003, the board of directors amended the 2002 Stock Plan to allow for a maximum aggregate number of shares that may be optioned and sold under the plan of (a) 6,000,000 shares, plus (b) an annual 1,000,000 increase to be added on the last day of each fiscal year beginning in 2004 unless a lesser amount is determined by the board of directors. Options granted under the plan vest 25% on the day of the grant and the remaining 75% vests monthly over the next 36 months.

Equity Compensation Plan Information

The following table sets forth certain information regarding securities authorized for issuance under the 2002 Stock Plan at June 5, 2006:

                                  Number of         Weighted      Number of
                                 Securities          Average     Securities
                                 to be Issued       Exercise      Remaining
                                Upon Exercise       Price of      Available
                               of Outstanding    Outstanding     for Future
Plan Name                         Options            Options       Issuance
-------------------------    ----------------  -------------  -------------
Equity compensation
 plan approved by
 security holders               14,467,000         $0.38        5,533,000



SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders.

                                      Number of Shares
                                      Issuable Assuming      Percent                          Shares Beneficially Owned
                                     Full Conversion of     Ownership                              After Offering
Selling Stockholder                    Notes/Exercise     Assuming Full   Number of Shares
-------------------                    of Warrants        Conversion (4)  Included Herein       Number       Percent
                                       ---------------    -------------   ------------------    ------       -------
Palisades Master Fund LP                14,480,000(1)       25.81% (2)        18,824,000(3)        -0-           --
Jack Rutherford                           638,568(5)         1.51%               830,138           -0-           --
William T. Merrill                        132,978(5)           *                 172,931           -0-           --
David Spada                               132,978(5)           *                 172,931           -0-           --

* less than 1%.

(1) Number of shares includes (i) shares issuable upon conversion of the convertible debentures by the selling stockholder, assuming a conversion price of $0.25, which represents 147% of the closing price of $0.17 on the date we entered into the Securities Purchase Agreement pursuant to which the we sold the convertible debentures, and (ii) shares issuable upon exercise of the warrants issued to the selling stockholder.

(2) Assumes waiver by the selling stockholder of the provision that limits the number of shares to be held by it to 4.99%.

(3) Number of shares includes shares issuable as interest payments on the entire $4,500,000 principal amount of the senior secured convertible debentures plus accrued interest at the annual rate of 15% until maturity, or four years from the date of issuance, taking into effect the requirement of redemption of 1/24 of the face amount of the debenture each month beginning on April 1, 2008,. In addition, it includes additional shares to be issued upon the exercise of the warrants. Under the terms of the secured convertible debentures, for purposes of determining the total number of shares to be included in this registration statement, we are required to multiply by a factor of 1.3 the number of shares issuable upon conversion of the convertible debentures and upon exercise of the warrants.

(4) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment. The percentage of shares owned by each selling stockholder is based on a total outstanding number of 41,615,513 as of June 5, 2006.

(5) Number of shares includes (i) shares of common stock issued to the selling stockholders in consideration of their respective investment in the Company, and
(ii) shares issuable upon exercise of the warrants issued to the selling stockholders.

The following is a description of the selling shareholders relationship to us and how each the selling shareholder acquired the shares to be sold in this offering:

On March 31, 2006, we entered into a Securities Purchase Agreement with certain accredited investors for the issuance of an aggregate of $4,500,000 in face amount of 15% Senior Secured Convertible Debentures (the "Debentures") maturing March 31, 2010, and four year warrants (the "Warrants") to purchase an aggregate of 7,200,000 shares of common stock of the Company. The Debentures accrue interest at a rate of 15% per annum . The Debentures are convertible into shares of the Company's common stock at a price equal to $0.25 per share. The Company is obligated to pay 1/24th of the face amount of the Debenture on the first of every month, starting March 31, 2008, which payment can be made in cash or in common stock of the Company. The Company may pay this amortization payment in cash or in stock at the lower of $0.25 per share (the "Set Price") or 80% of the volume weighted average price of the Company's stock for the twenty trading days prior to the repayment date. The Company's obligation to repay Debentures is secured by all of its assets, and the assets of its wholly owned subsidiary, Trinity Workplace Learning Corporation (the "Subsidiary"), pursuant to a certain Security Agreement which the Company and the Subsidiary entered into with the investors on March 31, 2006. In addition, the Company's Subsidiary entered into a Subsidiary Guarantee with the investors on March 31, 2006 pursuant to which the Subsidiary agreed to guarantee the Company's repayment of the Debentures to the investors.

In the event of default, the investors may require payment, which shall be the greater of: (A) 130% of the principal amount of the Debenture to be prepaid, plus all accrued and unpaid interest thereon, or (B) the principal amount of the Debenture to be prepaid, divided by the conversion price on (x) the date the default amount is demanded or otherwise due or (y) the date the default amount is paid in full, whichever is less, multiplied by the volume weighted average price on (x) the date the default amount is demanded or otherwise due or (y) the date the default amount is paid in full, whichever is greater.

The Warrants are exercisable into shares of the Company's common stock at a price equal 120% of closing bid price of the Company's common stock on the day that is one day prior to the initial closing date. If at any time after one year from the date of issuance of the Warrant, there is no effective registration statement registering the resale of the shares underlying the Warrant, then the Warrant may be exercised at such time by means of a cashless basis. The number of shares underlying the warrants equals 40% of the shares of common stock issuable on full conversion of the Debentures at the Set Price (as if the Debentures were so converted on March 31, 2006).

The investors have agreed to restrict their ability to convert their debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion of the Debentures does not exceed 4.99% or exercise of the Warrants does not exceed 9.99% of the then issued and outstanding shares of common stock. Furthermore, the investors may exercise the Warrants on a cashless basis if the shares underlying the Warrants are not then registered. In the event of a cashless exercise, we will not receive any proceeds.

On March 2, 2006, Jack Rutherford loaned to us an amount of $100,000 which is convertible pursuant to the terms of the loan into 625,000 shares of Common Stock. In addition we issued 625,000 warrants exercisable at $0.20 per share to Mr. Rutherford in consideration of the loan made. We further sold 250,000 warrants exercisable at $0.15 per share to Mr. Rutherford in consideration for his investment in the amount of $100,000 in us on March 2, 2006.

On March 3, 2006, we sold to William T. Merrill 156,250 restricted shares of Common Stock in consideration of $25,000. In addition we issued to Mr. Merrill 156,250 warrants exercisable at $0.20 per share which expire on March 3, 2008.

On March 3, 2006, we sold to David Spada 156,250 restricted shares of Common Stock in consideration of $25,000. In addition we issued to Mr. Spada 156,250 warrants exercisable at $0.20 per share which expire on March 3, 2008.


                            DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary. You should also refer to the copies of our articles of incorporation and bylaws which are included as exhibits to our Quarterly Report on 10-QSB filed on May 20, 2003 and Quarterly report on Form 10-QSB filed on August 21, 2005, respectively. Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. As of June 5, 2006, there were 41,615,513 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

COMMON  STOCK

We are authorized to issue 100,000,000 shares of common stock of which as of June 5, 2006, 41,615,513 shares are issued and outstanding. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

PREFERRED  STOCK

Our board of directors is authorized without further stockholder approval, to issue from time to time up to a total of 10,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of these series without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our management without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. Currently, there are no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

WARRANTS
Through June 5, 2006, the Company had issued warrants for purchase of its common stock to investors and service providers in connection with its financing transactions. The principal terms of the warrants are summarized below:

As  of  June  5,  2006,  we  had  the  following  warrants  outstanding:

Warrants to acquire 250,000 shares that expire on March 2, 2008, and that are currently exercisable at $0.15 per share.

Warrants to acquire 750,000 shares that are currently exercisable at $0.20 per share. Of these warrants, 500,000 expire on March 2, 2008, 125,000 expire on March 3, 2008 and 125,000 expire on March 4, 2008.

Warrants to acquire 15,887,677 shares that are currently exercisable at $0.25 per share. Of these warrants, 2,938,000 expire on September 30, 2007, 7,708,600 expire on October 31, 2007, 850,000 expire on November 25, 2007, 20,000 expire on July 8, 2008, 200,050 expire on October 31, 2008, 1,476,027 expire on January 6, 2009, 1,146,000 expire on February 27, 1010 and 1,549,000 expire in May 27,
2010.

Warrants to acquire 3,391,362 shares that expire on July 13, 2010 and that are currently exercisable at $0.26 per share.

Warrants to acquire 376,818 shares that expire on July 13, 2010 and that are currently exercisable at $0.27 per share.

Warrants to acquire 75,000 shares that are currently exercisable at $0.30 per share. Of these warrants, 50,000 expire on March 13, 2008, and 25,000 expire on March 21, 2008.

Warrants to acquire 1,600,000 shares that expire on August 31, 2009 and that are currently exercisable at $0.81 per share.

Warrants to acquire 5,873,300 shares that are currently exercisable at $1.00 per share. Of these warrants, 425,000 expire in November 25, 2007, 125,000 expire in July 28, 2009, 3,854,300 expire on October 31, 2010, and 1,469,000 expire in
September  30,  2010.

Warrants to acquire 312,500 shares that are exercisable at $0.20 per share and which expire on March 3, 2008.

TRANSFER  AGENT  AND  REGISTRAR

The transfer agent and registrar for our common stock is Standard Registrar & Transfer, 12528 So. 1840 East, Draper, Utah 84020.


                              PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the named selling stockholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the common stock by one or more of the following methods, without limitation:

o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

o Ordinary brokerage transactions and transactions in which the broker solicits purchases;

o  Privately  negotiated  transactions;

o  In  connection  with  short  sales  of  company  shares;

o Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

o  By  pledge  to  secure  debts  of  other  obligations;

o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

o  In  a  combination  of  any  of  the  above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock will be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers are deemed to be underwriters under the Securities Act while affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The issued and outstanding common stock, as well as the common stock to be issued offered by this prospectus was originally, or will be, issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock issued or to be issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP.

                                     EXPERTS

The Company's balance sheets as of June 30, 2005, and the related statements of operations, stockholders' equity, and cash flows for the years then ended included in this Prospectus have been audited by Chisholm, Bierwolf & Nilson, LLC, respectively, Certified Public Accountants, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The Company's statements of operations, stockholders' equity, and cash flows for the year ended June 30, 2004 included in this Prospectus have been audited by BDO Seidman, LLP, Independent Registered Public Accounting Firm, as set forth in their report appearing elsewhere herein and included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

Trinity Learning Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements, other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, Woolworth Building, 233 Broadway New York, New York Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statementCopies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Utah law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 16-10a-841 of the Utah Revised Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TRINITY LEARNING CORPORATION

                         INDEX TO FINANCIAL STATEMENTS


  June 30, 2005

  Report of Independent Registered Public Accounting Firm (2005)             F-1
  Report of Independent Registered Public Accounting Firm (2004)             F-2

  Financial Statements:

  Balance Sheet as                                                           F-3
  Statement of Operations                                                    F-4
  Statement of Stockholders' Equity                                   F-5 to F-7
  Statement of Cash Flows                                                    F-8
  Notes to Financial Statements                                     F-9  to F-29

  March 31, 2006
  Condensed Balance Sheet as of March 31, 2006 (Unaudited)
  and as of June 30, 2005 (Audited)                                         F-30

  Consolidated Statement of Operations for the Three Months
  Ended March 31, 2006 and 2005 (Unaudited), and for the
  Nine Months Ended March 31, 2006 and 2005 (Unaudited)                     F-31

  Consolidated Statements of Cash Flows for the nine months ended
  March 31, 2006 and 2005 (Unaudited)                                       F-32

  Notes to Condensed (Unaudited) Financial Statements               F-33 to F-35

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board  of  Directors  and  Shareholders
Trinity  Learning  Corporation
Lafayette,  California

We have audited the accompanying balance sheet of Trinity Learning Corporation as of June 30, 2005, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, and the results of their operations and their cash flows of Trinity Learning Corporation for the year ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has a working capital deficit and has suffered recurring operating losses, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/S/  Chisholm,  Bierwolf  &  Nilson,  LLC
-----------------------------------------

Chisholm,  Bierwolf  &  Nilson,  LLC
Bountiful,  Utah
November  1,  2005

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board  of  Directors  and  Corporation
Trinity  Learning  Company
Berkeley,  California

We have audited the accompanying consolidated statement of operations and comprehensive loss, stockholders' equity (deficit) and cash flows of Trinity Learning Corporation for the year ended June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an option on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, and the results of its operations and its cash flows of Trinity Learning Corporation for the year ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has suffered losses from operations and has negative working capital. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  BDO  Spencer  Steward
Pretoria,  South  Africa
November  22,  2004

                 TRINITY LEARNING CORPORATION AND SUBSIDIARIES
                                 BALANCE SHEET
                              As of June 30, 2005
                                                             June 30, 2005
                                                            ---------------
                                   Assets
Current Assets
 Cash and Cash Equivalents                                  $      752,261
 Accounts Receivable                                             3,540,415
 Inventory                                                       1,632,750
 Prepaid Expenses and Other Current Assets                       1,160,272
                                                            ---------------
   Total Current Assets                                          7,085,698

Property & Equipment, net                                        5,876,999
Program Inventory, net                                           5,133,334
Restricted Cash                                                  5,091,670
Debt Insurance Costs                                               197,888
                                                            ---------------
   Total Assets                                             $   23,385,589
                                                            ===============
               Liabilities and Stockholders' Equity (Deficit)
Liabilities
 Accounts Payable                                           $    3,134,406
 Accrued Expenses                                                1,625,901
 Interest Payable                                                   23,379
 Deferred Revenue                                                4,042,842
 Capital Lease   Current                                         1,115,666
 Notes Payable   Current                                           663,446
 Notes Payable   Related Parties                                 1,023,087
                                                            ---------------
   Total Current Liabilities                                    11,628,727
                                                            ---------------
 Obligations under capital leases                               13,242,920
 Notes Payable   Non-current                                     1,586,655
 Notes Payable   Related Parties                                    20,000
 Equity Investment in Associated Company                           500,000
 Other Long-term Liabilities                                         7,554
                                                            ---------------
   Long-Term Liabilities                                        15,357,129
                                                            ---------------
   Total Liabilities                                            26,985,856

Minority Interest                                                  287,061
                                                            ---------------
Contingently Redeemable Equity                                   2,510,000
                                                            ---------------
Stockholders' Equity (Deficit)
 Preferred Stock, 10,000,000 Shares Authorized at No Par
  Value, No Shares Issued and Outstanding                                -
 Common Stock, 100,000,000 Shares Authorized at No Par
  Value; 37,719,889 shares Issued and
  Outstanding                                                   32,000,792
 Accumulated Deficit                                           (38,266,018)
 Deferred Financial Advisor Fees                                  (142,920)
 Other Comprehensive Gain (Loss)                                    10,818
                                                            ---------------
   Total Stockholders' Equity (Deficit)                         (6,397,328)

   Total Liabilities and Stockholders' Equity (Deficit)     $   23,385,589
                                                            ===============

The accompanying notes are an integral part of these financial statements.

                 TRINITY LEARNING CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
           For the Fiscal Year Ended June 30, 2005 and June 30, 2004
                                                Fiscal Year Ended   Fiscal Year Ended
                                                   June 30, 2005       June 30, 2004
                                                -----------------   -----------------
Revenue
 Sales Revenue                                  $      11,176,975   $       2,590,091
 Cost of Sales                                        (2,910,244)           (475,076)
                                                -----------------   -----------------
   Gross Profit                                         8,266,731           2,115,015

Expense
 Salaries & Benefits                                    7,497,629           3,636,498
 Professional Fees                                      1,495,874           1,163,603
 Professional Fees   Related Parties                      187,920             225,000
 Selling, General & Administrative                      4,837,038           1,886,514
 Depreciation & Amortization                            2,783,664             279,360
                                                -----------------   -----------------
   Total Expense                                       16,802,125           7,190,975
                                                -----------------   -----------------
Loss from Operations                                  (8,535,394)         (5,075,960)

Other Income (Expense)
 Interest, net                                        (2,445,410)           (209,863)
 Equity Losses and Impairment of Investment
  in Associated Companies                             (4,192,460)         (2,714,985)
 Debt Conversion                                        (231,579)         (3,449,332)
 Impairment of  Intangible Assets                       (234,280)                   -
 Gain/(Loss) on Sale of Assets                           (31,834)                   -
 Foreign Currency Gain (Loss)                                   -             (4,463)
                                                -----------------   -----------------
   Total Other Income (Expense)                       (7,135,563)         (6,378,643)
                                                -----------------   -----------------
Minority Interest                                          59,215             (7,460)
                                                -----------------   -----------------
Loss Before Income Taxes                             (15,611,742)        (11,462,063)

Income Taxes                                                3,300                   -
                                                -----------------   -----------------
Net Loss                                        $    (15,615,042)   $    (11,462,063)
                                                =================   =================
Net Loss Per Common Share   Basic and Diluted   $          (0.49)   $          (0.50)
                                                =================   =================
Weighted Average Shares Outstanding                    31,925,184          22,827,313
                                                =================   =================

A summary of the components of other comprehensive loss for the fiscal year ended June 30, 2005 and 2004 as follows:

                                                Fiscal Year Ended   Fiscal Year Ended
                                                   June 30, 2005       June 30, 2004
                                                -----------------   -----------------
Net Loss                                        $    (15,615,042)   $    (11,462,063)
Foreign Currency Translation Gain (Loss)                    8,279               3,009
                                                -----------------   -----------------
Comprehensive Loss                                   (15,606,763)        (11,459,054)
                                                =================   =================

The accompanying notes are an integral part of these financial statements

                 TRINITY LEARNING CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Deficit)
           For the Fiscal Year Ended June 30, 2005 and June 30, 2004
                                   Shares of                  Accumulated Subscription  Deferred Financial Other Comprehensive
                                 Common Stock  Common Stock    Deficit    Receivable     Advisory Fees      Gain (Loss)    Total

Balance at June 30, 2003         $ 14,956,641  $  9,693,447  $(11,188,913) $  (35,000)  $          -       $      (470) $(1,530,936)

Shares Issued for TouchVision
and RMT Acquisitions at $0.50
per Share                           1,950,000       975,000             -           -              -                 -      975,000

Shares Issued for Cash at $0.50
per Share                           9,946,600     4,973,300             -           -              -                 -    4,973,300

Shares Issued for Conversion
of Note Yapable to a Related
Party at $0.50 per Share              850,000       425,000             -           -              -                 -      425,000

Shares Rescinded in CBL
Divestiture                        (3,000,000)      461,063             -           -              -                 -      461,063

Cancellation of Subscription
Receivable                                  -             -             -      35,000              -                 -       35,000

Shares Issued for Conversion
of Note and Interest Payable
at Weighted Average Price
of $1.11 per Share                  4,520,069     5,034,044             -           -              -                 -    5,034,044

Value Attributed to Stock
Purchase Warrants                           -     1,245,580             -           -              -                 -    1,245,580

Exercise of Warrants and
Stock Options                         858,952        36,646             -           -              -                 -       36,646

Shares Issued for Services            957,881       728,941             -           -              -                 -      728,941

Employee Stock Based
Compensation                          526,491             -             -           -              -                 -      526,491

Foreign Currency Translation                -             -             -           -              -             3,009        3,009

Cost of Share Issuance                      -    (1,066,555)            -           -              -                 -   (1,006,555)

Net Loss Year Ended June 30, 2004           -             -   (11,462,063)          -              -                 -  (11,462,063)

Balance at June 30, 2004           31,040,143    23,092,957   (22,650,976)          -              -             2,539      444,520
                                   ----------    -----------  ------------     -------       --------           ------- ------------

The accompanying notes are an integral part of these financial statements.

                 TRINITY LEARNING CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Deficit)
           For the Fiscal Year Ended June 30, 2005 and June 30, 2004
                                   Shares of                  Accumulated Subscription  Deferred Financial Other Comprehensive
                                 Common Stock  Common Stock    Deficit    Receivable     Advisory Fees      Gain (Loss)    Total
Balance at June 20, 2004          $31,040,143  $ 23,092,957   $        -  $          -  $           -      $     2,539    $ 444,520

Exercise of Warrants at $0.50
per Share                             300,000        15,000            -             -              -                -       15,000

Exercise of Warrants at $0.05
per Share                              62,500         3,125            -             -              -                -        3,125

Shares Issued for Services at
$0.90 per Share                       200,000       180,000            -      (180,000)             -                -            -

Exercise of Warrants at $0.05
per Share                              62,500         3,125            -             -              -                -        3,125

Shares Issued for Services at
$0.90 per Share                       217,600       195,840            -             -       (195,840)               -            -

Shares Issued for Services at
Market rate of $0.45 per Share         50,000        22,000            -             -              -                -       22,500

Shares Issued for Services at
$0.45 per Share                       127,419        57,339            -             -              -                -       57,339

Shares Issued for Conversion
of Note at Interest Payable
at $0.73 per Share                  1,201,762       877,279            -             -              -                -      877,279

Shares Issued for Conversion
of Note and Interest Payable
at $0.73 per share                    181,964       132,833            -             -              -                -      132,833

Shares Issued for Conversion
of Note and Interest Payable
at $0.73 per Share                     69,828        50,974            -             -              -                -       50,974

Employee Stock Based
Compensation                                -       752,063            -             -              -                -      752,063

Shares Issued for Services
at $0.25 per Share                    150,000        37,500            -             -              -                -       37,500

Shares Issued for Services
at Current Market Price of
$0.16 per Share                     4,000,000       640,000            -             -              -                -      640,000

Shares Issued for Conversion
of Note and Interest Payable
at $0.73 per Share                     56,173        41,006            -             -              -                -       41,006

Value Attributed to Discount
on Convertible Note                         -     2,506,027            -             -              -                -    2,506,027

Value Attributed to Stock
Purchase Warrants                           -     3,393,224            -             -              -                -    3,393,224

Amortization of Deferred
Financial Advisory Fees                     -             -            -             -        232,920                -      232,920

Foreign Currency Translation                -             -            -             -              -            8,279        8,279

Net Loss Year Ended
June 20, 2005                               -             -  (15,615,042)            -              -                -  (15,615,042)

Balance at Jun 30, 2005            37,719,889    32,000,792  (38,266,018)            -       (142,920)          10,818   (6,397,328)
                                   -----------   ----------- ------------       -------      ---------          ------- ------------

The accompanying notes are an integral part of these financial statements.

                 TRINITY LEARNING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
           For the Fiscal Year Ended June 30, 2005 and June 30, 2004
                                                Fiscal Year Ended   Fiscal Year Ended
                                                   June 30, 2005       June 30, 2004
                                                -----------------   -----------------
Cash flows from operating activities:
 Net loss                                       $    (15,615,042)   $    (11,462,063)
 Adjustments to reconcile net loss to net
 cash provided by operating activities
  Loss on disposal of assets                               31,834                   -
  Depreciation and amortization                         3,016,587             279,360
  Bad debt expense                                              -                   -
  Stock issued for services                               757,339             728,941
  Equity losses and impairment of investment
    in associated companies                             4,192,461           2,714,985
  Equity Losses/Bridge Loan                                     -                   -
  Impairment of Assets - Goodwill                               -                   -
  Impairment of Intangible Assets                         234,280                   -
  Employee stock-based compensation                       752,063             526,491
  Non-cash interest expense                             2,100,229             135,286
  Debt conversion expense                                 231,579           3,449,332
 Changes in current assets and liabilities,
  net of businesses acquired and sold:
   Accounts receivable                                  2,911,206              61,237
   Inventory                                            (383,427)                   -
   Prepaid expenses and other current assets              152,915             143,879
   Accounts payable                                     1,477,415             125,704
   Accounts payable   related parties                    (77,988)              10,120
   Accrued expenses                                      (47,637)             125,424
   Deferred revenue                                     (937,631)           (459,609)
   Interest payable                                        46,524            (63,896)
   Minority interest                                     (19,660)              12,085
                                                -----------------   -----------------
Net cash used by operating activities                 (1,176,953)         (3,672,724)


Cash flows from investing activities:
 Payments for business acquisitions/divestiture,
  net of cash acquired                                          -           (421,228)
 Overdraft acquired in acquisition                      (386,362)                   -
 Proceeds from sale of asset                               11,901                   -
 Payments for program inventory                         (463,238)                   -
 Restricted cash                                      (4,484,619)           (500,000)
 Advances to associated companies                               -         (1,080,000)
 Capital expenditures                                   (117,174)            (21,220)
                                                -----------------   -----------------
Net cash (used) provided by investing activities      (5,439,492)         (2,022,448)


Cash flows from financing activities:
 Borrowings under notes                                 8,029,477           2,945,000
 Borrowings under notes   related party                     4,413              50,000
 Repayments under notes                                 (869,176)                   -
 Repayments under short-term notes
  related party                                                 -           (500,000)
 Payments for financing fees                            (197,888)           (691,540)
 Payments for financing fees   related party                    -           (315,015)
 Payments for capital leases                            (266,542)                   -
 Payments for lines of credit                           (253,846)                   -
 Proceeds from exercise of warrants and options            21,250              36,646
 Proceeds from sale of common stock                             -           4,973,300
                                                -----------------   -----------------
Net cash provided (used) by financing activities        6,467,688           6,498,391

Effect of foreign exchange on cash                          8,279               3,009
                                                -----------------   -----------------
Net increase (decrease) in cash                         (140,478)             806,228
                                                -----------------   -----------------
Cash at beginning of period                               892,739              86,511
                                                -----------------   -----------------
Cash at end of period                           $         752,261   $         892,739
                                                =================   =================
Supplemental information:
 Interest paid                                  $          64,541   $          37,052
 Income taxes                                               3,300                   -
 Issuance of common stock for business
  acquisitions                                                  -             975,000
 Issuance of common stock for conversion
  of debt   related party                                       -             425,000
 Issuance of common stock   conversion of
  bridge note                                           1,102,092           5,025,852
 Warrants issued with convertible notes                 2,863,363           1,253,772
 Beneficial conversion value of note payable            2,070,784                   -
 Issuance of contingently redeemable equity                     -           2,510,000
 Cancellation of common stock and convertible
  notes payable pursuant to the sale of CBL                     -             461,063
 Cancellation of subscriptions receivable                       -              35,000

The accompanying notes are an integral part of these financial statements

                  TRINITY LEARNING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     For the Fiscal Year Ended June 30, 2005

NOTE  1.  ACCOUNTING  POLICIES

OVERVIEW

Trinity Learning is creating a global learning company by acquiring operating subsidiaries that specialize in educational and training content, delivery, and services for particular industries or that target a particular segment of the workforce. Trinity Learning believes that there are product and service synergies between and among our various subsidiaries that position us to create a global learning company that can provide integrated learning services to corporations, organizations, educational institutions, and individual learners, using a variety of delivery technologies, platforms and methods to meet the growing need for global learning solutions. Trinity Learning believes that it will be one of the first companies to be able to serve major multinational employers at multiple levels of their organizations and assist these customers to meet the challenges of a major turnover in the world's workforce over the coming decade. Factors such as demographics, technology, and globalization will require enterprises, organizations and governments around the world to invest in human capital to remain competitive.

On August 6, 2003, our board of directors approved a change in our fiscal year-end from September 30 to June 30 to align with those of the companies we had already acquired or were at that time in the process of acquiring. Future operating results may not be comparable to historical operating results due to our September 1, 2003 acquisitions of TouchVision, Inc. ("TouchVision"); River Murray Training Pty Ltd ("RMT"); and 51% of the issued and outstanding shares of Ayrshire Trading Limited ("Ayrshire"), as well as our December 1, 2003 acquisition of Danlas Limited ("Danlas") and March 1, 2004 acquisition of Trinity Learning AS ("VILPAS"), formerly known as Virtual Learning Partners, AS. Ayrshire owns 95% of the issued and outstanding shares of Riverbend Group Holdings (Pty.) Ltd. ("Riverbend"). These companies are collectively referred to as Riverbend. Danlas owns 51% of IRCA (Proprietary) Limited ("IRCA"). These companies are collectively referred to as IRCA.

Effective April 1, 2005, Trinity Learning Corporation (the "Company") entered into and closed an asset purchase agreement (the "Asset Purchase Agreement") with PRIMEDIA Inc. and two PRIMEDIA affiliates (collectively, "PRIMEDIA"), whereby PRIMEDIA sold to the Company certain assets related to its PRIMEDIA's Workplace Learning division ("PWPL"). The assets comprised those relating to PWPL's Healthcare Group, Government Services Group, Industrial Services Group, Shared Services Group, and all other assets of PWPL, including all of the assets of PRIMEDIA Digital Video Holdings LLC, excluding only those assets primarily related to the operations of PWPL's Financial Services Group and/or PWPL's Interactive Medical Network business (such acquired assets referred to collectively hereinafter as the "Business"). These assets are comprised of content libraries, trademarks, brands, intellectual property, databases, and physical assets. Included in the sale are certain video production and distribution capabilities used to deliver integrated learning solutions to professionals in the homeland security, healthcare, industrial, fire & emergency, government, law enforcement and private security markets currently served by PWPL.

USE  OF  ESTIMATES

The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires it to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and costs during the reporting periods. Actual results could differ from those estimates. On an ongoing basis, the Company reviews its estimates based on information that is currently available. Changes in facts and circumstances may cause the Company to revise its estimates. Significant estimates include revenue recognition policy, valuation and allocation of the purchase consideration of the assets and liabilities and assets acquired in business combinations and equity investments in associated companies, our determination of fair value of common stock issued in business combinations and equity investments in associated companies, and the annual valuation and review for impairment of assets acquired and of long-lived assets.

PRINCIPLES  OF  CONSOLIDATION  AND  BASIS  OF  PRESENTATION

Our consolidated financial statements include the accounts of the Company and our controlled subsidiaries. All significant inter-company transactions are eliminated in consolidation.

Our 51% ownership in IRCA and our 51% ownership in Ayrshire, which owns 95% of Riverbend, have been accounted for in the financial statements included with this report using the equity method of accounting. Emerging Issues Task Force Issue 96-16, "Investor's Accounting for an Investee When the Investor Has a Majority Voting Interest but the Minority Shareholders Have Certain Approval or Voting or Veto Rights" (EITF 96-16) provides guidance as to the distinction between protective rights of the minority shareholder which do not overcome the presumption of consolidation and substantive participating rights of the minority shareholder. Substantive participating rights that allow the minority shareholder to participate in establishing operating and capital decisions in the ordinary course of business, overcome the presumption that the investor should consolidate the investee.

- In the Riverbend transaction, Section 20.2.11.3 of the Definitive Agreement ("the Agreement") between Trinity, the majority owner in Ayrshire, and Great Owl Limited ("Great Owl"), the minority owner in Ayrshire, prevents Ayrshire and its subsidiaries from approving, canceling or effecting "material changes to the annual budget or any modification thereof" or "incur (ring) unbudgeted capital expenditure of US$150,000 per item or US$500,000 per annum." Also, pursuant to
Section 18.3 of the Agreement, Trinity and Great Owl are "each entitled to appoint an equal number of directors to the board of directors" of Ayrshire. These substantive participating rights of the minority shareholder preclude consolidation of this investment and will remain in effect until Trinity owns 100% of Ayrshire.

- In the IRCA transaction, Section 20.1.19.3 of the Sale of Shares Agreement ("SOS Agreement") between Danlas Limited, a wholly owned subsidiary of Trinity, and IRCA Investments (Pty.) Ltd. ("IRCA Investments"), the minority shareholder in IRCA, prevents IRCA and its subsidiaries from approving, canceling or effecting "material changes to the annual budget or any modification thereof, or to its strategic plans or marketing strategy or incur(ring) unbudgeted capital expenditure in excess of R200,000 (two hundred thousand Rand) per item or R800,000 (eight hundred thousand Rand) in total per annum." Also, pursuant to
Section 19 of the SOS Agreement, Danlas and IRCA Investments are "each entitled to appoint equal number of directors to the board of directors" of IRCA. These substantive participating rights of the minority shareholder will remain in effect until Danlas owns 60% of IRCA.

PURCHASE  ACCOUNTING

The Company accounts for its investments in its subsidiaries using the purchase method of accounting. Intangible assets are recognized apart from goodwill if they are contractual in nature or separately identifiable. Acquisitions are measured on the fair value of consideration exchanged and, if the consideration given is not cash, measurement is based on the fair value of the consideration given or the fair value of the assets acquired, whichever is more reliably measurable. The excess of cost of an acquired entity over the net amounts assigned to identifiable acquired assets and liabilities assumed is recognized as goodwill. The valuation and allocation process relies on significant assumptions made by management, in particular, the value of the shares issued to affect the purchase prior to the Company having established a trading market for its stock.

REVENUE  RECOGNITION

The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No. 104, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB104"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. The SAB 104 outlines the basic criteria that much be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. We earn our revenues primarily from service-related contracts, including operations and maintenance services and a variety of technical assistance services. Revenue is generally recognized on a straight-line basis, unless evidence suggests that the revenue is earned or obligations are fulfilled in a different pattern over the contractual term of the arrangement or the expected period, during which those specified services will be performed, whichever is longer. Four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. The Company determines whether criteria (3) and (4) are met based on judgments regarding the nature of the fee charged for services rendered and products delivered and the collectibility of those fees. Advance payments are recorded on the Consolidated Balance Sheet as deferred revenue. The Company also earns revenue from the sale of hardware containing software, and accounts for this revenue in accordance with SOP 97-2, Software Revenue Recognition in accordance with EITF 03-5. To date, such revenues have not been significant.

CONCENTRATIONS  OF  CREDIT  RISK

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of clients that comprise our customer base and their dispersion across different business and geographic areas. We estimate and maintain an allowance for potentially uncollectible accounts and such estimates have historically been within management's expectations. Our cash balances, restricted cash and short-term investments are maintained in accounts held by major banks and financial institutions located primarily in the United States, Norway, South Africa and Australia. No single customer accounts for revenues or receivables greater than 10% of Company totals.

CASH  AND  CASH  EQUIVALENTS

We consider all highly liquid instruments with original maturities of three months or less to be cash equivalents.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximates fair value due to the short-term maturity of these instruments. The carrying value of notes payable approximates fair value because negotiated terms and conditions are consistent with current market rates.
Determination of the fair value of notes payable to related parties cannot be estimated because of the favorable conditions given to the Company by these parties not otherwise available from third parties. It is not practicable to estimate the fair value of notes payable issued for acquisitions and equity investments because they were issued at a substantial conversion premium and contain no stated payment terms. The carrying value of equity investments and advances to associated companies approximates fair value. We evaluate such assets on a regular basis by looking at cash flows, market conditions and current and anticipated future performance. In June 2005, we incurred an impairment charge of $2,083,806 and $884,963, respectively.

ACCOUNTS  RECEIVABLE

Accounts receivable are uncollateralized customer obligations due under normal trade terms. Management regularly evaluates the need for an allowance for uncollectible accounts by taking into consideration factors such as the type of client; governmental agencies or private sector; trends in actual and forecasted credit quality of the client, including delinquency and late payment history; and current economic conditions that may affect a client's ability to pay. Management has determined that allowance for bad debt will be based on a percentage of aged receivables. Allowance for bad debt at June 30, 2005 was $267,045.

PROPERTY  AND  EQUIPMENT

Property and equipment, net are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment, including the amortization of leasehold improvements, is provided at rates based on the estimated useful lives or lease terms, if shorter, using primarily the straight-line method. Improvements are capitalized while maintenance and repairs are expensed as incurred. Whenever significant events or changes occur, such as those affecting general market conditions or pertaining to a specific industry or an asset category, the Company reviews the property and equipment for impairment. When such factors, events or circumstances indicate that property and equipment should be evaluated for possible impairment, the Company used an estimate of cash flows (undisclosed and without interest charges) over the remaining lives of the assets to measure recoverability. If the estimated cash flows are less than the carrying value of the asset, the loss is measured as the amount by which the carrying value of the asset exceeds fair value. Depreciation expense for the period ended June 30, 2005 and 2004 is $2,783,664 and $279,360 respectively.

INVENTORY

The Company uses the weighted average FIFO method for inventory. The Company's inventory consists of saleable videotapes, CD ROM's, and DVD's, printed product (supporting materials for the videotapes and CD ROM's such as manuals, training guides, program guides, etc.), and Calibre products (high quality inventory such as gun bags, police batons, etc.). In addition, inventory is divided into the three main divisions at the Company Industrial, Government, and Healthcare.

FAIR  VALUE  OF  COMMON  STOCK

Contingently redeemable equity represents the value of shares of our common stock issuable upon the conversion of notes payable in excess of the face value of these notes issued in the acquisition of VILPAS and the acquisition of equity interest in each of the Riverbend and IRCA transactions. The stock arrangements are dependent on the satisfaction of certain conditions by us, most notably the listing of our common stock an a major stock exchange in the United States of America, for whom there are financial requirements for listing. The valuation and allocation process relies on significant assumptions made by management, in particular, the value of the shares issued to affect the purchase prior to the Company having established a trading market for its stock. When it becomes probable that redemption will occur, the Company will record changes in fair value in the Statement of Operations.

ALLOCATION  OF  PURCHASE  CONSIDERATION  IN  BUSINESS  COMBINATIONS

The Company accounts for its investments in its subsidiaries using the purchase method of accounting. The excess of the consideration paid for subsidiaries over the fair value of acquired tangible assets less the fair value of acquired liabilities is assigned to intangible assets and goodwill.

The Company obtains an independent third party valuation to ascertain the amount to allocate to identifiable intangible assets, and the useful lives of those assets. The Company amortizes identifiable intangible assets over their useful life unless that life is determined to be indefinite. The useful life of an intangible asset that is being amortized is evaluated each reporting period as to whether events and circumstances warrant a revision to the remaining period of amortization. Goodwill is not amortized and is tested for impairment on an annual basis. The implied fair value of goodwill is determined by allocating fair value to all assets and liabilities acquired; the excess of the price paid over the amounts assigned to assets and liabilities acquired is the implied fair value of goodwill.

ALLOCATION OF PURCHASE CONSIDERATION FOR EQUITY INVESTMENTS IN ASSOCIATED COMPANIES

The excess of the consideration paid for equity investments in associated companies over our pro rata share of the investee's net assets is allocated to intangibles and goodwill similar to a purchase business combination. The Company obtains an independent third party valuation to ascertain the amount to allocate to identifiable intangible assets and the useful lives of those assets. The Company amortizes identifiable intangible assets over their useful life unless that life is determined to be indefinite. In each of the Riverbend and the IRCA transactions, the Company received an option, exercisable under certain conditions, to acquire the additional 49% of each of those companies. Using the Black Scholes option valuation model, a value was assigned to each of the intangible assets associated with those options. The useful life of an intangible asset that is being amortized is evaluated each reporting period as to whether events and circumstances warrant a revision to the remaining period of amortization. The value of the Equity Investments in Associated Companies is tested for impairment on an annual basis. At June 30, 2004, based on actual performance and forecasts for future performance, the value of the IRCA investment after application of current year losses and amortization of intangible assets, was written down to $0 and impairment expense of $884,963 was recorded in the statement of operations. At June 30, 2005 the Company reassessed the value of its investments in RMT, Vilpas and TouchVision and determined it was appropriate to write down its investment in these entities to $0.

SOFTWARE  DEVELOPMENT  COSTS

Software development costs related to software that the company licenses to customers are charged to expense as incurred until technological feasibility is attained. Technological feasibility is attained when the Company's software has completed system testing and has been determined viable for its intended use. The time between the attainment of technological feasibility and completion of software development has been short with immaterial amounts of development costs incurred during this period. Accordingly, software costs have not been capitalized other than product development costs acquired through technology business combinations and technology purchases.

EARNINGS  (LOSS)  PER  SHARE

Basic  earnings  (loss)  per  common  share  is  computed by dividing net income
(loss) available for common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share ("DEPS") is computed giving effect to all potential dilutive shares including shares held in escrow, common stock issuable upon the conversion of notes payable or the exercise of stock options and warrants. DEPS is computed by dividing net income (loss) available for common stockholders by the weighted-average common shares and dilutive potential common shares that were outstanding during the period. Shares from release of escrow shares, the conversion of notes payable or the exercise of options and warrants for common shares were not included in the computation of DEPS, because their inclusion would have been anti-dilutive for the fiscal year ended June 30, 2005 and fiscal year ended June 30, 2004. If the Company were to include all potential shares in the calculation, the following items would be included:

Basic and diluted net loss per common share for the fiscal periods ended June 30, 2005 and 2004 were calculated as follows:

                                               For the Year Ended  For the Year Ended
                                                   June 30, 2005       June 30, 2004
                                                -----------------   -----------------
Numerator-Basic / Diluted
 Net loss available for common stockholders     $    (15,615,042)   $    (11,462,063)
                                                =================   =================
Denominator-Basic / Diluted
 Weighted-average common stock outstanding            31,925,184          22,827,313
                                                =================   =================
   Basic / Diluted loss per share               $          (0.49)   $          (0.50)
                                                =================   =================

STOCK-BASED  COMPENSATION

In January 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation Transition and Disclosure." SFAS 148 amends FASB Statement 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent disclosure in both annual and interim financial statements of the method of accounting for employee stock option grants and the effect of the method used on reported results.

The Company has adopted the fair value based method of accounting for stock-based employee compensation in accordance with Statement of Financial Accounting Standards Number 123 (REVISED 2004), "Accounting for Stock-Based Compensation" (SFAS 123(R)). In accordance with SFAS 123 (R), option expense of $752,063 and $526,491 was recognized for the fiscal year ended June 30, 2005 and 2004, respectively. The expense was calculated using the Black-Scholes valuation model with the following assumptions:

                                                  June 30, 2005       June 30, 2004
                                               -----------------   -----------------
Five-Year Risk Free Interest Rate                          4.25%               3.13%
Dividend Yield                                               Nil                 Nil
Volatility                                                  126%                 70%
Average Expected Term (Years to Exercise)                      5                   5

GOODWILL  AND  OTHER  INTANGIBLES  RESULTING  FROM  BUSINESS  ACQUISITIONS

The Company adopted Statement of Financial Accounting Standard No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," at the beginning of fiscal 2003. As required, the Company identified its reporting units and the amounts of other intangible assets, and other assets and liabilities allocated to those reporting units. This Statement addresses the accounting and reporting of goodwill and other intangible assets subsequent to their acquisition. SFAS No.142 provides that (i) goodwill and indefinite-lived intangible assets will no longer be amortized, (ii) impairment will be measured using various valuation techniques based on discounted cash flows, (iii) goodwill will be tested for impairment at least annually at the reporting unit level, (iv) intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and (v) intangible assets with finite lives will be amortized over their useful lives. The Company does not have any intangible assets with indefinite lives. We regularly evaluate whether events and circumstances have occurred which indicate a possible impairment of goodwill and other intangible assets. In evaluating whether there is an impairment of goodwill and other intangible assets, we evaluate the performance of each subsidiary relative to its performance in prior periods, its budget and its upcoming three year forecast. Based on our review of the goodwill and other intangible assets, we concluded that we did have impairment and recognized an expense of $2,083,806 at June 30, 2005.

RECENTLY  ISSUED  ACCOUNTING  STANDARDS

FIN  NO.  46,  CONSOLIDATION  OF  VARIABLE  INTEREST  ENTITIES

In January 2003, the FASB issued FASB Interpretation No. 46, ("FIN 46"), Consolidation of Variable Interest Entities ("VIE"). Until this interpretation, the Company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN No. 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. FIN No. 46 is effective for reporting periods ending after December 15, 2003. The adoption of FIN No. 46 did not have an impact on the Company's consolidated financial statements.

SAB  NO.  104,  REVENUE  RECOGNITION

On December 2003, the SEC issued SAF No. 104. SAB No. 104 revises or rescinds portions of the interpretative guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. It also rescinds the Revenue Recognition in Financial Statements Frequently Asked Questions and Answers document issued on conjunction with Topic 13. Selected portions of that document have been incorporated into Topic 13. The adoption of SAB No. 104 in December 2004 did not have an impact on the Company's financial position, results of operations or cash flows.

FSP NO. 129-1, DISCLOSURE OF INFORMATION ABOUT CAPITAL STRUCTURE, RELATING TO CONTINGENTLY CONVERTIBLE SECURITIES

On April 9, 2004, FASB issued FASB Staff Position No. FAS 129-1, "Disclosure of Information about Capital Structure, Relating to Contingently Convertible Securities" ("FSP 129-1"). FSP 129-1 clarifies that the disclosure requirements of Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" applies to all contingently convertible securities and to their potentially dilutive effects on earnings per share
("EPS"), including those for which the criteria for conversion have not been satisfied, and thus are not included in the computation of diluted EPS. The guidance in FSP 129-1 is effective immediately and applies to all existing and newly created securities. Our required FSP 129-1 disclosures are included above under "Income Per Common Share." Our contingently redeemable equity is convertible to shares of our common stock; however, the conversion would be anti-dilutive.

SFAS  NO.  151,  INVENTORY  COSTS

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing", to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The adoption of SFAS No. 151 did not have an impact on the Company's consolidated financial statements.

SFAS  NO.  123(REVISED  2004),  SHARE-BASED  PAYMENT

In December 2004, the FASB issued No. 123, "Summary of Statement No. 123 (Revised 2004). This Statement is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation." This Statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees", and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." The Company is currently evaluating the provisions of SFAS 123(Revised 2004) and the impact that it will have on its share-based employee compensation programs.

SFAS  NO.  153,  EXCHANGES  OF  NON-MONETARY ASSETS, AN AMENDMENT OF APB OPINION
NO.  29

In December 2004, the FASB issued SFAS No. 153, which amends ARB 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. SFAS 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not anticipate that the adoption of this standard will have a material impact on our financial statements.

EITF NO. 03-01, THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS

In March 2004, the EITF reached a consensus on EITF No. 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." EITF 03-01 provides guidance on other-than-temporary impairment models for marketable debt and equity securities accounted for under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 124, "Accounting for Certain Investments Held by Not-for-Profit Organizations," and non-marketable equity securities accounted for under the cost method. The EITF developed a basic three-step model to evaluate whether an investment is other-than-temporarily impaired. The FASB issued EITF 03-01 in September 2004 which delayed the effective date of the recognition and measurement provisions of EITF 03-01. We do not expect the adoption of EITF 03-01 to have a material impact on the Company's consolidated financial statements.

EITF NO. 03-13, APPLYING THE CONDITIONS IN PARAGRAPH 42 OF SFAS NO. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, IN DETERMINING WHETHER TO REPORT DISCONTINUED OPERATIONS

In  November 2004, the EITF reached a consensus on EITF No. 01-13, "Applying the

Conditions  In  Paragraph  42  of  SFAS  No.  144,

Accounting for the Impairment of Disposal of Long-Lived Assets, in Determining Whether to Report Discontinued Operations." In this consensus, the EITF provided guidance on how an ongoing entity should evaluate whether the operations and cash flow of a disposed component have been or will be eliminated form the ongoing operations of the entity. The adoption of EITF 03-13 in 2004 did not have a material impact on the Company's consolidated financial statements.

NOTE  2  ACQUISITIONS  AND  DIVESTITURES

We commenced a strategy in 2002 to acquire operating companies in strategic markets that have developed proprietary technology-enabled learning, training and certification services targeted at major customers in worldwide industries. Our mission is to become a leading global learning solution corporation through acquisition, business development and strategic relationships.

Effective April 1, 2005, Trinity Learning Corporation (the "Company") entered into and closed an asset purchase agreement (the "Asset Purchase Agreement") with PRIMEDIA Inc. and two PRIMEDIA affiliates (collectively, "PRIMEDIA"), whereby PRIMEDIA sold to the Company certain assets related to its PRIMEDIA's Workplace Learning division ("PWPL"). The assets comprised those relating to PWPL's Healthcare Group, Government Services Group, Industrial Services Group, Shared Services Group, and all other assets of PWPL, including all of the assets of PRIMEDIA Digital Video Holdings LLC, excluding only those assets primarily related to the operations of PWPL's Financial Services Group and/or PWPL's Interactive Medical Network business (such acquired assets referred to collectively hereinafter as the "Business"). These assets are comprised of content libraries, trademarks, brands, intellectual property, databases, and physical assets. Included in the sale are certain video production and distribution capabilities used to deliver integrated learning solutions to professionals in the homeland security, healthcare, industrial, fire & emergency, government, law enforcement and private security markets currently served by PWPL. In consideration for the business, we assumed certain liabilities of PRIMEDIA relating to the business, in the aggregate amount estimated at the time of closing to be between $28 and $30 million.

TOUCHVISION
-----------
On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of TouchVision, a California corporation that is in the business of providing technology-enabled information and learning systems to healthcare providers, financial services companies and other industry segments. In consideration for the TouchVision shares, we issued an aggregate of 1,250,000 restricted shares of our common stock, of which 312,500 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former TouchVision shareholders. The determination of purchase price was based on, among other things, annual revenue for the two preceding years relative to comparable market based values for publicly traded companies. We also agreed to loan to TouchVision the sum of $20,000 per month for the twelve-month period following closing, to be used for working capital. As of June 30, 2004, we had loaned TouchVision a total of $200,000 pursuant to this agreement. This loan has been eliminated in consolidation at June 30, 2004. We had previously loaned TouchVision the sum of $50,000 in June and July, 2003 by way of bridge financing pending completion of the acquisition. This loan has also been eliminated in consolidation at June 30, 2004.

The following table summarizes the TouchVision assets acquired and liabilities assumed as of the closing date in connection with $625,000 common stock issued and acquisition related costs of $80,602:

 Cash  acquired                                     $    102,357
 Tangible  assets  acquired                              269,213
 Intangible  assets  acquired                            350,281
 Goodwill                                                910,000
                                                   -------------
  Total  assets  acquired                              1,631,851
Liabilities  assumed                                     926,249
                                                   -------------
Net  assets  acquired                               $    705,602
                                                   =============

The acquisition was accounted for using the purchase method of accounting. Intangible assets will be amortized over varying periods, as indicated by independent valuations, using the straight-line method. Allocation of the excess of merger consideration over the net book value of assets acquired between goodwill and intangible assets was determined by an independent, third-party professional valuation firm. As the merger consideration was paid entirely in shares of the Company's common stock, the goodwill acquired may not be amortized for federal income tax purposes. The goodwill arising from the acquisition is allocated to the United States geographic segment.

In August 2005 the Company decided to pursue strategic business alternatives for its TouchVision subsidiary. These alternatives included a sale, divestiture, joint venture, license of intellectual property or closure of the business.
Presently, the Company plans to consummate a software license assignment or close the business. Further the Company chose to write down its investment of $0 in Touchvision as of June 30, 2005.

RIVER  MURRAY  TRAINING
-----------------------
On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of RMT, an Australian company that is in the business of providing workplace training programs for various segments of the food production industry, including viticulture and horticulture. In consideration for the shares of RMT we issued 700,000 restricted shares of our common stock, of which 350,000 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former RMT shareholders. The determination of purchase price was based on, among other things, annual revenue for the two preceding years relative to comparable market based values for publicly traded companies.

The following table summarizes the RMT assets acquired and liabilities assumed as of the closing date in connection with $350,000 common stock issued and acquisition related costs of $26,517:

Cash  acquired                                      $     37,979
Tangible  assets  acquired                                78,673
Intangible  assets  acquired                              18,000
Goodwill                                                 376,517
                                                   -------------
  Total  assets  acquired                                511,169
Liabilities  assumed                                     145,744
                                                   -------------
  Net  assets  acquired                             $    365,425
                                                   =============

The acquisition was accounted for using the purchase method of accounting. Intangible assets will be amortized over varying periods, as indicated by independent valuations, using the straight-line method. Allocation of the excess of merger consideration over the net book value of assets acquired between goodwill and intangible assets was determined by an independent, third-party professional valuation firm. As the merger consideration was paid entirely in shares of the Company's common stock, the goodwill acquired may not be amortized for federal income tax purposes. The goodwill arising from the acquisition is allocated to the Australian geographic segment.

Due to the uncertainty of its international operations and lack of positive cash flow, the Company has chosen to write down its investment to $0 in River Murray Training as of June 30, 2005.

VILPAS
------
On March 1, 2004, we completed the acquisition of all the issued and outstanding shares of VILPAS (f/k/a Virtual Learning Partners AS). In consideration for the VILPAS shares we issued a convertible non-interest-bearing promissory note in the principal amount of $500,000, which note is convertible from time to time but no later than August 5, 2005 into a maximum of 1,000,000 shares of our common stock. The value of shares issuable upon conversion (based upon a $0.80 per share value) in excess of the note amount has been classified as contingently redeemable equity. Of these shares, up to 20% may be withheld in satisfaction for any breach of warranties by the former shareholders of VILPAS. The determination of purchase price was based on, among other things, annual revenue for the two preceding years relative to comparable market based values for publicly traded companies. The VILPAS shares are subject to escrow and pledge agreements and will be re-conveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving us or the failure by us to list our shares of common stock on a major stock exchange by February 5, 2005, subject to a six-month extension in the event a listing application is in process on such date.

The following table summarizes the VILPAS assets acquired and liabilities assumed as of the closing date in connection with the $500,000 convertible note payable issued, the $300,000 recorded as conditionally redeemable equity in our balance sheet and acquisition related costs of $52,869:

Cash  acquired                               $  1,052,270
Tangible  assets  acquired                        339,986
Intangible  assets  acquired                      210,177
Goodwill                                          563,009
                                            -------------
Total  assets  acquired                         2,165,442
Liabilities  assumed                            1,017,937
Minority  interest                                294,636
                                            -------------
Net  assets  acquired                        $    852,869
                                            =============

The acquisition was accounted for using the purchase method of accounting. Intangible assets will be amortized over varying periods, as indicated by an independent valuation, using the straight-line method. Allocation of the excess of merger consideration over the net book value of assets acquired between goodwill and intangible assets was determined by an independent, third-party professional valuation firm. As the merger consideration was paid entirely with a promissory note with no payment terms and convertible into shares of the Company's common stock, the goodwill acquired may not be amortized for federal income tax purposes. The goodwill arising from the acquisition is allocated to the European geographic segment.

Due to the uncertainty of its international operations and lack of positive cash flow, the Company has chosen to write down its investment in Vilpas to $0 as of June 30, 2005.

AYRSHIRE
--------
On September 1, 2003, we completed the acquisition of 51% of the issued and outstanding shares of Ayrshire that owns 95% of Riverbend, a South African company that provides learning services to corporations and individuals in South Africa. We also acquired the option to purchase the remaining 49% of Ayrshire.

In consideration for the Ayrshire shares, we issued a convertible non-interest-bearing promissory note in the amount of $20,000, which amount is convertible from time to time but no later than December 30, 2006 into a maximum of 2,000,000 shares of our common stock. The value of shares issuable upon conversion (based upon a $0.50 per share value) in excess of the note amount has been classified as contingently redeemable equity. Of these shares, up to 400,000 may be withheld in satisfaction for any breach of warranties by the former shareholders of Ayrshire. The determination of purchase price was based on, among other things, annual revenue for the two preceding years relative to comparable market based values for publicly traded companies. The Ayrshire shares are subject to escrow, and pledge agreements will be re-conveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving us or the failure by us to list our shares of common stock on a major stock exchange by December 30, 2006. The results of operations for Ayrshire, using the equity method, have been included in the Company's financial statements since the date of acquisition. As of June 30, 2004, no shares had been issued in exchange for the convertible promissory note.

In connection with this acquisition, we agreed to make a non-interest-bearing loan of $1,000,000 to Ayrshire, $300,000 of which was advanced at closing of the acquisition. The remaining $700,000 was advanced on November 3, 2003. The loan to Ayrshire has been accounted for as a note receivable. We may exercise an option to acquire the remaining 49% of Ayrshire in consideration for the issuance of 1,500,000 shares of our common stock, subject to certain adjustments. The Company has allocated $325,000 of the consideration paid to this intangible asset.

On December 1, 2003, we completed the acquisition of all the issued and outstanding shares of Danlas, a British Virgin Islands Company that owns 51% of IRCA (Proprietary) Limited ("IRCA"), a South African company specializing in corporate learning, certification and risk mitigation in the area of safety, health environment and quality assurance ("SHEQ"). IRCA operates in South Africa, England and the United States through various operating subsidiaries. Danlas also holds options to acquire the remaining 49% of IRCA. In consideration for the Danlas shares, the Company issued a convertible promissory note in the aggregate principal amount of $20,000 convertible under certain conditions into a maximum of 2,500,000 shares of the Company's common stock, (ii) agreed to advance $500,000 in cash to Danlas to establish an international sales force,
(iii) provided $500,000 as collateral for an operating line of credit and, (iv) provided certain future profit thresholds are met, agreed to issue up to an additional 1,000,000 shares of the Company's common stock. The value of shares issuable upon conversion (based upon a $0.50 per share value) in excess of the note amount has been classified as contingently redeemable equity. The determination of purchase price was based on, among other things, annual revenue for the two preceding years relative to comparable market based values for publicly traded companies. The results of operations for IRCA, using the equity method, have been included in the Company's financial statements since the date of acquisition. The $500,000 deposited as collateral in support of a bank line of credit is classified as restricted cash in the Company's balance sheet. In consideration of the operating results for the year and management's estimate of future cash flows, the Company wrote down its remaining investment in IRCA of approximately $884,963 to $0, as of June 30, 2004. We wrote down our investment in IRCA as a result of current year operating performance and anticipated operating losses in IRCA for the foreseeable future. These losses are, in part, a result of the weakening of the US dollar in relation to the South African Rand and the resulting downturn in mining operations in South Africa.

As part of the Danlas transaction, we issued two convertible notes of $10,000 each, with which to purchase the remaining 49% of IRCA. However, the notes are only effective should Danlas be able to exercise two options for the remaining 49% of IRCA. The options are exercisable for the period December 1, 2003 to December 31, 2005 commencing the day upon which the average closing price per share of the Company's common stock for a period of ten days equals or exceeds $2.00. The purchase consideration for the remaining 49% is 2,000,000 shares of our common stock.

The following table sets forth the Company's acquired other intangible assets at June 30, 2005:

                                                    2005
                         ---------------------------------------------------------
                                      Weighted
                               Gross   Average                                 Net
                            Carrying   Life in   Accumulated  Impairment  Carrying
                              Amount    Months  Amortization   Write Off    Amount
                         ----------- --------- -------------  ---------- ---------
Tradenames and
 Trademarks              $   156,841        58 $      59,971  $   96,870  $      -
Backlog                       40,600        36        11,572      29,028         -
Current and
  Core Technology            152,317         9       152,317           -         -
Customer Relationships       175,100        55        66,179     108,381         -
Other intangibles             53,600        13        53,600           -         -
                         ----------- --------- -------------  ---------- ---------
     Total               $   578,458        38 $     344,179  $  234,280 $       -
                         =========== ========= =============  ========== =========

DIVESTITURES

In December 2003, we sold our interest in CBL Global Corporation and its Australian subsidiaries (collectively "CBL") to Messrs. Scammell and Kennedy, the former owners of CBL. In conjunction with the management buyout, we entered into a Settlement Agreement with respect to our litigation with CBL. Pursuant to the terms of the agreement, we conveyed all of our interest in CBL back to the former owners in exchange for surrender and cancellation of 3,000,000 shares of Company stock issued to them in connection with acquisition of CBL and the cancellation of $1,000,000 in convertible notes payable to them. Also as a result of the divestiture, $222,151 owed by CBL to Messrs. Kennedy and Scammell is no longer an obligation of the Company. Through CBL's strategic alliance with IRCA, Trinity will continue to market CBL-related workplace learning content and products in Africa.

As a result of the divestiture, the results of operations for CBL through the date of divestiture, December 21, 2003, of $368,036 have been included in the results of operation presented with this report. The accumulated deficit of $1,314,277 resulting from the accumulated operating loss for CBL between October 2002 and December 2003, as well as comprehensive income of $20,073 for the same period, are included with our consolidated accumulated deficit and accumulated other comprehensive income at June 30, 2004. The net fair value of the assets and liabilities divested, net of a $1,000,000 convertible note payable which was cancelled, the inter-company receivable from CBL and the cancellation of 3,000,000 shares of shares of our common stock, was recorded as a $461,063 net credit to our common stock. No gain or loss was recognized in the Consolidated Statement of Operations as a result of the divestiture.

PRO  FORMA  RESULTS  (UNAUDITED)

The operating results of CBL, TouchVision, and RMT have been included in the accompanying consolidated financial statements from the date of acquisition forward and, for CBL, up to the date of divestiture. Accordingly, CBL business' results of operations were included from July 1, 2003 to December 22, 2003. The business results of operations of RMT and TouchVision are included for the period September 1, 2003 through June 30, 2004. The business results for VILPAS are included for the period March 1, 2004 through June 30, 2004.

The following unaudited pro forma financial information for June 30, 2004 presents the combined results of operations of the Company and TouchVision, RMT, and VILPAS assuming the acquisitions occurred July 1, 2003. In December 2003, we completed the reversal of the purchase of our interest in CBL to the former owners of CBL. Accordingly, CBL's business operating results are not included in the Company's combined unaudited pro forma financial information for the fiscal year ended June 30, 2004. At June 30, 2005, the following unaudited pro forma financial information presents the combined results of operations for the Company which includes the asset purchase of PWPL for the entire year. The unaudited pro forma financial information is not intended to represent or be indicative of the consolidated results of the operations of the Company that would have been reported had these acquisitions been completed as of the dates presented, nor should it be taken as a representation of the future consolidated results of operations of the Company.


                                                   (Unaudited)
                                          -----------------------------
                                               Fiscal         Fiscal
                                            Year  Ended     Year  Ended
                                              June  30,       June  30,
                                               2005           2004
                                          -------------  -------------
Revenue                                   $  41,208,418  $   3,115,500
                                          =============  =============
Gross  Profit                             $  27,279,729  $   2,363,177
                                          =============  =============
Operating  Loss                           $(24,722,782)  $  (5,203,706)
                                          =============  =============
Net  Loss                                 $(35,550,937)  $(12,924,746)
                                          =============  =============
Net  Loss  per  Common  Share
   Basic  /  Diluted                      $      (1.12)  $      (0.57)
                                          =============  =============

NOTE  3  INVENTORIES
Inventories  consist  of  the  following:

                                          June  30,  2005
                                          -------------
Books  and  collateral  materials         $     863,756
CD's  and  video  tapes                   $     768,994
                                          -------------
Total  Inventory                          $   1,632,750
                                          =============

NOTE  4  PROPERTY  AND  EQUIPMENT
Property and equipment, net, including those held under capital leases, consisted of the following:

                                          June  30,  2005
                                          -------------
                                               Cost
                                          -------------
Buildings  and  improvements              $   8,579,009
Furniture  and  fixtures                         87,330
                                          -------------
                                              8,666,339
Less:  Accumulated  depreciation             (2,789,340)
                                          -------------
                                          $   5,876,999
                                          =============

NOTE  5  EQUITY  INVESTMENTS  IN  AND  ADVANCES  TO  ASSOCIATED  COMPANIES
At June 30, 2005, the principal components of Equity Investments in and Advances to Associated Companies were the following:

                                     Ayrshire        IRCA          Total
                                   ------------  ------------  ------------
Equity  investment                 $  1,379,871  $  2,178,049  $  3,557,920
Cash  Advances                        1,000,000        80,000     1,080,000
Impairment  in  equity  investment   (1,842,935)     (964,963)   (2,807,898)
Equity  losses  of  unconsolidated
 subsidiaries                          (536,936)   (1,793,086)   (2,330,022)
                                   ------------  ------------  ------------
          Balance  June  30,  2005 $          0  $  (500,000)  $  (500,000)
                                   ============  ============  ============

The consideration paid for our investment in Ayrshire was $1,379,871. This amount comprises legal and financial advisory fees of $379,871 plus 2,000,000 shares of our common stock valued at $0.50 per share. The net asset value of Ayrshire at acquisition date was $1,806,886 and our pro rata share of their net assets was $875,463. Equity Investments in Associated Companies are periodically reviewed for impairment. The difference between our investment and our pro rata share of Ayrshire's net assets has been allocated to goodwill and to intangible assets. Equity Investments in Associated Companies are periodically reviewed for impairment. When such impairment is identified, it is recorded as an impairment change in that period. As of June 30, 2005, we recognized impairment loss for Ayrshire of $1,842,935. This impairment was recognized due to Ayrshire's continued operating losses, and future economic uncertainties in the markets Ayrshire serves.

The consideration paid for our investment in IRCA was $2,178,049. This amount comprises legal, financial advisory and consultancy fees of $928,049, including the payment to Mr. Steynberg of $607,165, plus 2,500,000 shares of our common stock valued at $0.50 per share. The net asset value of IRCA at acquisition date was $2,704,870 and our pro rata share of their net assets was $1,379,484. The difference between our investment and our pro rata share of IRCA's net assets has been allocated to goodwill and to intangible assets. Equity Investments in Associated Companies are periodically reviewed for impairment. When such impairment is identified, it is recorded as a loss in that period. As of June 30 2005 and 2004, we recognized an impairment loss for IRCA of $80,000 and $884,963, respectively. We wrote down our investment in IRCA to $0 as a result of current year operating performance and anticipated operating losses in IRCA for the foreseeable future. These losses are, in part, a result of the weakening of the US dollar in relation to the South African Rand and the resulting down turn in mining operations in South Africa.

As a result of IRCA's continued unfavorable operating environment, we have absorbed losses up to $500,000, the amount we have deposited as collateral in support of IRCA's operating line of credit.

In connection with our September 1, 2003 purchase of 51% of Ayrshire, we agreed to make a non-interest-bearing loan of $1,000,000 to Ayrshire, $300,000 of which was advanced at closing of the acquisition. The remaining $700,000 was advanced on November 3, 2003. The note is due December 30, 2006 provided that, if by December 2005 an option to purchase the additional 49% of Ayrshire has not been exercised, the loan shall be repayable in five equal annual installments, the first installment being payable on December 31, 2007 and the remaining installments payable in yearly intervals thereafter. As further consideration for our December 1, 2003 purchase of 51% of IRCA, we agreed to make a non-interest-bearing loan of $80,000 to IRCA Australia, which was advanced during fiscal 2004.

NOTE  6  COMMITMENTS  AND  CONTINGENCIES

Total rent expense under operating leases was $1,690,200 and $161,758 for the years ended June 30, 2005 and 2004, respectively. Certain leases are subject to escalation clauses and certain leases contain renewal options. The leases relate to Trinity's operating facilities, the 36 MHz Ku-band transponder, and several copier/printers. Minimum rental commitments under the non-cancelable operating leases are as follows:

Years  ending  June  30,
---------------------
      2006                 $   2,120,074
      2007                     2,120,074
      2008                     2,120,074
      2009                     2,263,487
      2010                     2,335,194
Thereafter                     8,562,379
                            ------------
                           $  19,521,282
                           =============

The Company has agreed in connection with its purchase of the Primedia Workplace Learning assets to assume the defense of certain litigation, entitled Argus 1 Systems Corporation v. Primedia Workplace Learning L.P., et al., No. 04-CV-138918, District Court of Fort Bend County, Texas (the "Argus Claim"), regarding claims made by Argus 1 Systems Corporation ("Plaintiff") resulting from that certain Memorandum of Understanding, dated May 22, 2003, ("MOU") by and between Plaintiff and PRIMEDIA Workplace Learning LP, a Delaware limited partnership ("PWPL"). Plaintiff has alleged various contract and tort claims and seeks among other things license fees, attorney fees and actual and punitive damages. The Primedia Workplace purchase agreement provides that the Company shall generally be responsible for paying that portion of any Recovery (as defined therein) relating to license fees, royalty fees, or other damages arising from any sales other conduct after the purchase of the Workplace assets and be responsible for the payment of all on-going license or royalty fees relating to periods thereafter. In addition, some of the cost and recoveries may be split on a 50/50 basis. The Company has not yet been named as a party to the litigation, has not engaged legal counsel for the matter, and has conducted no discovery. The Company is unable to estimate the likelihood of an unfavorable outcome or the amount or range of any potential loss its potential liability or legal exposure for the litigation.

The Company is in ordinary and routine litigation incidental to its business. In the opinion of management, there is no pending legal proceeding that would have a material adverse effect on the consolidated financial statements of the Company.

NOTE  7  RELATED  PARTY  TRANSACTIONS

During the period June 2004 to October 2004, Mr. Swindells advanced us $155,000. On August 10, 2004 we repaid $50,000 of this amount and on November 2, 2004 we paid the remaining balance of $105,000. On October 14, 2004, Mr. Swindells exercised warrants to purchase 300,000 shares of our common stock at $0.05 per share. On April 22, 2005 Mr. Swindells advanced $300,000 to us by way of short-term non-interest bearing working capital loan. In October 2005 the Company repaid $250,000 on this loan.

From time to time, Jan-Olaf Willums, an officer of VILPAS, as well as companies of which he is a director, have advanced funds to VILPAS. The current balance of $171,224, of which $94,777 bears interest at 8% per annum and $76,447 is non-interest bearing, has no fixed terms of repayment.

NOTE  8  NOTES  PAYABLE

As  of  June  30,  2005,  notes  payable  consisted  of  the  following:

                                                              June 30, 2005
                                                              -------------
Notes payable to third parties:

Third party individuals; due September 1, 2006, unsecured,
interest at 10% per annum, interest only payable monthly,
principal due in full at maturity.                            $      91,384

Bank note payable; secured by Company vehicle, interest at
9.5% per annum, monthly payment of $574, matures October
2006.                                                                18,741

Revolving bank lines of credit; unsecured, interest ranging
from prime plus 2.625% to prime plus 6.75%, monthly payments
of principal and interest.                                          132,389

Revolving third party line of credit; unsecured, interest at
prime plus 1.99%, monthly payments of principal and interest.         8,076

Convertible note payable to third party net of unamortized
discount of $2,067,984 attributed to warrant and unamortized discount of $1,495,566 attributable to beneficial conversion interest at prime plus 2% payable monthly, principal
payments of $22,059 on the outstanding non-related
principal amount due the first of each month beginning
November 1, 2004 until August 31, 2007 when any remaining
principal and interest are due, convertible at $0.72 per
share, warrants are for five years to purchase 1,6000,000
shares of common stock at $0.82 per share.                        1,759,978

Convertible notes payable to third parties, net of
unamortized discount of $102,305 attributed to warrants and
unamortized discount of $133,166 attributed to beneficial
conversion; interest at 9% per annum, principal and
interest due January 7, 2006, convertible at $0.45 per
share, warrants are for three years to purchase 2,126,712
shares of common stock at $1.50 per share.                          239,529

Notes payable to related parties:

Note payable to related party; due December 31, 2004,
past due, unsecured, interest at 6% per annum.                       17,173

Note payable to a related party; unsecured, interest at
8% per annum on $94,777; non-interest bearing on
$76,447, payable on demand.                                         185,914

Note payable to a related party, unsecured, non-interest
bearing, due December 31, 2005                                       300,00

Convertible note payable to a related party for VILPAS
purchase; due August 5, 2005, unsecured, non-interest
bearing, convertible at $0.50 per share.                            500,000

Convertible note payable to a related party for IRCA
purchase; due December 31, 2005, unsecured, non-interest
bearing, convertible at $0.01 per share.                             20,000

Convertible note payable to a related party for Riverbend
purchase; due December 31, 2006, unsecured, non-interest
bearing convertible at $0.01 per share.                              20,000

Notes payable for capital lease obligations:

Capital leases payable to third party, monthly payment
of $176,673 through November 2008 then increasing to
$194,600 per month through maturity date, interest at
7.25%, secured by building                                       14,358,586
                                                              -------------
 Total notes payable                                             17,651,774
 Less:  current maturities - notes related party                (1,023,087)
 Less: current maturities - notes payable                         (663,446)
 Less:  current maturities - capital leases                     (1,115,666)
                                                              -------------
 Long-term notes payable                                      $  14,849,575
                                                              =============

Maturity  schedule  for  notes  payable:

Fiscal Year                                              Amount
-----------                                         -------------
2006                                                    2,802,199
2007                                                    1,575,435
2008                                                    6,083,303
2009                                                    1,532,261
2010                                                    1,723,100
Thereafter                                              7,499,026
                                                    -------------
Less: Unamortized discount and warrants at
  June 30, 2005                                       (3,563,550)
                                                    -------------
Total                                               $  17,651,774
                                                    =============

NOTE  9  STOCK  OPTION  PLAN

On December 2, 2002, at a special meeting of our shareholders, the 2002 Stock Plan was approved. The Plan allowed for a maximum aggregate number of shares that may be optioned and sold under the plan of (a) 3,000,000 shares, plus (b) an annual 500,000 increase to be added on the last day of each fiscal year beginning in 2003 unless a lesser amount is determined by the board of directors. The plan became effective with its adoption and remains in effect for ten years unless terminated earlier. On December 30, 2003, the board of directors amended the 2002 Stock Plan to allow for a maximum aggregate number of shares that may be optioned and sold under the plan of (a) 6,000,000 shares, plus (b) an annual 1,000,000 increase to be added on the last day of each fiscal year beginning in 2004 unless a lesser amount is determined by the board of directors. On April 17, 2005, the Board of Directors amended the 2002 Stock Plan to allow for a maximum aggregate number of shares that may be optioned and sold under the Plan of (a) 11,000,000 shares, plus (b) an annual 500,000 increase to be added in fiscal 2003 and 1,000,000 shares on the last day of each fiscal year thereafter unless a lesser amount is determined by the Board of Directors. Options granted under the plan vest 25% on the day of the grant and the remaining 75% vests monthly over the next 36 months.

The following schedule summarizes the activity during the fiscal years ended June 30, 2005 and June 30, 2004, respectively:

                                               2005                    2004
                                    -----------------------  -----------------------
                                                   Weighted                 Weighted
                                                    Average                  Average
                                                   Exercise                 Exercise
                                       Shares        Price      Shares        Price
                                    -----------  ----------- -----------  -----------
Outstanding  at beginning of year     5,570,000  $      0.43   2,447,000  $      0.23
  Granted                             6,220,000         0.25   4,245,000         0.50
  Exercised                                   -            -    (45,410)         0.05
  Canceled                            (125,000)         0.30 (1,076,590)         0.29
                                    -----------  ----------- -----------  -----------
  Outstanding at end of year         11,665,000  $      0.33   5,570,000  $      0.43
                                    ===========  =========== ===========  ===========
  Exercisable at year-end             6,367,431  $      0.36   2,571,524  $      0.39
                                    ===========  =========== ===========  ===========

Stock options outstanding and exercisable under 2002 Stock Plan as of June 30, 2005 are as follows:

 Price    Outstanding     Price    Life (Years) (Exercisable)    Price
-------   -----------   --------   ------------  ------------  --------
  $0.05       500,000      $0.05           2.28       468,980     $0.05
  $0.25       725,000       0.25           2.57       643,569      0.25
  $0.50     4,220,000       0.50           3.51     2,773,485      0.50
  $0.85       100,000       0.85           4.18        45,887      0.85
  $0.50     1,140,000       0.20           4.58       475,242      0.20
  $0.22     4,355,000       0.22           4.80     1,423,774      0.22
  $0.50       500,000       0.50           4.80       500,000      0.50
  $0.27       125,000       0.27           4.89        36,494      0.27
          -----------   --------                 ------------  --------
           11,665,000   $   0.33                    6,367,431  $   0.36
          ===========   ========                 ============  ========

There are 1,841,000 options available for grant at June 30, 2005. The weighted average grant date fair value of options granted as of June 30, 2005 and 2004 is $0.33 and $0.43, respectively.

NOTE 10 WARRANTS

Through June 30, 2005, the Company had issued warrants for purchase of its common stock to investors and service providers in connection with its financing transactions. The principal terms of the warrants are summarized below:

                                                                  2005
                                        ---------------------------------------------
                                                        Exercise Price    Exercisable
Description                                Shares          Per Share        Through
-------------------------------------------------------------------------------------
Granted
-------
2002 Bridge Loan                                    -                -    August 2004
October 2002 Equity Private Placement         500,000             1.00       May 2006
October 2002 Equity Private Placement
   Bonus Warrants (1)                         250,000             2.00            n/a
May 2003 Equity Private Placement           2,438,000             1.00    August 2006
May 2003 Equity Private Placement           7,708,600             1.00   October 2006
May 2003 Equity Private Placement
   Bonus Warrants (1)                       5,073,300             2.00            n/a
Warrants issued to Mr. Swindells on
    note conversion                           850,000             1.00  November 2006
Bonus warrants to Mr. Swindells (1)           425,000             2.00            n/a
2004 Bridge Loan Warrant                    2,695,000             1.00  February and
                                                                             May 2009
Warrants issued to Financial Advisors          20,000             0.50      July 2008
Warrants issued to Financial Advisors         190,050             0.60   October 2008
Warrants issued to Financial Advisors          10,000             0.50   October 2008
Warrants issued to Financial Advisors         125,000             1.00      July 2009
Warrants issued to Financial Advisors       1,600,000             0.81    August 2009
2005 Convertible Loan Warrants              2,160,411             1.50   January 2008
                                       --------------   --------------  -------------
  Total Granted                            24,045,361             1.27

Exercised
---------
2005 Convertible Loan Warrants              (684,384)
                                       --------------
  Total Outstanding                        23,360,977
                                       ==============

(1) Bonus warrants are issuable upon exercise of the original warrant.

NOTE 11 INCOME TAXES

The Company accounts for corporate income taxes in accordance with Statement of Accounting Standards Number 109 ("SFAS No. 109") "Accounting for Income Taxes." SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. This approach results in the recognition of deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary timing differences between book and carrying amounts and the tax basis of assets and liabilities. Future tax benefits are subject to a valuation allowance to the extent of the likelihood that the deferred tax assets may not be realized.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's total deferred tax asset, and deferred tax asset valuation allowance at June 30, 2005 is as follows:

                                          June 30, 2005
                                          -------------
Net operating loss carryforward
 Federal                                  $   2,860,502
 State                                          375,142
 Foreign                                        685,500
Reserve for deferred revenues
 Federal                                      1,336,500
 State                                          314,500
Accrued compensation costs
 Federal                                         46,000
 State                                           10,800
Accrued amortization
 Federal                                         52,400
 State                                           12,300
Accumulated depreciation
 Federal                                        268,100
 State                                           63,100
                                          -------------
                                              6,024,844
Less valuation allowance for deferred
 tax assets                                 (6,024,844)
                                          -------------
Net Current Deferred Tax Assets           $           -
                                          =============

The valuation allowance for deferred tax assets was increased by $2,742,844 during the year ended June 30, 2005.

At June 30, 2005, the Company has available net operating loss carryforwards of approximately $8,413,242 for federal income tax purposes that begin to expire in 2021. The federal carryforwards resulted from losses generated in 2001 through 2005. The Company also has net operating loss carryforwards available for state income tax purposes of $ 4,689,274 that begin to expire in 2021. The Company also has approximately $1,816,000 of foreign net operating loss carryforwards. These loss carryovers are limited per Section 382. The reconciliation of income tax computed at statutory rates of income tax benefits is as follows:

                                                   2005          2004
                                               ------------  ------------
Expense at Federal statutory rate   34%        $(4,118,209)  $(2,611,436)
State tax effects, net of Federal tax benefits    (711,313)     (664,032)
Nondeductible expenses                            2,202,578     1,733,530
Foreign tax effects                               (116,000)     (330,000)
Taxable temporary differences                             -           184
Deductible temporary differences                          -       (9,686)
Acquired net operating loss carryforward from
   subsidiary                                             -     (411,000)
Deferred tax asset valuation allowance            2,742,844     2,292,440
                                               ------------  ------------
   Income tax provision                        $          -  $          -
                                               ============  ============

No goodwill is expected to be deductible for tax purposes in any geographical segment.

The components of income (loss) before taxes for domestic and foreign operations are as follows for the year ended June 30, 2005 and 2004.

                                        2005                         2004
                          ----------------------------  ----------------------------
                               Domestic        Foreign       Domestic        Foreign
                          -------------  -------------  -------------  -------------
Revenues                  $   9,171,584  $   2,005,390  $   1,113,464  $   1,476,628
Expenses                     18,166,359      2,549,310      5,097,996      2,568,056
                          -------------  -------------  -------------  -------------
Loss from Operations        (8,994,775)      (543,920)    (3,984,532)    (1,091,428)
Other Expenses              (6,131,620)        (3,942)    (6,377,645)          (999)
Minority Interest
 and Equity                           -         59,215              -        (7,459)
                          -------------  -------------  -------------  -------------
Loss before Income Taxes  $(15,126,395)  $   (488,647)  $(10,362,177)  $ (1,099,886)
                          =============  =============  =============  =============

NOTE 12  SEGMENTS AND RELATED INFORMATION

We operate as a single business segment and have one product offering which is training and education; however, our consolidated subsidiaries are organized geographically into reporting segments consisting of the United States Division, the European Division, the Australia Division and the South Africa Division. Our United States division comprises our corporate operations and subsidiaries domiciled in the United States of America. The European division comprises subsidiaries domiciled in Europe; the Australia Division comprises subsidiaries domiciled in Australia. The South Africa division comprises non-consolidated subsidiaries domiciled in South Africa accounted for using the equity method of accounting including a two person office owned by them in Australia. As of and for the fiscal year ended June 30, 2005:

                                                            Investment
                                             Depreciation    Losses in
                                 Operating         &         Associated     Accounts
                     Revenue       Loss      Amortization    Companies     Receivable
                  ------------ ------------  ------------  ------------  ------------
United States     $  9,171,584 $(8,139,211)  $  2,766,795  $          -  $  3,341,809
Europe               1,497,556    (204,031)         1,714             -       116,968
Australia              507,834    (102,415)        15,155             -        81,638
South Africa                 -     (89,736)             -             -             -
                  ------------ ------------  ------------  ------------  ------------
Total             $ 11,176,974 $(8,535,393)  $  2,783,664  $          -     3,540,415
                  ============ ============  ============  ============  ============

                                   Property      Total          Net
                      Goodwill  & Equipment     Assets        Assets
                  ------------ ------------  ------------  ------------
United States     $          - $  5,827,092   $22,595,955  $(6,325,637)
Europe                       -       19,369       617,500        18,315
Australia                    -       30,538       172,134      (90,006)
South Africa                 -            -             -             -
                  ------------ ------------  ------------  ------------
Total                        - $  5,876,999  $ 23,385,589  $(6,397,328)
                  ============ ============  ============  ============

As of and for the fiscal year ended June 30, 2004:
                                                             Investment
                                             Depreciation    Losses in
                                 Operating         &         Associated     Accounts
                     Revenue       Loss      Amortization    Companies     Receivable
                  ------------ ------------  ------------  ------------  ------------
United States     $  1,113,463 $(4,680,565)  $    221,883  $          -  $    140,560
Europe                 669,160     (19,866)        19,616             -        45,116
Australia              807,468    (375,529)        37,861             -        57,488
South Africa                 -     (89,736)             -   (2,714,985)             -
                  ------------ ------------  ------------  ------------  ------------
Total             $ 2,590,091 $(5,075,960)  $     279,360  $(2,714,985)       243,164
                  ============ ============  ============  ============  ============

                                   Property      Total          Net
                      Goodwill  & Equipment     Assets        Assets
                  ------------ ------------  ------------  ------------
United States     $    910,000 $      3,517   $ 3,997,388  $    320,538
Europe                 563,009            -     1,701,409       117,409
Australia              376,517       33,643       554,343         6,729
South Africa                 -            -             -             -
                  ------------ ------------  ------------  ------------
Total                1,849,526 $     37,160  $  6,253,140  $    444,520
                  ============ ============  ============  ============

NOTE  13  STOCKHOLDERS'  EQUITY

In October 2002, we (i) issued convertible promissory notes in the aggregate principal amount of $500,000 (the "Bridge Financing Notes") to certain individuals and entities, and (ii) in connection with the issuance of the Bridge Financing Notes, issued warrants to the holders of the notes to purchase additional shares of common stock. Of the total principal amount of the Bridge Financing Notes, $55,000 was advanced by GCP and $120,000 by Mr. Swindells. On May 19, 2003, the aggregate principal amount of the Bridge Financing Notes and accrued interest thereon of $34,745 was converted into 1,336,867 shares of common stock at a price of $0.40 per share. The warrants issued in connection with the Bridge Financing Notes are exercisable for a period of one year at a price of $0.05 per share, and contain a net issuance provision whereby the holders may elect a cashless exercise of such warrants based on the fair market value of the common stock at the time of conversion. On March 26, 2004, GCP exercised its warrants in a cashless exercise for which it received a total of 126,042 shares of common stock.

From time to time, since inception of our current operating strategy, Mr. Swindells has provided short-term working capital loans on a non-interest bearing basis. The principal may be converted into such other debt or equity securities financings that we may issue in private offerings while the loan is outstanding. In September 2003, we repaid $500,000 on the $925,000 note balance then outstanding. In November 2003, the remaining balance of $425,000 was converted into 850,000 shares of common stock and issued to Mr. Swindells. During the period June 2004 to July 2004 Mr. Swindells advanced us $120,000. On August 10, 2004 we repaid $50,000 of this amount.

During the period February 2004 to November 2004, certain warrant holders from the 2002 Bridge Financing exercised warrants at $0.05 per share for 1,238,542 shares of our common stock. Included in this amount are 126,042 shares issued to Granite Creek Partners ("GCP"), formerly known as Kings Peak Advisory, LLC.

In January 2004, the Company commenced an offering of up to $3,000,000 Senior Convertible Bridge Notes (the "Notes"). The Notes were convertible at 80% of the "Next Equity Financing" offering price. In addition, for each $1.00 invested, the investor received a five year warrant to purchase a share of the Company's common stock at $1.00 per share. Using the Black Scholes option valuation model a value of $1,245,580 was attributed to the warrants and recorded as a discount on notes payable. On March 25, 2004, the Company's board of directors voted to allow conversion of the notes and accrued interest if converted prior to April 5, 2004 at a conversion price of $0.60 per share. As a result, certain investors elected to convert $836,000 in principal of the total amount then outstanding of $1,146,000 plus accrued interest of $5,108 as of March 25, 2004. The difference of $1,312,378 between the fair market value of the shares issued calculated using $1.25 per share and the carrying value of the debt plus accrued interest of the debt retired was recorded as debt conversion expense. At its May 12, 2004 meeting, the board voted to allow the remaining investors to convert principal and interest at $0.60 per share. As a result, on May 28, 2004 investors converted the remaining principal then outstanding of $1,859,000 plus accrued interest of $11,922 to common stock. The difference of $2,136,954 between the fair market value of the shares then outstanding calculated using $1.05 per share and the carrying value of the debt plus accrued interest of the debt retired was recorded as debt conversion expense. As a result of these transactions 4,520,069 shares of our common stock were issued and a net credit to common stock of $5,034,044 was recorded. Financing fees incurred in connection  with  the  sale  of  the  notes  are  approximately  $241,200

During 2004, 100,000 and 40,721 shares of the Company's common stock were issued to Mr. Ron Posner and TN Capital Equities, Inc. for finders' fees for the Riverbend and IRCA acquisitions and for fundraising, respectively. During the year ended June 30, 2004, 858,952 shares of the Company's common stock were issued at a weighted average price per share $0.04 for the exercise of options and warrants resulting in gross proceeds to the Company of $34,375.

On July 29, 2004, we issued a secured promissory note in the principal amount of $500,000 to Oceanus Value Fund, L.P., ("Oceanus"). In connection with the issuance of the note, we also issued to Oceanus a five-year warrant to purchase up to 125,000 shares of our common stock at a price of $1.00 per share. A value attributable to the warrants using the Black Scholes option valuation model of $188,842 was determined and recorded as a discount on notes payable.

On August 31, 2004, we entered into a series of Agreements with Laurus whereby we issued to Laurus (i) a secured convertible tern note in the principal amount of $5.5 million and (ii) a five-year warrant to purchase up to 1,600,000 shares of our common stock at a price of $0.81 per share. Of the note proceeds, $4,491,000 was deposited in a restricted account as security for the total loan amount and for use by us to make acquisitions as approved by Laurus; the outstanding principal balance of $500,000 was repaid to Oceanus and the reminder of the loan proceeds was used for operating needs. The principal amount of the Term Note carries an interest rate of prime plus two percent, subject to adjustment, and we must make monthly principal payments of at least $22,059, commencing November 1, 2004, toward the outstanding non-restricted principal amount. The principal amount of the Term Note and accrued interest thereon are convertible into shares of our common stock at a price of $0.72 per share, subject to anti-dilution adjustments. A value attributable to the warrants using the Black Scholes option valuation model of $2,863,363 was determined and recorded as a liability and a discount on notes payable. A value attributable to the beneficial conversion feature of the Term Note using the Black Scholes option valuation model of $2,070,784 was determined and recorded as a credit to common stock and a discount on notes payable.

On January 7, 2005, we closed an offering of Notes in the aggregate principal amount of $1,552,500. The Notes mature in twelve months and accrue interest at a rate of 9% per annum. The principal amount of the Notes and accrued interest thereon are convertible into shares of our common stock at any time prior to the due date of the Notes, we also issued three-year warrants to purchase an aggregate of 2,126,712 shares of our common stock at an exercise price of $1.50 per share.

NOTE  14  GOING  CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America generally applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Currently, we do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. We do not currently possess a financial institution source of financing and we cannot be certain that our existing sources of cash will be adequate to meet our liquidity requirements. These conditions raise substantial doubt about our ability to continue as a going concern.

To meet our present and future liquidity requirements, we will continue to seek additional funding through private placements, conversion of outstanding loans and payables into common stock, development of the business of our newly-acquired subsidiaries, collections on accounts receivable, and through additional acquisitions that have sufficient cash flow to fund subsidiary operations. There can be no assurance that we will be successful in obtaining more debt and/or equity financing in the future or that our results of operations will materially improve in either the short- or the long-term. If we fail to obtain such financing and improve our results of operations, we will be unable to meet our obligations as they become due.

On July 15, 2005, we closed a $4,500,000 financing facility from Instream Capital LLC ("Instream"). The Credit Agreement ("Agreement") is a secured, nonconvertible 18-month interest-only loan. The Agreement bears interest at the rate of twelve percent (12%). A portion of the proceeds were used to repay the Company's previous interim financing obtained from Laurus in summer 2004. The remaining net proceeds will be used for working capital.

Currently the Company is trying to obtain additional equity financing of approximately $2 million. The proceeds will be used for general working capital purposes and should provide sufficient cash to sustain operations into early 2006. There can be no assurance that the Company will be successful in completing this transaction.

The Company intends to use Trinity Workplace Learning ("TWL") in Carrollton, Texas as its hub of operations. All future acquisitions and product offerings must be complementary to this location and infrastructure. During the fiscal year ended June 30, 2005 the TWL location began major strategic cost cutting efforts, along with revenue generating opportunities. TWL eliminated selected senior management and selected middle management, along with significant staff positions. In addition, TWL converted many of their contracted personnel to permanent employee positions with the Company, including appointing corporate counsel to handle legal matters for the Company. These cost cutting efforts have been estimated to save the Company a total of $3 million over the next 12 months.

In addition to cost cutting efforts, the Company has also made efforts to sub-lease portions of their 200,000 square foot facility in Texas for an estimated $1 million dollars in income. In addition to sub-leasing office space, the Company is in the final stages of an agreement, wherein the excess capacity of their Pan Am Sat transponder will be brokered out other companies. This agreement will bring an estimated $350,000 of income to the Company. Finally, the Company is in the process of closing or selling TouchVision, their wholly-owed subsidiary in California. This will save the

Company an estimated $300,000 in operating costs per year. The Company is also focusing on reduced spending procedures on product development resulting in annual savings of approximately $2 million.

Trinity's future capital requirements will depend on our ability to successfully implement these initiatives and other factors, including our ability to maintain our existing customer base and to expand our customer base into new geographic markets, and overall financial market conditions in the United States and other countries where we will seek prospective investors.

NOTE  15  SUBSEQUENT  EVENTS

In October 2005, the parties entered into a Settlement Agreement with provisions as follows: (a) Musca, TLC and Danlas agreed to cancel the definitive agreement, and Danlas, IRCA and IRCA Investments agreed to cancel the sale of shares agreement; (b) all rights and obligations of the parties contained in the sale of shares and definitive agreements, which have not been exercised and/or fulfilled, shall expire; (c) any transfer of shares that may have been effected as envisaged in the sale of shares agreement and the definitive agreement, is void ab initio, and the parties agree to co-operate to the extent necessary to restore their positions as shareholders as they were before the conclusion of the sale of shares agreement, the definitive agreement and related agreements;
(d) IRCA and IRCA Investments abandon all claims which either of them may have against Trinity International in terms of, arising from, or in connection with the expansion contribution; (e) Trinity Learning cedes all of its rights under terms of the interest free loan to Musca; (f) all options to purchase stock of Trinity Learning granted or to have been granted to employees, directors or officers of IRCA shall be rescinded; (g) IRCA, IRCA Investments and Musca shall indemnify Trinity Learning and hold it harmless against any loss which the Company may suffer as a result of any of the managers of these entities and/or Titan Aviation exercising their respective rights to acquire shares in the share capital of Trinity Learning. Further, the parties agreed that they shall take the necessary steps to release the bank guarantee, and to arrange for the repayment to Trinity Learning of the amount of $250,000 deposited by TLC with Standard Bank Limited (plus accrued interest). Such funds have been released and transferred to Trinity Learning. Finally, the parties agreed that all disputes which exist between them in terms of, arising from, or in connection with the definitive agreement, the sale of shares agreement and/or the relationship between the parties are fully and finally settled with effect from the effective date, and all obligations which each of them may owe to any other of them and all claims (arising out of contract, delict, and statute), which each of them may have against any other of them (irrespective of whether that claim would ordinarily arise in terms of the laws of the RSA or any other jurisdiction), in terms of, arising from, or in connection with the definitive agreement, the sale of shares agreement and all agreement contained in appendices thereto and/or the relationship between the parties generally from the commencement of such relationship until and including the signature date shall have been settled. On July 13, 2005, the Company entered into a Credit Agreement (the "Credit Agreement") with Instream Investment Partners, LLC, as administrative agent, and certain lenders (the "Lenders"). Pursuant to the terms of the Credit Agreement, the Lenders loaned to the Company $3,500,000. The Company may borrow up to an additional $1,000,000 under the Credit Agreement until January 13, 2006. The loan matures on January 13, 2007, with interest payable monthly at the rate of 12% per annum. The obligations of the Company under the Credit Agreement are secured by a security interest in substantially all existing and hereafter acquired assets of the Company. TouchVision, Inc. and Trinity Workplace Learning Corporation, subsidiaries of the Company, each have guaranteed the obligations of the Company under the Credit Agreement, and have granted the Lenders a security interest in substantially all of their respective existing and hereafter acquired assets. The Company also granted to the Lenders warrants (the "Warrants") to acquire up to an aggregate of 5.25% of the outstanding common stock of the Company on a fully-diluted basis, and entered into a Registration Rights Agreement with respect to the common stock issuable upon exercise of the Warrants. Copies of the Credit Agreement, the form of Warrant and the Registration Rights Agreement (collectively, the "Agreements") were filed in a Report on Form 8K and are incorporated herein by reference. A portion of the proceeds of the Credit Agreement was used by the Company to repay all amounts outstanding under the Secured Convertible Term Note and Securities Purchase Agreement (the "Laurus Agreements") dated August 31, 2004 with Laurus Master Fund, Ltd. ("Laurus"). In connection therewith, Laurus converted a portion of the note into 1,198,124 shares of common stock at a conversion price of $0.24 per share.

In connection with the execution of the Credit Agreement, the Company issued Warrants to the Lenders, which Warrants are exercisable for a period of five years and permit the holders the right to acquire up to an aggregate of 5.25% of the outstanding common stock of the Company on a fully diluted basis at a price per share equal to $0.266, subject to adjustment as provided in the Warrants. The Company believes that the issuance of the Warrants is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof. A copy of the form of Warrant is filed as Exhibit 99.2 hereto and is incorporated herein by reference. As noted above, on July 13, 2005, in connection with the payoff of amounts outstanding under the Laurus Agreements, Laurus converted a portion of the note into 1,198,124 shares of common stock at a conversion price of $0.24 per share. The Company believes that the issuance of common stock upon conversion of the note is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof. In October 2005, The Company and IRCA completed a Settlement Agreement whereby we mutually rescinded the original acquisition agreement, resulting in no ownership positions for IRCA in our company and vice versa.

                 TRINITY LEARNING CORPORATION AND SUBSIDIARIES
                                 BALANCE SHEET
          As of March 31, 2006 (Unaudited) and June 30, 2005 (Audited)
                                                    March 31,  June 30,
                                                     2006        2005
                                               --------------------------
                                                    (Unaudited) (Audited)
                                   Assets

Current Assets
  Cash and Cash Equivalents                     $ 1,250,652   $   752,261
  Accounts Receivable                             4,617,595     3,540,415
  Inventory                                       1,460,141     1,632,750
  Prepaid Expense and Other Current Assets          189,900     1,160,272
                                                --------------------------
     Total Current Assets                         7,518,288     7,085,698

Property & Equipment, net                         5,355,748     5,876,999
Program Inventory, net                            3,313,319     5,133,334
Restricted Cash                                           -     5,091,670
Other Assets, net                                         -       197,888
                                                --------------------------
     Total Assets                               $16,187,355   $23,385,589
                                                ============  ============


                    Liabilities and Stockholders' Equity

Current Liabilities
  Accounts Payable                               $5,937,697    $3,134,406
  Accrued Expenses                                3,557,466     1,625,901
  Interest Payable                                        -        23,379
  Deferred Revenue                                4,687,366     4,042,842
  Capital Lease-Current                           1,177,817     1,115,666
  Notes Payable   Current                           113,538       663,446
  Notes Payable - Related Parties                   363,333     1,023,087
                                                --------------------------
     Total Current Liabilities                   15,837,217    11,628,727
                                                --------------------------
Obligations under Capital Leases                 12,351,625    13,242,920
Notes Payable                                     4,739,529     1,586,655
Notes Payable   Related Parties                      20,000        20,000
Equity Investment in Associated Company                   -       500,000
Other Long-Term Liabilities                         815,000         7,554
                                                --------------------------
Long Term Liabilities                            17,926,154    15,357,129
                                                --------------------------
Total Liabilities                                33,763,371    26,985,856
                                                --------------------------
Minority Interest                                         0       287,061
                                                --------------------------
Contingently Redeemable Equity                      800,000     2,510,000
                                                --------------------------
Stockholders' (Deficit) Equity
  Preferred Stock, 10,000,000 Shares
   Authorized at No Par Value, No Shares
   Issued and Outstanding                                 -             -
  Common Stock, 100,000,000 Shares
   Authorized at No Par Value, 41,615,513
   and 37,719,889 shares Issued and
   Outstanding in March, 2006 and June
   2005, Respectively                            34,189,891    32,000,792
  Accumulated Deficit                           (52,545,179)  (38,266,018)
  Deferred Financial Advisor Fees                         -      (142,920)
  Other Comprehensive Gain (Loss)                   (20,728)       10,818
                                                --------------------------
     Total Stockholders' Equity                 (18,376,016)   (6,397,328)
                                                --------------------------
     Total Liabilities and Stockholders' Equity $16,187,355   $23,385,589
                                                ============  ============

See accompanying notes to the consolidated financial statements.

                 TRINITY LEARNING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
      For the Three Months Ended March 31, 2006 and 2005 (Unaudited), and
           For Nine Months Ended March 31, 2006 and 2005 (Unaudited)
                           For Three Months Ended       For Nine Months Ended
                                    March 31                     March 31
                              2006           2005         2006           2005
                                   (Unaudited)                 (Unaudited)
                         -------------- -------------- ------------- -------------
Revenue
  Sales Revenue          $   6,147,414  $     518,095   $20,171,919  $  2,328,592
Cost of Sales               (1,746,910)       (62,228)   (4,482,252)     (280,563)
                         -------------- -------------- ------------- -------------
Gross Profit                 4,400,504        455,867    15,689,667     2,048,029
                         -------------- -------------- ------------- -------------
Expense
  Salaries & Benefits        4,458,007        754,393    14,341,418     2,611,262
  Professional Fees          1,007,449        380,368     2,099,264       779,311
  Professional Fees
   Related Parties                   -              -             -             -
  Selling, General &
   Administrative            5,161,524      1,404,012    10,665,928     2,442,845
  Depreciation &
   Amortization                174,577         24,520       487,059       105,871
                         -------------- -------------- ------------- -------------
Total Expenses              10,801,557      2,563,293    27,593,669     5,939,289

Loss from Operations        (6,401,053)    (2,107,426)  (11,904,002)   (3,891,260)
                         -------------- -------------- ------------- -------------
Other Expense
  Interest, net               (475,678)      (480,335)   (2,775,432)     (992,023)
  Equity Losses and
  Impairment of
   Investment in
   Associated Companies              -       (538,291)            -    (1,837,719)
  Debt Conversion                    -        (22,834)   (1,614,064)     (183,206)
  Gain (Loss) on Sale
   of Assets                         -              -         1,000             -
  Gain due to
   non-conversion of
   contingently
   redeemable stock          2,210,000              -     2,210,000             -
  Foreign Currency
   Loss                              -            (65)         (184)       (2,281)
                         -------------- -------------- ------------- -------------
Total Other Income
 and Expense                  1,734,323     (1,041,525)   (2,178,679)   (3,015,229)
                         -------------- -------------- ------------- -------------
Loss From Continuing
Operations Before Taxes     (4,666,730)    (3,148,951)  (14,082,682)   (6,906,500)

Income Taxes                        -               -             -             -
                         -------------- -------------- ------------- -------------
Total Income Tax Expense            -               -             -             -
                         -------------- -------------- ------------- -------------
Loss from Continuing
Operations               $  (4,666,730) $  (3,148,951) $(14,082,682) $ (6,906,500)
                         ============== ============== ============= =============
Discontinued Operations
  Gain (Loss) on
    Discontinued Operations           -         44,935      (196,479)        2,318
  Total Gain (Loss)on
    Discontinued Operations           -         44,935      (196,479)        2,318

Net Loss                      (4,66,732)   (3,104,016)   (14,279,161)   (6,904,182)
                         ============== ============== ============== ============
Net(Income)Loss Per Common
  Share - Basic and Dilutive
  Net (Income)Loss from
   Continuing Operations $      (0.11)  $       (0.10) $      (0.36) $      (0.22)
                         ============== ============== ============= =============
  Gain (Loss) from
   Discontinued
   Operations            $           -  $            - $           -  $          -
                         ============== ============== ============== ============
   Net (Earnings) Loss
     Per Share           $      (0.11)  $       (0.10) $       (0.36) $     (0.22)
                         ============== ============== ============== ==============
Weighted Average
  Shares Outstanding        40,607,388     32,372,341    39,454,326    31,386,772
                         ============== ============== ============= =============
A summary of the components of other comprehensive loss for the three and nine months ended March 31, 2006 and 2005 follows:

                           For Three Months Ended         For Nine Months Ended
                                    March 31                       March 31
                              2006           2005           2006           2005
                                   (Unaudited)                   (Unaudited)
                         -------------- -------------- ------------- -------------
Net Loss                 $  (4,666,732) $  (3,104,016) $(14,279,161) $ (6,904,182)
Foreign Currency
  Translation Gain/(Loss)        2,652          5,591       (31,547)       23,272
                         -------------- -------------- ------------- -------------
Comprehensive Loss          (4,664,080)    (3,098,425)  (14,310,708)   (6,880,910)
                         ============== ============== ============= ==============


See accompanying notes to the consolidated financial statements.

                 TRINITY LEARNING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               For the Nine Months Ended March 31, 2006 and 2005
                                               Nine Months Ended March 31,
                                                   2006          2005
                                                      (Unaudited)
                                               ------------  ------------
Cash flows from operating activities:
  Net loss                                     $(14,279,160) $(6,904,182)
  Less Gain (Loss) from Discounted Operations      (196,479)       2,318
                                               ------------- -----------
  Net Loss from Continuing Operations           (14,082,681)  (6,906,500)
 Adjustments to reconcile net loss to
  net cash provided by operating activities:
   Depreciation and amortization                    487,059      105,871
   Bad debt expense                                 465,800    1,000,000
   Gain due to non-conversion of contingently
     redeemable stock                            (2,210,000)           -
   Foreign currency translation gain/loss               184            -
   Non cash debt issuance                                 -       53,277
   Non cash interest expense                         61,881    1,097,771
   Equity losses of associated companies                  -    1,837,719
   Employee stock based compensation                800,000      241,983
   Non cash financial advisory fees                 594,470       75,000
   Debt conversion expenses                       3,882,047
   Program inventory                              1,820,015            -
  Changes in current assets and liabilities,
   net of businesses acquired and sold:
    Accounts receivable                          (1,077,180)     (19,830)
    Prepaid expenses and other current assets       970,373       58,523
    Accounts payable and accrued expenses         5,054,967      (60,686)
    Accounts payable-related party                       -       (77,988)
    Inventory                                       172,609            -
    Accrued expenses                                     -       (62,720)
    Deferred revenue                                644,524       76,992
    Interest payable                                (23,379)       2,255
    Minority interest                                     -            -
                                               ------------  ------------
Net cash provided (used) by operating
   activities                                   (2,439,311)   (2,515,613)
                                               ------------  ------------
Cash flows from investing activities:
  Payment for business acquisitions                       -        (7,314)
  Payment for business acquisitions                                     -
   related party                                          -        (4,815)
  Restricted cash                                 5,091,670    (4,491,000)
  Advances to associated companies                        -             -
  Capital expenditures                               (1,295)      (16,611)
                                               ------------  ------------
Net cash provided (used) by investing
  activities                                      5,090,375   (4,519,740)
                                               ------------  ------------
Cash flows from financing activities:
  Repayment for capital leases                     (829,144)            -
  Borrowings under notes                            100,000             -
  Borrowings under notes   related party                  -             -
  Repayments under borrowings                    (5,323,529)            -
  Repayments under short-term notes                       -      (544,118)
  Repayments under short-term notes
   related party                                   (750,000)     (155,000)
  Borrowing under notes and contingent liability          -     7,672,500
  Borrowings under long-term liabilities          4,500,000             -
  Payments for financing fees                             -      (259,000)
  Other financing activities                        150,000       106,415
  Proceeds from sale of common stock                      -        21,250
                                               ------------  ------------
Net cash provided (used) by financing
   activities                                   (2,152,673)    6,842,047
                                               ------------  ------------
  Effect of foreign exchange on cash                      -      (23,272)
  Net cash provided by (used in)
     continuing operations                         498,391      (193,306)
  Net cash provided by (used in)
     Discontinued operations                              -            -
                                               ------------  -----------
  Net increase (decrease) in cash                   498,391     (216,578)
                                               ------------  ------------
  Cash at beginning of period                       752,261       892,739
                                               ------------  ------------
  Cash at end of period                        $ 1,250,652   $   676,161
                                               ============  ============
                                              Nine Months Ended March 31,
                                                   2006          2005
                                                       (Unaudited)
                                               ------------  ------------
Supplemental information:
  Interest paid                                 $ 1,310,676   $    71,119
  Warrants issued with convertible notes        $         -   $ 2,863,363
  Beneficial conversion value of note payable   $         -   $ 2,070,784


See accompanying notes to the consolidated financial statements.

                  TRINITY LEARNING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    For the Nine Months Ended March 31, 2006

GENERAL

Trinity Learning has elected to omit substantially all footnotes to the consolidated financial statements for the three and nine months ended March 31, 2006 since there have been no material changes (other than indicated in other footnotes) to the information previously reported by the Company in their Annual Report filed on Form 10-KSB for the fiscal year ended June 30, 2005.

UNAUDITED  INFORMATION

The information furnished herein was taken from the books and records of the Company without audit. However, in the opinion of management, the accompanying unaudited interim consolidated financial statements reflect all adjustments that are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented.

NOTE  1.  ACCOUNTING  POLICIES

OVERVIEW

Trinity Learning is creating a global learning company by acquiring operating subsidiaries that specialize in educational and training content, delivery, and services for particular industries or that target a particular segment of the workforce. Trinity Learning believes that there are product and service synergies between and among our various subsidiaries that position us to create a global learning company that can provide integrated learning services to corporations, organizations, educational institutions, and individual learners, using a variety of delivery technologies, platforms and methods to meet the growing need for global learning solutions. Trinity Learning believes that it will be one of the first companies to be able to serve major multinational employers at multiple levels of their organizations and assist these customers to meet the challenges of a major turnover in the world's workforce over the coming decade. Factors such as demographics, technology, and globalization will require enterprises, organizations and governments around the world to invest in human capital to remain competitive.

We operate through our primary operating subsidiary, Trinity Workplace Learning, located in our 205,000 square foot digital multimedia production center in Carrollton, Texas, in the greater Dallas metropolitan area. At this Global Learning Center we create, distribute and archive rich media for workplace learning and certification for approximately 7,000 corporate, institutional and government customers in healthcare, industrial services, and public safety including homeland security, first responders, and federal agencies. We distribute content to our customers through a variety of learning media including satellite, broadband, e-learning, CD-ROM, and DVDs. Our proprietary brands include The Law Enforcement Training Network, HomelandOne, the Fire and Emergency Training Network, and others. In our healthcare industry vertical we participate in 17 distinct accreditations for medical-related continuing professional education and certification. While our strategic focus is to grow our assets and operations in North America, we continue to also explore acquisition and alliance candidates in Western Europe and we continue to maintain ownership positions in small operating subsidiaries in Australia, Norway and California and we have an ongoing investment in a learning company in South Africa.

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These financial statements include the accounts of Trinity and its consolidated subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

These unaudited interim consolidated financial statements should be read in conjunction with the audited financial statements and related notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2005. The results of operations for the three and nine months ended March
31, 2006, are not necessarily indicative of the operating results for the full year and future operating results may not be comparable to historical operating results due to our April 1, 2005 acquisition of Primedia Workplace Learning.
In the opinion of management, the accompanying unaudited interim consolidated financial statements reflect all normal recurring adjustments that are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented.

USE  OF  ESTIMATES

The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires it to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and costs during the reporting periods. Actual results could differ from those estimates. On an ongoing basis, the Company reviews its estimates based on information that is currently available. Changes in facts and circumstances may cause the Company to revise its estimates. Significant estimates include revenue recognition policy, valuation and allocation of the purchase consideration of the assets and liabilities and assets acquired in business combinations and equity investments in associated companies, our determination of fair value of common stock issued in business combinations and equity investments in associated companies, and the annual valuation and review for impairment of assets acquired and of long-lived assets.

NOTE  2  GOING  CONCERN

To meet our present and future liquidity requirements, we are continuing to seek additional funding through private placements, conversion of outstanding loans and payables into common stock, development of the business of our newly-acquired businesses, collections on accounts receivable, and through additional acquisitions that have sufficient cash flow to fund subsidiary operations. There can be no assurance that we will be successful in obtaining more debt and/or equity financing in the future or that our results of operations will materially improve in either the short- or the long-term. Based upon our cash balance at May 1, 2006 we will not be able to sustain operations for more than two months without additional sources of financing. If we fail to obtain such financing and improve our results of operations, we will be unable to meet our obligations as they become due. That would raise substantial doubt about our ability to continue as a going concern.

NOTE  3  DISCONTINUED  OPERATIONS

In October 2005, the parties entered into a Settlement Agreement with provisions as follows: (a) Musca, TLC and Danlas agreed to cancel the definitive agreement, and Danlas, IRCA and IRCA Investments agreed to cancel the sale of shares agreement; (b) all rights and obligations of the parties contained in the sale of shares and definitive agreements, which have not been exercised and/or fulfilled, shall expire; (c) any transfer of shares that may have been effected as envisaged in the sale of shares agreement and the definitive agreement, is void ab initio, and the parties agree to co-operate to the extent necessary to restore their positions as shareholders as they were before the conclusion of the sale of shares agreement, the definitive agreement and related agreements;
(d) IRCA and IRCA Investments abandon all claims which either of them may have against Trinity International in terms of, arising from, or in connection with the expansion contribution; (e) Trinity Learning cedes all of its rights under terms of the interest free loan to Musca; (f) all options to purchase stock of Trinity Learning granted or to have been granted to employees, directors or officers of IRCA shall be rescinded; (g) IRCA, IRCA Investments and Musca shall indemnify Trinity Learning and hold it harmless against any loss which the Company may suffer as a result of any of the managers of these entities and/or Titan Aviation exercising their respective rights to acquire shares in the share capital of Trinity Learning. Further, the parties agreed that they shall take the necessary steps to release the bank guarantee, and to arrange for the repayment to Trinity Learning of the amount of $250,000 deposited by TLC with Standard Bank Limited (plus accrued interest). Such funds have been released and transferred to Trinity Learning. Finally, the parties agreed that all disputes which exist between them in terms of, arising from, or in connection with the definitive agreement, the sale of shares agreement and/or the relationship between the parties are fully and finally settled with effect from the effective date, and all obligations which each of them may owe to any other of them and all claims (arising out of contract, direct, and statute), which each of them may have against any other of them (irrespective of whether that claim would ordinarily arise in terms of the laws of the RSA or any other jurisdiction), in terms of, arising from, or in connection with the definitive agreement, the sale of shares agreement and all agreement contained in appendices thereto and/or the relationship between the parties generally from the commencement of such relationship until and including the signature date shall have been settled.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

RECENT  CHANGES  IN  ACCOUNTANTS

As was previously reported, we appointed Chisholm, Bierwolf & Nilson, LLC, on December 13, 2004, to serve as our independent auditor for the fiscal year ended June 30, 2005. The decision to change auditors was approved by our Audit
Committee. Chisholm, Bierwolf & Nilson, LLC and its predecessor entity, Bierwolf, Nilson & Associates, had audited our financial statements for the transition period ended June 30, 2003 and the year ended September 30, 2002. We had not consulted with Chisholm, Bierwolf & Nilson, LLC during the two fiscal years ended June 30, 2005 and June 30, 2004 or during the subsequent interim reporting periods through and including the termination date of December 13, 2004, on either the application of accounting principles or type of opinion
Chisholm, Bierwolf & Nilson, LLC might issue on our financial statements On December 6, 2004, we notified BDO Spencer Steward ("BDO") of our decision to dismiss BDO as our independent auditors. BDO audited the financial statements for the years ended June 30, 2003 and 2004 for IRCA (Proprietary) Limited ("IRCA"), a South African company, in which we, through our wholly owned subsidiary, Danlas Limited, acquired 51% of the issued and outstanding shares in the fiscal year ended June 30, 2004.

BDO audited our financials statements for the fiscal year ended June 30, 2004. BDO's auditor's report for the year ended June 30, 2004 contained a separate paragraph stating, "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has suffered losses from operations and has negative working capital. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty." Except as so noted, BDO's report for this period did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the period ended June 30, 2004, there were no disagreements or reportable events between us and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused them to make a reference to the subject matter of the disagreements or reportable events in connection with their reports. However, BDO informed us of its findings of material internal control weaknesses.

Effective July 8, 2004, we engaged BDO as our principal independent auditors with respect to our fiscal year ending June 30, 2004. The decision to change auditors was approved by our board of directors. Prior to their appointment, BDO had previously audited IRCA for the fiscal year ended June 30, 2003. During the fiscal year ended September 30, 2002, the transition period ended June 30, 2003 and through the date of their engagement, we did not consult BDO with respect to
(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor was oral advice provided that BDO concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or reporting issue, or (ii) any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

On July 8, 2004, we also notified Chisholm, Bierwolf & Nilson, LLC, ("CBN") of our decision to dismiss CBN as our independent auditors. CBN's predecessor firm, Bierwolf, Nilson & Associates ("BNA"), audited our financial statements for the fiscal year ended September 30, 2002 and the transition period ended June 30, 2003. BNA's auditor's report for the transition period ended June 30, 2003 contained a separate paragraph stating, "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company's significant operating losses raise substantial doubt about our ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty." BNA's auditor's report for the fiscal year ended September 30, 2002 contained a separate paragraph stating, "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company's significant operating losses raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty." Except as so noted, BNA's reports for each of these two periods did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with audits of the transition period ended June 30, 2003 and the fiscal year ended September 30, 2002, and any subsequent interim period preceding the date hereof, there were no disagreements or reportable events between us and CBN or its predecessor entity BNA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of CBN or BNA, would have caused them to make a reference to the subject matter of the disagreements or reportable events in connection with their reports.

On February 19, 2004, our independent auditors, BNA, informed us that on February 10, 2004, that it had merged its operations into CBN and was therefore effectively resigning as our auditors. BNA had audited our financial statements for the fiscal year ended September 30, 2002 and the transition period ended June 30, 2003 and its reports for each of these two periods did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to BNA on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding the date of the merger that resulted in the effective resignation of Bierwolf, Nilson & Associates as our auditors. Our board of directors confirmed that we would continue our engagement with CBN and approved the change in auditors resulting from the merger of BNA into CBN.


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

               ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Utah law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 16-10a-841 of the Utah Revised Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Trinity Learning Corporation in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:


Securities  and Exchange Commission Registration Fee                    $260.90
Accounting Fees and Expenses                                            $27,000*
Legal Fees and Expenses                                                 $40,000*
                                                                        -------
Total                                                                   $67,261*
                                                                        =======
_______________
*ESTIMATED

                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is information as to certain securities we have sold during the fiscal year ended June 30, 2005, that were not registered under the Securities Act of 1933, as amended:

During the period February 2004 to November 2004, certain warrant holders from our 2002 Bridge Financing exercised warrants at $0.05 per share for 1,238,542 shares of our common stock. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, and we restricted transfer of the securities in accordance with the requirements of the Securities Act.

On July 29, 2004, we issued a secured convertible promissory note in the principal amount of $500,000 to Oceanus Value Fund, L.P. ("Oceanus"). The note matured on October 27, 2004 and bore interest at the rate of twelve percent (12%). The holder of the note had the option to participate in a subsequent financing made during the term of the note, and in lieu of all or part of any cash payment that would otherwise be made to us in connection with such financing, the holder may elect to contribute $1.00 of debt forgiveness under the note for each $1.00 of such participation. In connection with the issuance of the note, we also issued to Oceanus a five-year warrant to purchase up to 125,000 shares of our common stock at a price of $1.00 per share. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to one entity, and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipient of the securities represented its intention to acquire the securities for investment only, and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the instruments issued in such transactions.

On August 31, 2004, we entered into a series of agreements with Laurus Master Fund, Ltd. ("Laurus") whereby we issued to Laurus (i) a secured convertible term note ("Note") in the principal amount of $5.5 million and (ii) a five-year warrant ("Warrant") to purchase up to 1,600,000 shares of our common stock at a price of $0.81 per share. The principal amount of the Note and accrued interest thereon was convertible into shares of our common stock at a price of $0.72 per share, subject to anti-dilution adjustments. Under the terms of the Note, the monthly principal payment amount of approximately $22,000.00, plus the monthly interest payment (together, the "Monthly Payment"), was payable in either cash or, if certain criteria are met, including the effectiveness of a current registration statement covering the shares of our common stock into which the
Note is convertible, through the issuance of our common stock. Laurus had the option to convert the entire principal amount of the Note, together with interest thereon, into shares of our common stock, provided that such conversion does not result in Laurus beneficially owning more that 4.99% of our outstanding shares of common stock. The issuance of the Note and the Warrant was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to one entity, and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipient of the securities represented its intention to acquire the securities for investment only, and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the instruments issued in such transactions.

On February 4, 2005, we issued an aggregate of 127,419 restricted shares of our common stock to Laurus, upon conversion of $44,117.64 of principal amount and accrued interest of $13,221.19 of the Note. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act of 1933 as a transaction not involving any public offering. The Note, as amended, provided for a conversion rate of $0.45 for the first $250,000 of principal converted. On January 31, 2005, we issued 50,000 restricted shares of our common stock to three affiliates of MCC Financial Services. The shares were issued in consideration as partial payment for investor relations services at a deemed price of $0.44 per share. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, and the issuance of the securities was made to an existing shareholder of our company.

On March 2, 2006, Jack Rutherford purchased 625,000 shares of Common Stock of the Company at $0.16 per share or $100,000. In addition we issued 625,000 warrants exercisable at $0.20 per share to Mr. Rutherford in consideration of the purchase. We further issued 250,000 warrants exercisable at $0.15 per share to Mr. Rutherford in consideration for a loan made in the amount of $100,000 by Mr. Rutherford to the Company on March 1, 2006. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, and the issuance of the securities was made to an existing shareholder of our company.

On March 3, 2006, William T. Merrill purchased 156,250 shares of Common Stock of the Company at $0.16 per share or $25,000. In addition we issued 156,250 warrants exercisable at $0.20 per share to Mr. Merrill in consideration of the purchase. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, and the issuance of the securities was made to an existing shareholder of our company.

On March 3, 2006, David Spada purchased 156,250 shares of Common Stock of the Company at $0.16 per share or $25,000. In addition we issued 156,250 warrants exercisable at $0.20 per share to Mr. Spada in consideration of the purchase. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, and the issuance of the securities was made to an existing shareholder of our company.

On March 2, 2006, Jack Rutherford loaned to the Company an amount of $100,000 which is convertible pursuant to the terms of the loan into 625,000 shares of Common Stock. In addition we issued 625,000 warrants exercisable at $0.20 per share to Mr. Rutherford in consideration of the loan made. We further issued 250,000 warrants exercisable at $0.15 per share to Mr. Rutherford in consideration for the loan made in the amount of $100,000 by Mr. Rutherford to the Company on March 1, 2006. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, and the issuance of the securities was made to an existing shareholder of our company.

On March 3, 2006, William T. Merrill loaned to the Company an amount of $25,000 which is convertible pursuant to the terms of the loan into 156,250 shares of Common Stock. In addition we issued 156,250 warrants exercisable at $0.20 per share to Mr. Merrill in consideration of the loan made. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, and the issuance of the securities was made to an existing shareholder of our company.

On March 3, 2006, David Spada loaned to the Company an amount of $25,000 which is convertible pursuant to the terms of the loan into 156,250 shares of Common Stock. In addition we issued 156,250 warrants exercisable at $0.20 per share to Mr. Spada in consideration of the loan made. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, and the issuance of the securities was made to an existing shareholder of our company.

On March 31, 2006, we entered into a Securities Purchase Agreement with certain accredited investors for the issuance of an aggregate of $4,500,000 in face amount of 15% Senior Secured Convertible Debentures (the "Debentures") maturing March 31, 2010, and four year warrants (the "Warrants") to purchase an aggregate of 7,200,000 shares of common stock of the Company. The Debentures accrue interest at a rate of 15% per annum. The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The Company has also agreed to issue Darrin M. Ocasio 1,800,000 shares of common stock, as of March 31, 2006, in consideration of the assistance rendered by Mr. Ocasio in the Company's fundraising efforts which resulted in the Company's sale of Debentures pursuant to the Securities Purchase Agreement, dated March 31, 2006.


Exhibit
No.       Description
-------   ---------------------------------------------------------------
3(i)      Articles of Restatement of the Articles of Incorporation of Trinity
          Learning Corporation dated February 25, 2003. (4)
3(ii)     Bylaws of Trinity Companies, Inc.  (1)
5.1       Consent of Sichenzia Ross Friedman Ference LLP. *
10.1      Note and Warrant Purchase Agreement dated as of August 20, 2002 between
          Trinity Companies and various purchasers.  (2)
10.2      Form of Convertible Promissory Note issued pursuant to the Note and Warrant
          Purchase Agreement dated as of August 20, 2002.  (2)
10.3      Form of Warrant issued pursuant to the Note and Warrant Purchase Agreement dated as of August 20, 2002.  (2)
10.4      Securities Purchase Agreement date August 12, 2003 by and among Trinity
          Learning Corporation and Barbara McPherson and Ildi Hayman.  (3)
10.5      Escrow Agreement dated August 12, 2003 by and among Trinity Learning
          Corporation, Barbara McPherson, Ildi Hayman and Heritage Bank of Commerce. (3)
10.6      Acquisition Agreement dated September 1, 2003 between Great Owl Limited, a
          British Virgin Islands company, and Trinity Learning Corporation.  (3)
10.7      Escrow Agreement dated September 1, 2003 by and among Great Owl Limited, a
          British Virgin Islands company, Trinity Learning Corporation, and Reed
          Smith of London as escrow agent.  (3)
10.8      Deed of Pledge dated September 1, 2003 by Trinity Learning Corporation to
          Great Owl Limited, a British Virgin Islands company.  (3)
10.9      Warranties of Seller under the Acquisition Agreement dated September 1,
          2003 between Great Owl Limited, a British Virgin Islands company, and
          Trinity Learning Corporation.  (3)
10.10     Warranties of Purchaser under the Acquisition Agreement dated September 1,
          2003 between Great Owl Limited, a British Virgin Islands company, and
          Trinity Learning Corporation.  (3)
10.11     Convertible Promissory Note dated September 1, 2003, issued by Trinity
          Learning Corporation to Great Owl Limited, a British Virgin Islands
          company.  (3)
10.12     Acquisition Agreement dated December 1, 2003 between Musca Holding Limited,
          Trinity Learning Corporation and Danlas Limited.  (4)
10.13     Escrow Agreement dated December 1, 2003 by and among Musca Holding Limited,
          Trinity Learning Corporation, and Reed Smith of London as escrow agent. (4)
10.14     Deed of Pledge dated December 1, 2003 by Trinity Learning Corporation, a
          Utah corporation, to Musca Holding Limited, a British Virgin Islands
          company.  (4)
10.15     Warranties of Seller under the Acquisition Agreement dated December 1, 2003 between Musca Holding Limited, a British Virgin Islands company, and
          Trinity Learning Corporation.  (4)
10.16     Warranties of Purchaser under the Acquisition Agreement dated December 1,
          2003 between Musca Holding Limited, a British Virgin Islands company, and
          Trinity Learning Corporation.  (4)
10.17     Convertible Promissory Note in the principal amount of $20,000.00 dated
          December 1, 2003, issued by Trinity Learning Corporation, a Utah corporation, to Musca Holding Limited, a British Virgin Islands company.(4)
10.18     Convertible Promissory Note in the principal amount of $10,000.00 dated
          December 1, 2003, issued by Trinity Learning Corporation, a Utah corporation, to Musca Holding Limited, a British Virgin Islands company.(4)
10.19     Convertible Promissory Note in the principal amount of $10,000.00 dated
          December 1, 2003, issued by Trinity Learning Corporation, a Utah corporation, to Musca Holding Limited, a British Virgin Islands company.(4)
10.20     Acquisition Agreement dated March 1, 2004 by and among Trinity Learning
          Corporation and the Shareholders.  (5)
10.21     Escrow Agreement dated March 1, 2004 by and among Trinity Learning
          Corporation, the Shareholders, Jan-Olaf Willums as Shareholder
          Representative and Heritage Bank of Commerce as escrow agent.  (5)
10.22     Convertible Promissory Note in the principal amount of $500,000.00 dated
          March 1, 2004, issued by Trinity Learning Corporation to Inspire AS.  (5)
10.23     Amended Agreement dated March 1, 2004 between Trinity Learning Corporation and Titan Aviation Ltd.  (6)
10.24     Form of Warrant (9)
10.25     Asset Purchase Agreement dated April 1, 2005 among the Company, PRIMEDIA
          Inc., its wholly-owned entity PRIMEDIA Digital Video Holdings LLC, and
          PRIMEDIA Workplace Learning LP. (10)
10.26     SBI Agreement dated April 1, 2005 between SBI and the Company. (10) IRCA
          Settlement Agreement.
10.27     Securities  Purchase  Agreement  dated  as  of  March 31, 2006 by and among
          Trinity Learning Corporation and the investors. (11)
10.28     Form of  15%  Senior  Secured  Convertible  Debenture  of  Trinity Learning
          Corporation. (11)
10.29     Form of Warrant of Trinity Learning Corporation. (11)
10.30     Registration  Rights  Agreement  dated  as  of  March 31, 2006 by and among
          Trinity Learning Corporation and the investors. (11)
10.31     Security Agreement dated as of March 31, 2006 by and among Trinity Learning
          Corporation, Trinity Workplace Learning Corporation and the investors. (11)
10.32     Subsidiary  Guarantee  dated  as  of  March  31,  2006 by Trinity Workplace
          Learning Corporation. (11)
10.33     Consulting Agreement entered into with CaganCo Incorporated, dated May 9, 2005.* #
16.1      Letter provided by Bierwolf, Nilson & Associates.  (7)
16.2      Letter provided by Chisholm, Bierwolf & Nilson, LLC.  (8)
21.1      Subsidiaries of Trinity Learning Corporation.(12)
23.1      Consent of Chisholm, Bierwolf & Nilson, LLC *
23.2      Consent of BDO Spencer Steward. *

*         Exhibit filed herewith.
#         Denotes a management contract or compensatory plan.

(1)       Incorporated by reference from the quarterly report on Form 10-QSB filed by the registrant on August 21, 2002.
(2)       Incorporated by reference from the current report on Form 8-K filed by the registrant on October 16, 2002.
(3)       Incorporated by reference from a current report on Form 8-K filed by the registrant on September 16, 2003.
(4)       Incorporated by reference from a current report on Form 8-K filed by the registrant on December 17, 2003.
(5)       Incorporated by reference from a current report on Form 8-K filed by the registrant on March 2, 2004.
(6)       Incorporated by reference from the quarterly report on Form 10-QSB filed by the registrant on May 17, 2004.
(7)       Incorporated by reference from the current report on Form 8-K filed by the registrant on February 24, 2004.
(8)       Incorporated by reference from the current report on Form 8-K/A filed by the registrant on July 26, 2004.
(9)       Incorporated by reference from the current report on Form 8-K filed by the registrant on July 15, 2005.
(10)      Incorporated by reference from the current report on Form 8-K filed by the registrant on April 7, 2005.
(11)      Incorporated by reference from the current report on Form 8-K filed by the registrant on April 3, 2006.
(12)      Incorporated by reference from the annual report on Form 10-KSB filed by the registrant on November 21, 2005.

ITEM  28.  UNDERTAKINGS

A.     The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 ( 230.424 of this chapter);

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Carrollton, State of Texas on June 14, 2006.

     Trinity  Learning  Corporation


      /s/Dennis  J.  Cagan
     -------------------------------
     By:  Dennis  J.  Cagan
            Chief  Executive  Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Cagan his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                              Date

/s/ Dennis J. Cagan          Chief Executive Officer and                        June 14, 2006
------------------------     President, and Director
    Dennis J. Cagan

/s/ Patrick R. Quinn         Chief Financial Officer                            June 14, 2006
------------------------
    Patrick R. Quinn

/s/ Douglas D. Cole          Executive Vice President and                       June 14, 2006
------------------------     Director
    Douglas D. Cole

/s/ William D. Jobe          Director                                           June 14, 2006
------------------------
    William D. Jobe

/s/ Richard G. Thau          Director                                           June 14, 2006
------------------------
    Richard G. Thau

/s/ Arthur Ronald Kidson     Director                                           June 14, 2006
------------------------
    Arthur Ronald Kidson

/s/ Ron S. Posner            Director                                           June 14, 2006
------------------------
    Ron S. Posner